FELDMAN FINANCIAL ADVISORS, INC.
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                                                   1725 K STREET, NW O SUITE 205
                                                           WASHINGTON, DC  20006
                                                                    202-467-6862
                                                              (FAX) 202-467-6963



================================================================================





                                Gateway Community
                                 Financial Corp.
                               Sewell, New Jersey





                      Conversion Valuation Appraisal Report

                           Valued as of March 13, 2007





                                   Prepared By

                        Feldman Financial Advisors, Inc.
                                Washington, D.C.





================================================================================

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------------------------------------------------------
                                                   1725 K STREET, NW O SUITE 205
                                                           WASHINGTON, DC  20006
                                                                    202-467-6862
                                                              (FAX) 202-467-6963




March 13, 2007


Board of Directors
Gateway Community Financial Corp.
381 Egg Harbor Road
Sewell, New Jersey 08080

Members of the Board:

         At your request, we have completed and hereby provide an independent appraisal (the "Appraisal") of the estimated pro forma market value of Gateway Community Financial Corp. (the "Company") on a fully converted basis, as of March 13, 2007, in conjunction with the offer for sale of a minority interest of the Company's common stock (the "Stock Offering"). The Company is the mid-tier holding company of Gloucester County Federal Savings Bank (the "Bank"). The
Company will offer 45% of its outstanding shares of common stock for sale in subscription and community offerings to eligible depositors, the employee stock ownership plan, directors, officers and employees of the Company and the Bank, and then to the general public. The remainder of Gateway Community Financial Corp.'s outstanding common stock upon completion of this offering will be held by Gateway Community Financial, MHC, the mutual holding company parent of Gateway Community Financial Corp.. Gateway Community Financial, MHC will own the remaining 55% of the Company's shares of common stock after the Stock Offering. The Appraisal is furnished pursuant to the filing by the Company of the Application for Approval of a Minority Stock Issuance by a Holding Company Subsidiary of a Mutual Holding Company (the "Application") with the Office of Thrift Supervision ("OTS").

         Feldman Financial Advisors, Inc. ("Feldman Financial") is a financial consulting and economic research firm that specializes in financial valuations and analyses of business enterprises and securities in the thrift, banking, and mortgage industries. The background of Feldman Financial is presented in Exhibit
I. In preparing the Appraisal, we conducted an analysis of the Company that included discussions with the Company's management, the Company's legal counsel, Malizia Spidi & Fisch, PC, and the Company's independent auditor, S.R. Snodgrass, A.C. In addition, where appropriate, we considered information based on other available published sources that we believe are reliable; however, we cannot guarantee the accuracy and completeness of such information.

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FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

Board of Directors
Gateway Community Financial Corp.
March 13, 2007
Page Two


         We also reviewed, among other factors, the economy in the Company's primary market area and compared the Company's financial condition and operating performance with that of selected publicly traded thrift institutions. We reviewed conditions in the securities markets in general and in the market for thrift institution common stocks in particular.

         The Appraisal is based on the Company's representation that the information contained in the Application and additional evidence furnished to us by the Company and its independent auditor are truthful, accurate, and complete. We did not independently verify the financial statements and other information provided by the Company and its independent auditor, nor did we independently value the assets or liabilities of the Company. The Appraisal considers the Company only as a going concern and should not be considered as an indication of the liquidation value of the Company.

         It is our opinion that, as of March 13, 2007, the estimated pro forma market value of the Company on a fully converted basis was within a range (the "Valuation Range") of $51,000,000 to $69,000,000 with a midpoint of $60,000,000.
The Valuation Range was based upon a 15% decrease from the midpoint to determine the minimum and a 15% increase from the midpoint to establish the maximum. Assuming an additional 15% increase above the maximum value would result in an adjusted maximum of $79,350,000. As part of the Stock Offering, the Company will offer common stock equal to 45% of the aggregate pro forma market value for sale in a subscription and community offering. Thus, assuming an offering price of $10.00 per share of common stock, the Company will offer a minimum of 2,295,000 shares, a midpoint of 2,700,000 shares, a maximum of 3,105,000 shares, and an adjusted maximum of 3,570,750 shares. The aggregate pro forma market value of the common stock sold in the Stock Offering will range from $22,950,000 at the minimum and $27,000,000 at the midpoint to $31,050,000 at the maximum and $35,707,500 at the adjusted maximum.

         Our Appraisal is not intended, and must not be construed, to be a recommendation of any kind as to the advisability of purchasing shares of common stock in the Stock Offering. Moreover, because the Appraisal is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of stock in the Stock Offering will thereafter be able to sell such shares at prices related to the foregoing estimate of the Company's pro forma market value. Feldman Financial is not a seller of securities within the meaning of any federal or state securities laws and any report prepared by Feldman Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

Board of Directors
Gateway Community Financial Corp.
March 13, 2007
Page Three


         The valuation reported herein will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Company's operating performance, financial condition, or management policies, and current conditions in the securities markets for thrift institution common stocks. Should any such new developments or changes be material, in our opinion, to the valuation of the Company, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in detail at that time.

                                           Respectfully submitted,

                                           Feldman Financial Advisors, Inc


                                           /s/Trent R. Feldman
                                           -------------------------------
                                           Trent R. Feldman
                                           President


                                           /s/Greg Izydorczyk
                                           -------------------------------
                                           Greg Izydorczyk
                                           Senior Vice President

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                TABLE OF CONTENTS

  TAB                                                                               PAGE
  ---                                                                               ----
          INTRODUCTION ............................................................    1

   I. Chapter One - BUSINESS OF GATEWAY FINANCIAL CORPORATION
          General Overview.........................................................    4
          Financial Condition......................................................    8
          Income and Expense Trends................................................   31
          Interest Rate Risk Management............................................   39
          Asset Quality............................................................   42
          Market Area..............................................................   48
          Summary Outlook..........................................................   54

  II. Chapter Two - COMPARISONS WITH PUBLICLY HELD THRIFTS
          General Overview.........................................................   55
          Selection Criteria.......................................................   56
          Recent Financial Comparisons.............................................   60

  III. Chapter Three - MARKET VALUE ADJUSTMENTS
          General Overview.........................................................   72
          Earnings Prospects.......................................................   73
          Financial Condition......................................................   75
          Market Area..............................................................   76
          Management...............................................................   76
          Dividend Policy..........................................................   77
          Liquidity of the Issue...................................................   77
          Subscription Interest ...................................................   78
          Stock Market Conditions..................................................   79
          Recent Acquisition Activity..............................................   83
          New Issue Discount.......................................................   83
          Adjustments Conclusion...................................................   87
          Valuation Approach.......................................................   87
          Valuation Conclusion.....................................................   89

   IV.    Appendix - EXHIBITS
          I          Background of Feldman Financial Advisors, Inc.................  I-1
          II-1       Statement of Financial Condition.............................. II-1
          II-2       Statement of Operations....................................... II-2
          II-3       Loan Portfolio Composition.................................... II-3
          II-4       Investment Portfolio Composition.............................. II-4
          II-5       Deposit Account Distribution.................................. II-5
          III        Financial and Market Data for All Public Thrifts..............III-1
          IV-1       Pro Forma Assumptions for Full Conversion Valuation........... IV-1
          IV-2       Pro Forma Full Conversion Valuation Range..................... IV-2
          IV-3       Pro Forma Full Conversion Analysis at Maximum................. IV-3
          IV-4       Comparative Discount and Premium Analysis..................... IV-4
          V-1        Pro Forma Assumptions for MHC Stock Offering..................  V-1
          V-2        Pro Forma MHC Stock Offering Range............................  V-2

                                       i
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FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                 LIST OF TABLES

  TAB                                                                               PAGE
  ---                                                                               ----

    I. Chapter One - BUSINESS OF GATEWAY FINANCIAL CORPORATION

          Table 1        Selected Financial Condition Data........................     8
          Table 2        Selected Financial and Performance Ratios................     9
          Table 3        Loan Portfolio...........................................    11
          Table 4        Securities Portfolio.....................................    23
          Table 5        Securities Portfolio by Contractual Maturity.............    25
          Table 6        Deposit Portfolio........................................    27
          Table 7        Certificates of Deposit by Interest Rate.................    28
          Table 8        Certificates of Deposit by Maturity......................    28
          Table 9        Certificates of Deposit Greater Than $100,000............    29
          Table 10       FHLB Borrowings..........................................    30
          Table 11       Summary Income Statement Data............................    31
          Table 12       Average Balances and Yields..............................    32
          Table 13       Rate/Volume Analysis ....................................    33
          Table 14       Interest Rate Risk Analysis..............................    41
          Table 15       Non-performing Asset Summary.............................    43
          Table 16       Allowance for Loan Loss Summary .........................    44
          Table 17       Allocation of Allowance for Loan Losses..................    45
          Table 18       Selected Demographic Data................................    50
          Table 19       Employment by Industry for Gloucester County.............    51
          Table 20       Largest Employers Gloucester County......................    51
          Table 21       Deposit Market Share for Gloucester and Camden Counties..    53


   II. Chapter Two - COMPARISONS WITH PUBLICLY HELD THRIFTS

          Table 22       Comparative Group Operating Summary......................    59
          Table 23       Key Financial Comparisons................................    62
          Table 24       General Financial Performance Ratios.....................    67
          Table 25       Income and Expense Analysis..............................    68
          Table 26       Yield-Cost Structure and Growth Rates....................    69
          Table 27       Balance Sheet Composition................................    70
          Table 28       Regulatory Capital, Credit Risk, and Loan Composition....    71


  III. Chapter Three - MARKET VALUE ADJUSTMENTS

          Table 29       Comparative Stock Index Performance......................    82
          Table 30       Summary of Recent New Jersey Acquisition Activity........    84
          Table 31       Summary of Recent First-Stage MHC Stock Offerings........    85
          Table 32       Fully Converted Market Valuation Analysis................    90
          Table 33       Comparative Fully Converted Market Valuation Analysis....    91
          Table 34       Pro Forma Comparative MHC Valuation Analysis.............    92

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                  INTRODUCTION


         As requested, Feldman Financial Advisors, Inc. ("Feldman Financial") has prepared an independent appraisal (the "Appraisal") of the estimated pro forma market value of Gateway Community Financial Corp. (the "Company") on a fully converted basis, as of March 13, 2007, in conjunction with the offer for sale of a minority interest of the Company's outstanding shares of common stock (the "Stock Offering"). The Company is the mid-tier holding company of Gloucester County Federal Savings Bank (the "Bank"). Pursuant to the Stock Offering, Gateway Community Financial Corp. is offering shares of its common stock for sale in subscription and community offerings to eligible depositors, the employee stock ownership plan, directors, officers and employees of the Company and the Bank, and then to the general public. The shares being are offering will represent 45% of the total outstanding common stock of Gateway Community Financial Corp. The Appraisal is furnished pursuant to the filing by the Company of the Application for Approval of a Minority Stock Issuance by a Holding Company Subsidiary of a Mutual Holding Company (the "Application") with the Office of Thrift Supervision ("OTS").

         In the course of preparing the Appraisal, we reviewed and discussed with the Company's management and the Company's independent accountants, S.R. Snodgrass, A.C., the audited financial statements of the Company's operations for the years ended December 31, 2005 and 2006. We also reviewed and discussed with management other financial matters of the Bank.

         Where appropriate, we considered information based upon other available public sources, which we believe to be reliable; however, we cannot guarantee the accuracy or completeness of such information. We visited the Company's primary market area and examined the prevailing

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FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

economic conditions.  We also examined the competitive  environment within which
the  Company  operates  and  assessed  the  Company's   relative  strengths  and
weaknesses.

         We examined and compared the Company's financial performance with selected segments of the thrift industry and selected publicly traded thrift institutions. We reviewed conditions in the securities markets in general and the market for thrift institution common stocks in particular. We included in our analysis an examination of the potential effects of the Stock Offering on the Company's operating characteristics and financial performance as they relate to the estimated pro forma market value of the Company.

         In preparing the Appraisal, we have relied upon and assumed the accuracy and completeness of financial and statistical information provided by the Company and its independent accountants. We did not independently verify the financial statements and other information provided by the Company and its independent accountants, nor did we independently value the assets or liabilities of the Company. The Appraisal considers the Company only as a going concern and should not be considered as an indication of the liquidation value of the Company.

         Our Appraisal is not intended, and must not be construed, to be a recommendation of any kind as to the advisability of purchasing shares of common stock in the Stock Offering. Moreover, because such the Appraisal is necessarily based on estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the Stock Offering will thereafter be able to sell such shares at prices related to the foregoing estimate of the Company's pro forma market value. Feldman Financial is not a seller of

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

securities within the meaning of any federal and state securities laws and any report prepared by Feldman Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

         The valuation reported herein will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Company's financial performance or management policies, and current conditions in the securities market for thrift institution common stocks. Should any such developments or changes be material, in our opinion, to the Stock Offering valuation of the Company, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in detail at that time.

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FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                I. BUSINESS OF GATEWAY COMMUNITY FINANCIAL CORP.

                                General Overview


         Gateway Community Financial Corp. is a federally chartered corporation that holds all of the capital stock of Gloucester County Federal Savings Bank, a state chartered savings bank with roots in the community going back to 1903. The Bank was originally named Alcyon Building and Loan Association when it was formed in 1921 and changed its name to Gloucester County Savings and Loan when it switched to a federal charter in 1963. The Bank changed its name to Gloucester County Federal Savings Bank in 1988 and became part of a three-tiered mutual holding company in 2001 with the formation of Gateway Community Financial Corp. and Gateway Community Financial, MHC. Currently, 100% of the outstanding stock of Gateway Community Financial Corp. is held by Gateway Community Financial, MHC, a federally chartered mutual holding company.

         Gloucester County Federal Savings Bank offers a full range of traditional deposit and lending services, including one-to-four family mortgage loans, home equity loans and lines of credit, commercial real estate loans, construction loans, commercial loans and lines of credit and consumer loans.

         Gloucester County Federal Savings Bank currently operates five offices located in Gloucester and Camden Counties, New Jersey. Gateway Community Financial Corp.'s principal executive offices are located at the administrative offices of Gloucester County Federal Savings Bank at 381 Egg Harbor Road, Sewell, New Jersey 08080. Gloucester County Federal Savings

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FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

Bank maintains a website at www.gfcbank.com. Upon completion of the offering, it will change its name to "GCF Bank."

         Gateway Community Financial, MHC is a federally chartered mutual holding company that was formed in connection with the mutual holding company reorganization. So long as Gateway Community Financial, MHC is in existence, it will at all times own a majority of the outstanding stock of Gateway Community Financial Corp. After completion of the offering, Gateway Community Financial, MHC will own approximately 55% of the outstanding stock of Gateway Community Financial Corp. The primary business activity of Gateway Community Financial, MHC going forward will be to own a majority of Gateway Community Financial Corp.'s stock.

         Gloucester County Federal Savings Bank is a federal stock savings bank. Its deposits are insured by the Federal Deposit Insurance Corporation and it is regulated by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. The Office of Thrift Supervision also regulates Gateway Community Financial, MHC and Gateway Community Financial Corp. as savings and loan holding companies. At December 31, 2006, the Bank's total assets were $351.9 million, representing a 14.2% increase over total assets at 2005 year-end, and loan receivable, net comprised 60% of total assets while the securities portfolio amounted to 32% of total assets.

         The Bank's primary business is attracting retail deposits from the general public and using those deposits, together with funds generated from operations, principal repayments on securities and loans and borrowed funds, for our lending and investing activities. The loan portfolio consists of one- to four-family residential real estate mortgages, commercial real estate mortgages, construction loans, commercial loans, home equity loans and lines of credit, and other

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FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

consumer loans. The Bank also invests in U.S. government obligations, mortgage-backed securities and other investment grade securities. At December 31, 2006, the Bank operated from five office locations plus an administrative center. The Bank's main office is located in Sewell, in Gloucester County, New Jersey. The Bank currently has three additional branch offices in Gloucester County located in Glassboro, Pitman and Williamstown and one branch office in Camden County in Sicklerville.

         The Bank operates in a market area with a high concentration of banking and financial institutions, and faces substantial competition in attracting deposits and in originating loans. A number of competitors are significantly larger institutions with greater financial and managerial resources and lending limits. The ability to compete successfully is a significant factor affecting growth potential and profitability.

         Competition for deposits and loans historically has come from other insured financial institutions such as local and regional commercial banks, savings institutions, and credit unions located in the Bank's primary market area. The Bank also competes with mortgage banking and finance companies for real estate loans and with commercial banks and other savings institutions for real estate loans in addition to consumer and commercial loans, and we face competition for funds from investment products such as mutual funds, short term money funds and corporate and government securities. There are large competitors operating throughout the total market area, and the Bank also faces strong competition from other community-based financial institutions.

         In order to facilitate its growth objectives and maintain appropriate capital levels, the Company plans to raise additional capital through the Stock Offering. The net proceeds from the Stock Offering may also be used to support increased lending activities, repay borrowings, or

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FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

other general corporate purposes. In addition, the Stock Offering will afford the opportunity to implement stock-based compensation and benefit plans for management and employees, thereby improving the Company's capacity to attract and retain qualified personnel. The Stock Offering also provides the occasion for the Company to strengthen its ties to the local community by allowing customers the opportunity to become equity owners of the Company and participate in possible stock price appreciation and cash dividends.

         The remainder of Chapter I examines in more detail the trends addressed in this section, including the impact of changes in the Company's economic and competitive environment, and recent management initiatives. The discussion is supplemented by the exhibits in the Appendix. Exhibit II-1 summarizes the Company's consolidated balance sheets as of the years ended December 31, 2005 and 2006. Exhibit II-2 presents the Company's consolidated income statements for the years ended December 31, 2005 and 2006.

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FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                               Financial Condition


         Table 1 presents selected data concerning the Company's financial position as of December 31, 2002 to 2006. Table 2 displays relative financial and performance ratios for the Company as of similar periods.

                                     Table 1
                        Selected Financial Condition Data
                         As of December 31, 2002 to 2006
                             (Dollars in Thousands)

=====================================================================================================================
                                                                          At December 31,
                                               ----------------------------------------------------------------------
Balance Sheet Data:                              2006           2005            2004            2003           2002
                                               --------       --------        --------        --------       --------
                                                                          (In thousands)
Assets                                         $351,864       $308,011        $315,927        $293,414       $312,402
Loans receivable, net                           210,492        180,916         167,320         163,343        182,660
Investment securities                            52,797         41,315          48,451          50,361         58,222
Mortgage-backed securities                       59,185         54,032          61,201          40,658         23,235
Cash and cash equivalents                        10,618         14,180          19,760          19,448         28,729
Deposits                                        315,962        277,544         286,611         266,895        283,732
Short-term borrowings                             4,400              -               -               -              -
Total equity                                     28,903         28,546          26,934          25,332         27,062
---------------------------------------------------------------------------------------------------------------------

                                                                  For the Year Ended December 31,
                                               ----------------------------------------------------------------------
Summary of Operations:                           2006           2005            2004            2003           2002
                                               --------       --------        --------        --------       --------
Interest income                                 $16,273        $14,221         $13,913         $14,477        $17,306
Interest expense                                  9,377          5,871           5,204           5,899          9,007
                                                -------        -------         -------        --------        -------
Net interest income                               6,896          8,350           8,769           8,578          8,299
Provision for (recovery of) loan losses            (348)          (917)            (13)          4,342          7,550
                                                -------        -------         -------        --------        -------
Net interest income after provision
  for loan losses                                 7,244          9,267           8,722           4,236            749
Non-interest income                                 856            883             876             793            712
Non-interest expense                              7,631          7,634           7,689           7,384          6,022
                                                -------        -------         -------        --------        -------
Income before income taxes                          469          2,516           1,909          (2,355)        (4,561)
Provisions for income taxes                          90            893             259            (673)        (1,924)
                                                -------        -------         -------        --------        -------
Net income                                      $   379        $ 1,623         $ 1,650        $ (1,682)       $(2,637)
=====================================================================================================================

Source:  Gateway Community Financial Corp., preliminary prospectus.

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FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                     Table 2
                    Selected Financial and Performance Ratios
                         As of December 31, 2002 to 2006

====================================================================================================================
                                                            At or for the Year Ended December 31,
                                             -----------------------------------------------------------------------
Performance Ratios:                           2006             2005           2004           2003            2002
------------------                           ------           ------         ------          -----          ------
Return on average assets (net income           0.11%            0.53%          0.54%         (0.56)%         (0.87)%
divided by average total  assets)
Return on average equity (net income
divided by average equity)                     1.33             6.04           6.43          (6.44)          (8.87)
Net interest rate spread                       2.06             2.80           2.98           3.38            2.82
Net interest margin on average
interest-earnings assets                       2.25             2.94           3.08           3.33            3.02
Average interest-earning assets to
average interest-bearing liabilities         106.20           106.40         105.64          97.99          106.16
Efficiency ratio (Non-interest expense
divided by the sum of net interest
income and non-interest income)               98.44            82.68          80.22          78.80           66.83
Non-interest expense to average assets         2.30             2.49           2.52           2.45            1.98

Assert Quality Ratios: (1)
--------------------------
Non-performing loans to total loans            1.17             1.75           0.80           1.46            0.84
Non-performing assets to total assets          0.80             1.14           0.58           0.99            0.51
Net charge-offs to average loans
outstanding                                    0.44             0.01          (0.07)          5.02            0.35
Allowance for loan losses to total
loans                                          0.85             1.65           2.31           2.31            4.36
Allowance for loan losses to
non-performing loans                          72.99            94.46         290.76         158.73          522.19

Capital Ratios:
--------------
Average equity to average assets               8.71             8.85           8.48           8.65            9.75
Equity to assets at period end                 8.21             9.27           8.53           8.63            8.66
====================================================================================================================

(1) Asset quality ratios are period end ratios.

Source:  Gateway Community Financial Corp., preliminary prospectus.

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FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

Asset Composition
-----------------

         After holding relatively flat between fiscal years 2002 and 2005, the Company's total assets experienced strong growth in 2006. Total assets increased by $43.9 million, or 14.2%, to $351.9 million at December 31, 2006 from $308.0 million at December 31, 2005. This increase was primarily due to increases in investment securities available for sale and loans receivable.

         Net loans receivable increased $29.6 million, or 16.4%, to $210.5 million at December 31, 2006 from $180.9 million at December 31, 2005. Loan growth in residential mortgages and home equity loans and lines of credit resulted from economic growth in our market area and our increased marketing efforts. The increases in those loan categories offset a decrease in auto loans, which have decreased over the last several years following our decision to significantly reduce indirect auto lending.

         The Bank has traditionally focused on the origination of one- to four-family loans, which comprise a significant majority of the total loan portfolio while also providing financing for commercial real estate, including multi-family dwellings/apartment buildings, service/retail and mixed-use properties, churches and non-profit properties, professional facilities and other commercial real estate. After real estate mortgage lending, consumer lending is the next largest category of lending and is primarily composed of loans for new and used autos, boats, recreational vehicles (RVs) and aircraft and loans for manufactured housing as well as secured and unsecured personal loans, account loans and overdraft lines of credit. The Bank also originates construction loans for individual single-family residences and commercial loans to businesses and non-profit organizations, generally secured by real estate.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

         Table 3 and Exhibit II-3 analyze the composition of the loan portfolio by loan category at the dates indicated. The Bank's primary lending activity consists of the origination of one-to four-family first mortgage loans. Fixed rate, conventional mortgage loans are offered by the Bank with repayments terms ranging from 10 years up to 30 years. Three and five year adjustable rate mortgages ("ARM's") are offered with a 30 year term at rates based upon the one year U.S. Treasury One Year Constant Maturity rate plus a margin.


                                     Table 3
                                 Loan Portfolio
                         As of December 31, 2002 to 2006
                             (Dollars in Thousands)

----------------------------------------------------------------------------------------------------------------------------------
                          At December 31, 2006 At December 31, 2005 At December 31, 2004 At December 31, 2003 At December 31, 2002
                          -------------------- -------------------- -------------------- -------------------- --------------------
                           Amount     Percent   Amount     Percent   Amount     Percent   Amount     Percent   Amount     Percent
                           ------     -------   ------     -------   ------     -------   ------     -------   ------     -------

Types of Loans:
--------------
Real Estate Loans:
    One-to-four family    $102,755     48.08%   $74,115     39.71%   $56,736     32.44%   $46,638     27.20%   $50,489     25.78%
    Home equity            $59,327     27.76    $49,657     26.60    $41,112     23.50    $40,920     23.86    $32,158     16.42
    Commercial             $14,472      6.77    $13,889      7.44    $18,116     10.36    $22,578     13.17    $34,668     17.70
    Construction               711      0.33      1,667      0.89        776      0.44        815      0.48      2,278      1.16

Commercial                   4,561      2.13      6,022      3.23     11,533      6.59     16,870      9.84     32,405     16.55

Consumer and other loans:
    Auto                    21,136      9.89     33,591     18.00     40,890     23.38     41,832     24.39     41,677     21.28
    Manufactured housing     7,512      3.51      5,422      2.90      3,392      1.94          0      0.00          0      0.00
    Savings account          1,093      0.51      1,080      0.58      1,106      0.63        948      0.55      1,183      0.60
    Other                    2,155      1.01      1,203      0.64      1,248      0.71        878      0.51      1,001      0.51
                          --------    ------   --------    ------   --------    ------   --------    ------   --------    ------
      Total                213,722    100.00%   186,646    100.00%   174,909    100.00%   171,479    100.00%   195,859    100.00%
                          ========    ======   ========    ======   ========    ======   ========    ======   ========    ======

Deferred loan fees (costs)    (164)                (156)                  (8)                 200                  347
Less:  unearned income       1,581                2,850                3,634                4,074                4,523
Less:  allowance for
   possib1e loan losses      1,813                3,036                3,963                3,862                8,329
                          --------             --------             --------             --------             --------
     Total loans, net     $210,492             $180,916             $167,320             $163,343             $182,660
                          ========             ========             ========             ========             ========
----------------------------------------------------------------------------------------------------------------------------------

Source:  Gateway Community Financial Corp., preliminary prospectus.


         One to four family residential mortgages increased by 38.6% to $102.8 million at December 31, 2006 from $74.1 million at December 31, 2005. Home equity loans and lines of credit increased by 19.5% to $59.3 million from $49.7 million. Commercial real estate loans and commercial loans totaled $14.3 million and $4.6 million at December 31, 2006, representing 6.8% and 2.1% of total loans at that date. Commercial real estate loans and commercial loans as a percentage of total loans have decreased in recent years as the Bank worked through problem

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

loans and charged off a significant amount of such loans. The Bank anticipates that this segment of the loan portfolio will, however, rebound as the Bank seeks to grow commercial real estate loans and commercial loans. The Bank has recently hired a commercial lender as part of the plan to diversify the loan portfolio and improve the Bank's interest rate spread and margins. The Bank also anticipates growing the consumer loan portfolio by focusing on manufactured housing loans and aircraft loans.

         Residential  Lending.  Currently,  the  Bank's  main  lending  activity
         --------------------
consists of the origination of residential real estate loans, including single family homes and residences housing up to four families. The primary lending territory for these loans is Gloucester County and surrounding areas in southern New Jersey, however, to a smaller degree, the Bank does originate loans throughout the entire state. The Bank is currently exploring expanding lending into eastern Pennsylvania and northern Delaware. Although most loans are underwritten to conform to secondary market standards, the Bank generally retains the loans originated in portfolio. The Bank will purchase loans to supplement its own originations; in 2006, 2005 and 2004 the Bank purchased $13.7 million and $7.1 million of one-to-four family first mortgage loans in its market area from a national lender. The seller retains servicing on these loans.

         The Bank's underwriting policies permit the origination of single-family first mortgage loans, for primary residence, with a loan-to-value of up to 95%. The Bank also created an affordable housing/first time homebuyer program, which uses the 95% loan-to-value limit but permits the borrower to have equity in the real estate of only 3%. Loans in excess of 90% loan-to-value must have private mortgage insurance. The loan-to-value limit for non-single family first mortgage loans (on one-to-four family properties) for primary residence is 80%. The Bank

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

offers mortgage loans on non-owner occupied, investment properties with a 75% loan-to-value limit. Fixed rate mortgage loans have terms of 10 to 30 years while adjustable rate mortgages have 30 year terms.

         The Bank originates adjustable rate mortgages, or ARM's, at rates based upon the U.S. Treasury One Year Constant Maturity as an index. Currently, the Bank offers either a 3/1 ARM or a 5/1 ARM. The rates on these loans reset on an annual basis, beginning either the third or the fifth year, and have a two percent annual adjustment cap, a five percent lifetime adjustment cap and a 3% floor.

         Property   appraisals  on  real  estate  securing   one-to-four  family
residential   loans  are  made  by  state  certified  or  licensed   independent
appraisers.

         Home Equity Lending.  The Bank offers home equity loans and home equity
         -------------------
lines of credit with loan-to-value amounts up to 90% of the appraised value less the outstanding balance of the first mortgage, if the property securing the loan is the borrower's primary or secondary residence. A 70% loan-to-value limit applies otherwise.

         Home equity loans are generally originated for terms of up to 30 years. Home equity line of credit has a five-year draw period during which the borrower may take obtain advances on the line of credit, followed by a ten-year repayment period. The minimum periodic payment on the home equity line of credit during the draw period is 0.005% of the outstanding principal balance plus accrued interest. A variable rate with a five percent lifetime adjustment cap but no annual adjustment cap applies to all home equity lines of credit.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

         Automated Valuation Models (AVM) are used for home equity loans and lines of credit in amounts of $250,000 or less. Should the AVM not provide sufficient value to support the request, a full appraisal may be requested by the borrower at the borrower's expense.

         The Bank recently introduced a CyberLoan home equity product, marketed on a third party loan referral website. The Bank pays a fee to advertise on this website. These loans will be primarily located in New Jersey, but may also be originated in eastern Pennsylvania and in northern Delaware. This program commenced in the second quarter of 2007. These loans will be originated using the services of remote closing agents.

         Construction  Lending.  Construction  and land  acquisition  loans  are
         ---------------------
originated for owner-occupied residences, and the Bank also provides financing to builders and real estate developers for land acquisition and development and residential or commercial construction. During the first quarter of 2007, the Bank originated a $1.9 million land acquisition and development loan with an 18-month term.

         Construction funds are disbursed periodically upon inspections made by the Bank's inspectors on the completion of each phase, usually in three draws. Additional draws may be made at the borrower's request, however the Bank generally limits the funds disbursed to not exceed 80% of the appraised loan-to-value of the land and improvements at any time during construction. Commercial construction loans are limited to 75% of appraised value. Land acquisition and development loans are limited to the lower of 90% of cost or 80%of the appraised value. Land acquisition and development loans on properties with approved takeout financing may be originated at up to 90% of the appraised value. Land loans are limited to 65% of the cost or appraised value.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

         Construction lending is generally considered to involve a higher degree of credit risk than residential mortgage lending. If the estimate of construction cost proves to be inaccurate, the Bank may be compelled to advance additional funds to complete the construction with repayment dependent, in part, on the success of the ultimate project rather than the ability of a borrower or guarantor to repay the loan. If the Bank is forced to foreclose on a project prior to completion, there is no assurance that the Bank will be able to recover all of the unpaid portion of the loan. In addition, the Bank may be required to fund additional amounts to complete a project and may have to hold the property for an indeterminate period of time.

         Commercial  Lending.  The Bank's  primary  commercial  lending  area is
         -------------------
Gloucester, Camden, Cumberland, Salem, Atlantic, Ocean, Cape May and Burlington Counties. Loans outside of these counties are permitted (i) in order to allow the Bank to follow existing customers when they may have borrowing needs outside of this defined trade area, or (ii) if the Bank believes the loan to be a high quality credit. The Bank also will participate in loan originations with other financial institutions on loans outside of the primary commercial lending area.

         Commercial underwriting standards require that borrowers have an established history of legal and ethical financial dealings and careful consideration should be given to the borrower's history, general background, management experience and future plans, external environment, financial condition and proposed collateral. The Bank obtains as much specific information as possible about the management of the borrower in order to be satisfied that the individuals have the capability to properly operate the business. The Bank generally requires that borrowers who are not existing customers should demonstrate at least two methods of repayment, one of which will be from cash flow (or asset conversion) and the other will be from collateral of determinable

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

value or from a clear ability to liquidate other non collateral assets. The Bank attempts to structure commercial loans to meet the needs of the customers with repayment over a period which shows a direct relationship to (i) the purpose,
(ii) the cash flow capabilities of the customer and (iii) the economic life of the collateral.

         Commercial real estate lending consists primarily of mortgage loans for the acquisition or refinance of service/retail and mixed-use properties, churches and non-profit properties, professional facilities and other commercial real estate. The maximum loan-to-value ratio on most commercial real estate loans originated is 75%. The maximum term is normally no more than ten years, with payments based on a twenty-five year amortization. The Bank offers fixed and adjustable rate commercial real estate mortgages but generally will not offer a fixed rate period of more than seven years.

         The Bank will provide financing for the owner occupied commercial building as well as for real estate investment and will underwrite non-recourse loans if it believe they are sufficiently supported by long-term leases with strong tenants. The Bank offers bridge or swing loans to provide temporary financing which transfers equity from one or more parcels of real estate (present) to another (future). The maximum loan amount for a bridge or swing loan will be 90% of the appraised value of the property to be sold less all prior liens. Additional collateral may be obtained to meet this loan to value requirement.

         The Bank offers non-real estate commercial loans consisting of regular lines of credit and revolving lines of credit to businesses to finance short-term working capital needs like accounts receivable and inventory. In general, lines of credit allow for intermittent borrowings and repayments, and are not usually accompanied by extensive loan agreements. They are generally

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

priced on a floating rate basis. The policy is for all lines of credit to be secured and, if possible, supported also by junior liens on real estate. Business assets such as accounts receivable, inventory, equipment, furniture and fixtures may be used to secure lines of credit. The Bank generally provides regular lines of credit with a maximum term of 18 months. Revolving lines of credit generally have a maximum term of two years, but may be up to seven years if then converted to an amortizing term loan.

         The Bank originates commercial time loans with maturities generally no longer than 18 months and also originates commercial term loans with a monthly or quarterly amortization schedule to fund longer term borrowing needs such as purchasing equipment, property improvements or other fixed asset needs. The Bank fixes the maturity of a term loan to correspond to the useful life of any equipment purchased, if appropriate, and generally does not exceed a ten-year term, except for certain real estate transactions. Term loans can be secured with a variety of collateral including business assets such as accounts receivable and inventory or long-term assets such as equipment, furniture, fixtures or real estate. When the purpose of a term loan is the purchase of new equipment, which will be pledged as collateral for the loan, the maximum advance is typically no more than 90% of the purchase price. Used equipment may also be used as collateral. The primary source of repayment for term loans is the global cash flow of the borrowing entity.

         Where a commercial loan is secured by "liquid collateral" (cash, marketable securities, or cash surrender value of life insurance) the Bank will offer considerable flexibility with the repayment schedule or will underwrite these loans with no maturity, on a pure demand basis. The loan to value limits for loans secured by liquid collateral are:

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

          o    Cash - 100%

          o    United States Treasury Issues - 90%

          o Common stocks actively traded on the New York and American stock exchanges or listed on NASDAQ - 80%

          o    Municipal Bonds - 80%

          o    Mutual Funds - 70%

          o    Corporate Bonds - 75%

          o    Cash Surrender Value of Life Insurance - 90%

          o    Margin Stock - 50%.

         Commercial loan offerings also include overdrafts of demand deposit accounts divided into four categories:

          o    Pure overdrafts

          o Overdrafts that can be covered by available funds in other deposit accounts (other than certificates of deposit) at the Bank in the name of that depositor

          o    Overdrafts  that  can  be  covered  by  availability   under  pre
               established credit facilities of that depositor

          o    Overdrafts of a technical nature, caused internally.

         The Bank will also provide interim financing to commercial borrowers in anticipation of a sale of an asset or closing of a long term refinancing.

         Unlike single-family residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment and other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial loans (including real estate as well as non-real estate loans) typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

or rental income produced by the property. As a result, the availability of funds for the repayment of commercial loans may be substantially dependent on the success of the business or rental property itself and the general economic environment. Commercial loans, therefore, have greater credit risk than one-to-four family residential mortgages or consumer loans. In addition, commercial loans generally result in larger balances to single borrowers or related groups of borrowers and also generally require substantially greater evaluation and oversight efforts.

         Consumer  Lending.  Consumer lending products include loans for new and
         -----------------
used autos, boats, recreational vehicles (RV's) and aircraft and loans for manufactured housing as well as secured and unsecured personal loans, account loans and overdraft lines of credit.

         The majority of the auto loans currently in portfolio are indirect auto loans the Bank purchased from one auto leasing company with which the Bank maintained a relationship with for over 20 years. Several years ago, the Bank determined to terminate the arrangement with that company because the average rate on these loans due to the pass-through pricing resulted in a below market yield. The Bank will continue to originate direct auto loans to customers of the Bank, but the overall size of the auto loan portfolio is decreasing significantly as the indirect loans from that particular relationship mature. The Bank may resume indirect auto lending through dealers if it can find arrangements that are more profitable.

         In 2004, the Bank began originating loans for the purchase and refinance of manufactured housing. The majority of these loans are indirect loans generated by an independent outside source and purchased by the Bank with limited recourse. The maximum loan amount is $200,000 and the loan-to-value limit is 80% for homes on leased land (with a minimum cash deposit of 20%) and up to 90% for loans that include the land the home occupies. The Bank

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

requires a first lien on the home and will record a first mortgage if it is a land/home loan. The Bank intends to limit this portfolio to approximately $30 million.

         In 2007, the Bank began providing financing for non-commercial use, personal airplanes. During the first quarter of 2007, the Bank originated four non-commercial aircraft loans with an aggregate balance of approximately $1,000,000. The Bank anticipates growing this part of the consumer portfolio significantly as a niche lending area, with the goal of growing the portfolio to as much as $15 million in just the first year. Underwriting of these loans is done with a 90% loan-to-value and the maximum loan amount is $1.0 million.

         Personal loans, both secured and unsecured, are offered with terms of up to four years with a minimum and maximum balance of $1,000 and $15,000, respectively.

         Consumer lending is generally considered to involve a higher degree of credit risk than residential mortgage lending. Consumer loan repayment is dependent on the borrower's continuing financial stability and can be adversely affected by job loss, divorce, illness or personal bankruptcy. The application of various federal laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on consumer loans in the event of a default.

         Loans to One Borrower.  Under federal law, savings  institutions  have,
         ---------------------
subject to certain exemptions, lending limits to one borrower in an amount equal to the greater of $500,000 or 15% of the institution's unimpaired capital and surplus. Accordingly, as of December 31, 2006, the Bank's loans to one borrower legal limit was approximately $4.4 million. The largest borrower at that date had one loan outstanding with a balance at that date of $1.7 million, representing a mortgage on a vacation home on the New Jersey shore. The Bank's loans to one borrower legal

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

lending limit will be higher following the stock offering because the stock offering proceeds will increase the Bank's capital.

         Loan  Approval  Procedures  and  Authority.  Lending  policies and loan
         ------------------------------------------
approval limits are approved and adopted by the Board of Directors. Lending authority is vested primarily in a loan committee comprised of senior officers. This committee may approve loans up to $750,000. Prior Board approval is required for loans in excess of $750,000. Certain other Bank employees also have limited lending authority and may authorize first mortgage loans up to $417,000 (the current conforming limit for sale in the secondary market as a non-jumbo loan) and home equity and other secured loans up to $400,000. All loans require the approval of at least two authorized employees.

         Exhibit II-4 and Table 4 present a summary of the Company's investment portfolio as of December 31, 2002 to 2006. As the Bank's deposits have traditionally exceeded loan originations, the Bank has invested these deposits primarily in mortgage-backed securities and investment securities.

         As of year-end 2006, the investment portfolio of securities held to maturity amounted to $97.6 million and consisted of $32.1 million of U.S. government agency securities, $5.6 million of obligations of state and political subdivisions, $1.0 million of corporate securities, and $59.0 million of mortgage-backed securities. Of the $59.0 million of mortgage-backed securities held to maturity as of December 31, 2006, this portfolio consisting of $3.4 million issued by the Federal Home Loan Mortgage Corporation, $16.8 million issued by the Federal National Mortgage Association, $4.5 million issued by the Government National Mortgage Association and $34.4 million of collateralized
mortgage  obligations.   The  Company  also  had  $14.4  million

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

of investment securities held to maturity, consisting primarily of U.S. government obligations totaling $12.4 million plus $1.7 million of equity securities.

         The Bank's investment policy is designed to foster earnings and manage cash flows within prudent interest rate risk and credit risk guidelines. Generally, the investment policy is to invest funds in various categories of securities and maturities based upon our liquidity needs, asset/liability management policies, pledging requirements, investment quality, marketability and performance objectives.

         All of the securities carry market risk insofar as increases in market rates of interest may cause a decrease in their market value. Prior to investing, consideration is given to the interest rate, tax considerations, market volatility, yield, settlement date and maturity of the security, the Bank's liquidity position, and anticipated cash needs and sources. The effect that the proposed security would have on the Bank's credit and interest rate risk and risk-based capital is also considered.

         Federally chartered savings banks have the authority to invest in various types of liquid assets. The investments authorized under the Bank's investment policy include U.S. government and government agency obligations, municipal securities (consisting of bond obligations of state and local governments), mortgage-backed securities, collateralized mortgage obligations and corporate bonds. On a short-term basis, the investment policy authorizes investment in federal funds, certificates of deposits and money market investments with insured institutions and with brokerage firms.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                     Table 4
                              Securities Portfolio
                         As of December 31, 2002 to 2006

----------------------------------------------------------------------------------------------------------------
                                                                           At December 31,
                                                    ------------------------------------------------------------
                                                      2006         2005         2004         2003         2002
                                                    --------     --------     --------      -------     --------
                                                                           (In thousands)
Investment Securities Available for Sale:
-----------------------------------------
Equity securities                                   $  1,718      $ 1,729     $  1,689      $ 1,144      $ 1,149
U.S. government agency securities                     12,434
Corporate securities                                                                          3,208        3,303
                                                    ---------     -------     --------      -------      -------
        Total investment securities
                held to maturity                      14,152        1,729        1,689        4,351        4,452
                                                    ---------     -------     --------      -------      -------

Mortgage-Backed Securities Available for Sale:
----------------------------------------------
Government National Mortgage                        ---------     -------     --------      -------      -------
   Association                                           200          324          514          719        1,002
                                                    ---------     -------     --------      -------      -------

Investment Securities Held to Maturity:
---------------------------------------
  U.S. government agency securities                 $ 32,067      $35,351     $ 33,364      $16,998      $13,910
  Corporate securities                                 1,028        3,059       12,846       28,460       38,959
  Obligations of states and political                      0            0            0            0            0
       subdivisions                                    5,550        1,176          552          552          903
                                                    ---------     --------    --------      -------      -------
        Total investment securities
                held to maturity                      38,645       39,586       46,762       46,010       53,771
                                                    ---------     --------    --------      -------      -------

Mortgage-Backed Securities Held to Maturity:
--------------------------------------------
Government National Mortgage Association            $  4,489      $ 7,266     $ 11,494      $15,682      $12,659
Federal Home Loan Mortgage Corporation                 3,351        2,983        3,991        3,271        3,085
Federa National Mortgage Corporation                  16,793       18,810       21,493       19,777        6,489
Collateralized mortgage obligations                   34,353       24,649       23,710        1,208            0
                                                    ---------     --------    --------      -------      -------
       Total mortgage-backed securities
           held to maturity                           58,985       53,708       60,688       39,939       22,233
Total                                               $111,982      $95,348     $109,652      $91,019      $81,457
                                                    ========      =======     ========      =======      =======

------------------------------------------------------------------------------------------------------------------

Source:  Gateway Community Financial Corp., preliminary prospectus.

         Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," requires that securities be categorized as "held to maturity," "trading securities" or "available-for-sale," based on management's intent as to the ultimate disposition of each security. Statement No. 115 allows debt securities to be classified as

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

"held to maturity" and reported in financial statements at amortized cost only if the reporting entity has the positive intent and ability to hold these securities to maturity. Securities that might be sold in response to changes in market interest rates, changes in the security's prepayment risk, increases in loan demand, or other similar factors cannot be classified as "held to maturity."

         The Bank does not currently use or maintain a trading account. Securities not classified as "held to maturity" are classified as
"available-for-sale."   These   securities  are  reported  at  fair  value,  and
unrealized gains and losses on the securities are excluded from earnings and reported, net of deferred taxes, as a separate component of equity.

         The Bank does not currently participate in hedging programs, interest rate caps, floors or swaps, or other activities involving the use of off-balance sheet derivative financial instruments, however, the Bank may in the future utilize such instruments if the Bank believes it would be beneficial for managing interest rate risk. Further, the Bank does not purchase securities that are not rated investment grade.

         Actual maturities of the securities held may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without prepayment penalties. Callable securities pose reinvestment risk because the Bank may not be able to reinvest the proceeds from called securities at an equivalent or higher interest rate.

         Table 5 sets forth certain information regarding the carrying values, weighted average yields and maturities of the Bank's securities portfolio at December 31, 2006. This table shows contractual maturities and does not reflect repricing or the effect of prepayments.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                     Table 5
                  Securities Portfolio by Contractual Maturity
                             As of December 31, 2006

------------------------------------------------------------------------------------------------------------------------------------
                                                                 As of December 31, 2006
                           ---------------------------------------------------------------------------------------------------------
                               Maturing         Maturing            Maturing             Maturing
                              Within 2007       2008-2011      More than 2012-2016      After 2016
                               One Year     One to Five Years   Five to Ten Years   More than Ten Years  Total Investment Securities
                           ---------------- -----------------  -------------------  -------------------  ---------------------------

                           Amortized  Avg.  Amortized   Avg.    Amortized    Avg.   Amortized     Avg.   Amortized    Avg.    Fair
                             Cost    Yield    Cost     Yield      Cost      Yield     Cost       Yield     Cost      Yield    Value
                             ----    -----    ----     -----      ----      -----     ----       -----     ----      -----    -----
                                                                      (in thousands)

Corporate securities                         $ 1,028   5.65%                                              $ 1,028    5.65%   $ 1,001
U.S. government agency
  securities                                  17,807   3.86      $11,479    5.88%    $15,185     6.14%     44,471    5.16     44,277
Obligations of state and
  political subdivisions    $4,519   3.81%       406   4.27                              625     4.00       5,550    3.42      5,560
Government National
  Mortgage Association                                                26    5.38       4,661     5.34       4,687    5.31      4,681
Federal Home Loan
   Mortgage Corporation                        1,594   4.50                            1,757     4.39       3,351    4.44      3,314
Federal National Mortgage
   Association                                 5,255   4.29        4,608    4.54       6,930     5.05      16,793    4.67     16,409
Collateralized mortgage
  obligations                                                                         34,353     4.92      34,353    4.92     33,799
                            ------   -----   -------   -----     -------    -----    -------     -----   --------    -----  --------

Total                       $4,519   3.81%   $26,090   3.84%     $16,113    5.49%    $63,511     5.19%   $110,233    4.87%  $109,041
                            ======   =====   =======   =====     =======    =====    =======     =====   ========    =====  ========
------------------------------------------------------------------------------------------------------------------------------------

Source:  Gateway Community Financial Corp., preliminary prospectus.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


Liability Composition
---------------------

         Deposits are The Bank's major source of funds for lending and other investment purposes. Exhibit II-5 presents a summary of the Company's deposit composition as of December 31, 2005 and 2006. Total deposits amounted to $316.0 million at December 31, 2006.

         Current  deposit  products  include  checking  and  savings   accounts,
certificates of deposit and fixed or variable rate individual retirement accounts (IRA's). Deposit account terms vary, primarily as to the required minimum balance amount, the amount of time, if any, that the funds must remain on deposit and the applicable interest rate. The determination of deposit and certificate interest rates is based upon a number of factors, including: (1) need for funds based on loan demand, current maturities of deposits and other cash flow needs; (2) a current survey of a selected group of competitors' rates for similar products; (3) economic conditions; and (4) business plan projections.

         Deposits are obtained primarily from within New Jersey. The Bank recently introduced a new product, a CyberSavings account, which has brought deposits into the Bank from throughout the United States. This product is a high yield, multi-tiered savings account that is accessible only via the internet and is not marketed through the branches or locally. To grow these deposits, the Bank pays a fee to a third party referral website which advertises financial products. The Bank is currently promoting this product by offering the highest tier rate for the first 90 days, regardless of the account balance. The product was launched in December 2006 and CyberSavings accounts grew quickly, totaling approximately $17 million by the end of the first quarter of 2007.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

         The Bank does not at this time utilize the services of deposit brokers. Premiums or incentives for opening accounts are offered. Periodically, the Bank will select a particular certificate of deposit maturities for promotion in connection with asset/liability management and interest rate risk concerns.

         Table 6 sets forth the distribution of deposits by account type as of the dates indicated. The increase in money market accounts from 2005 to 2006 is attributable to the introduction in 2005 of a multi-tiered money market account called the "Money Maker."


                                     Table 6
                         Deposit Portfolio Distribution
                             As of December 31, 2006

--------------------------------------------------------------------------------
                                                  As of December 31,
                                         ------------------------------------
                                           2006          2005          2004
                                         --------      --------      --------
Non-interest-bearing deposits            $  9,532      $ 12,123      $  8,634
Savings                                    63,761        62,551        71,810
NOW checking                               35,926        34,560        38,641
Money market                               44,637        24,662        24,349
Certificates of deposit                   162,107       143,648       142,913
                                         --------      --------      --------
      Total                              $315,962      $277,544      $286,349
                                         ========      ========      ========

--------------------------------------------------------------------------------

Source:  Gateway Community Financial Corp., preliminary prospectus.


         A large percentage of deposits are in certificates of deposit, which totaled 51.3% of total deposits at December 31, 2006. The inflow of certificates of deposit and the retention of such deposits upon maturity are significantly influenced by general interest rates and money market conditions, making certificates of deposit traditionally a more volatile source of funding than core deposits. Liquidity could be reduced if a significant amount of certificates of deposit maturing within a short period of time were not renewed. To the extent that such deposits do not

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

remain with the Bank, they may need to be replaced with borrowings that could increase the cost of funds and negatively impact the net interest rate spread and financial condition. Table 7 sets forth certificates of deposit classified by interest rate as of the dates indicated.

                                     Table 7
                    Certificates of Deposit by Interest Rate
                             As of December 31, 2006
                             (Dollars in Thousands)

--------------------------------------------------------------------------------

                                              As of December 31,
                                 ------------------------------------------
                                    2006            2005            2004
                                 ----------      ----------      ----------
    Interest Rate
    2.00% or less                 $      -        $  3,328        $ 41,278
    2.01 - 4.00%                    29,261          83,200          74,964
    4.01 - 6.00%                   131,208          55,560          14,693
    6.01 - 8.00%                     1,638           1,559          11,978
                                  --------        --------        --------
          Total                   $162,107        $143,648        $142,913
                                  ========        ========        ========
--------------------------------------------------------------------------------

Source: Gateway Community Financial Corp., preliminary prospectus.


         Table 8 able sets forth the amount and maturities of certificates of deposit at December 31, 2006.

                                     Table 8
                       Certificates of Deposit by Maturity
                             As of December 31, 2006
                             (Dollars in Thousands)

--------------------------------------------------------------------------------------------------------------------------
                                                                    Amount Due
                       ---------------------------------------------------------------------------------------------------
    Interest Rate          Within                                                                    After
                           1 Year       1-2 Years     2-3 Years      3-4 Years     4-5 Years        5 Years       Total
    ================   ==============  ============  ============   ============  ============  ============   ===========

    2.00% or less        $       -      $      -       $     -       $     -        $     -       $     -       $       -
    2.01 - 4.00%            18,753         4,374         2,988          1,971         1,175                        29,262
    4.01 - 6.00%            93,220        11,620         3,956          9,618         5,364         7,430         131,208
    6.01 - 8.00%             1,543            95             -              -             -             -           1,638
                         ---------      --------       -------       --------       -------       -------       ---------

              Total      $ 113,516      $ 16,089       $ 6,944       $ 11,589       $ 6,539       $ 7,430       $ 162,108
                         =========      ========       =======       ========       =======       =======       =========
--------------------------------------------------------------------------------------------------------------------------

Source:  Gateway Community Financial Corp., preliminary prospectus.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------
         Table 9 show the amount of certificates of deposit of $100,000 or more by time remaining until maturity as of the dates indicated.


                                     Table 9
                  Certificates of Deposit Greater Than $100,000
                             As of December 31, 2006
                             (Dollars in Thousands)

        ------------------------------------------------------------------
                                                              Certificates
        Maturity Period                                        of Deposit
        ---------------                                        ----------

        Within three months                                     $ 18,344
        Three through six months                                  14,715
        Six through twelve months                                 10,330
        Over twelve months                                        11,621
                                                                  ------
                                                                $ 55,010
                                                                ========
        ------------------------------------------------------------------

Source: Gateway Community Financial Corp., preliminary prospectus.


         To supplement deposits as a source of funds for lending or investment, the Bank may borrow funds in the form of advances from the Federal Home Loan Bank ("FHLB"). The Bank has traditionally enjoyed cash flows from deposit activities that were sufficient to meet day-to-day funding obligations and only occasionally used the line of credit or borrowing facility with the Federal Home Loan Bank. The Bank has a credit agreement with the FHLB and at December 31, 2006, the total amount available to the Bank under this line of credit was $101.5 million. This credit arrangement is subject to annual renewal and incurs no service charges. Advances from the Federal Home Loan Bank are typically secured by the FHLB stock and a portion of residential mortgage loans and by other assets, mainly securities which are obligations of or guaranteed by the U.S. government.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

         At December 31, 2006, borrowings consisted of $4.4 million of FHLB overnight repurchase agreements as detailed in Table 10. Short-term Federal Home Loan Bank advances generally have original maturities of less than one year.

                                    Table 10
                                 FHLB Borrowings
           At or For The Years Ended December 31, 2004, 2005 and 2006
                             (Dollars in Thousands)

--------------------------------------------------------------------------------
                                                   At of For The Years Ended
                                                         December 31,
                                                  2006        2005        2004
                                                --------    --------    --------
Federal Home Loan Bank Advances
  Balance outstanding at end of period          $ 4,400       $  0        $ 0
  Average balance outstanding                    12,859        197          -
  Maximum amount outstanding
    at any month-end during the period           24,100          -          -
  Average interest rate during the year            5.36%      4.03%         -
  Weighted average rate at year end                5.33%         -%         -%
--------------------------------------------------------------------------------

Source: Gateway Community Financial Corp., preliminary prospectus.


Equity Capital
--------------

         The Company had equity capital of $28.9 million or 8.21% of total assets as of December 31, 2006. Over the past five years, the Company's level of capital has remained relatively constant. The Company did not have any intangible assets as of year-end 2006.

         The Bank's capital levels remain solid in comparison to minimum regulatory requirements. The Bank's core capital amounted to $27.4 million or 7.8% of adjusted total assets at December 31, 2006. The Bank's regulatory capital ratios of Tier 1 risk-based capital, and total risk-based capital were 13.4%, and 14.2%, respectively, as of December 31, 2006. In comparison, the minimum regulatory requirements were 3.00%, 4.00%, and 8.00%, and the threshold requirements for regulatory "well-capitalized" levels were 5.00%, 6.00%, and 10.00%, respectively.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                            Income and Expense Trends


         Table 11 displays the main components of the Company's earnings performance over the years ended December 31, 2002 to 2006. Table 12 displays sets forth certain information relating yields and costs at and for the periods indicated. The average yields and costs are derived by dividing income or expense by the daily average balance of assets or liabilities, respectively, for the periods presented. Table 13 reflects the sensitivity of Gateway Community Financial Corp.'s interest income and interest expense to changes in volume and in prevailing interest rates during the periods indicated.

                                    Table 11
                          Summary Income Statement Data
                  For the Years Ended December 31, 2002 to 2006
                             (Dollars in Thousands)

===================================================================================================================
                                                                            Year Ended December,
                                              ---------------------------------------------------------------------
                                                2006           2005           2004            2003          2002
-----------------------------------------------------------------------------------------------------------------
   Total Interest Income                      $16,273        $14,221        $13,913        $14,477        $17,306
   Total Interest Expense                       9,377          5,871          5,204          5,899          9,007
                                              -------        -------        -------        -------        -------
        Net Interest Income                     6,896          8,350          8,709          8,578          8,299
   Provision for Loan Losses                     (348)          (917)           (13)         4,342          7,550
                                              -------        -------        -------        -------        -------
        Net Int. Income After Prov.             7,244          9,267          8,722          4,236            749
   Total Non-interest Income                      856            883            876            793            712
   Total Non-interest Expense                   7,631          7,634          7,689          7,384          6,022
                                              -------        -------        -------        -------        -------
   Income Before Taxes                            469          2,516          1,909         (2,355)        (4,561)
   Income Tax Provision)                           90            893            259           (673)        (1,924)
                                              -------        -------        -------        -------        -------
        Net Income                            $   379        $ 1,623        $ 1,650        $(1,682)       $(2,637)
===================================================================================================================

Source:  Gateway Community Financial Corp., preliminary prospectus.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------



                                    Table 12
                           Average Balances and Yields
    For the Year Ended December 31, 2004 to 2006 and as of December 31, 2006


------------------------------------------------------------------------------------------------------------------------------------
                                                                            Year ended December 31,
                         At December 31,    ----------------------------------------------------------------------------------------
                               2006                     2006                          2005                          2004
                       -------------------  ----------------------------  ----------------------------  ----------------------------
                                 Average    Average            Average    Average            Average    Average           Average
                       Balance  Yield/Cost  Balance  Interest Yield/Cost  Balance  Interest Yield/Cost  Balance  Interest Yield/Cost
                       -------  ----------  -------  -------------------  -------  -------------------  -------  -------------------
                                                                           (Dollars in thousands)

Interest-earning
 assets:
  Loan receivable
   net(1)............. $212,305    5.81%    $199,752  $11,474   5.74%     $171,130  $ 9,940    5.81%    $165,622  $ 9,800   5.92%
  Mortgage-backed
   securities.........   59,185    4.85%      55,642    2,416   4.34%       61,596    2,423    3.93%      56,933    2,108   3.70%
  Investment
   securities.........   52,797    4.88%      51,845    2,285   4.54%       44,323    1,660    3.79%      48,024    1,862   3.90%
Other interest-
 earning assets.......    1,407    5.78%       3,007       98   3.26%        8,098      197    2.43%      12,662      143   1.13%
                       --------    ----     --------  -------   ----      --------  -------    ----     --------  -------   ----
  Total interest-
   earning assets.....  325,694    5.48%     310,246   16,273   5.27%      285,147   14,220    4.99%     283,241   13,913   4.92%


Non-interest-
 earning assets.......   27,983               23,643                        25,039                        26,202
Allowance for
 loan losses..........   (1,813)              (2,442)                       (3,713)                       (3,947)
                       --------             --------                      --------                      --------
  Total assets........ $351,864             $331,447                      $306,473                      $305,496
                       ========             ========                      ========                      ========

Interest-bearing
 liabilities:
  Interest-bearing
   demand.............  $35,926    1.49%     $35,901      373   1.04%      $36,610      221    0.60%     $36,491      194   0.53%
  Money market
   deposits...........   44,637    4.00%      34,959    1,339   3.83%       22,877      419    1.83%      25,837      297   1.15%
  Savings accounts....   63,760    2.10%      55,250      590   1.07%       68,301      683    1.00%      73,552      737   1.00%
  Certificates of
   deposits...........  162,107    4.60%     153,155    6,386   4.17%      140,021    4,540    3.24%     132,238    3,975   3.01%
  FHLB advances.......    4,400    5.33%      12,859      689   5.36%          197        8    4.06%           0        0   0.00%
                       --------    ----     --------  -------   ----      --------  -------    ----     --------  -------   ----

    Total interest-
     bearing
     liabilities......  310,830    3.66%     292,124    9,377   3.21%      268,006    5,871    2.19%     268,118    5,203   1.94%

  Non-interest-
   bearing
   liabilities........   12,131               10,721                        11,612                        11,730
                       --------             --------                      --------                      --------

    Total
     liabilities......  322,961              302,845                       279,618                       279,848
  Retained earnings...   28,903               28,602                        26,855                        25,648
                       --------             --------                      --------                      --------

    Total liabilities
     and retained
     earnings......... $351,864             $331,447                      $306,473                      $305,496
                       ========             ========                      ========                      ========

  Net interest income.                               $ 6,896                        $ 8,349                       $ 8,710
                                                     =======                        =======                       =======

  Interest rate
   spread(2)..........             1.83%                        2.06%                          2.80%                        2.98%
                                   ====                         ====                           ====                         ====

  Net yield on
   interest-bearing
   assets(3)..........             2.00%                        2.25%                          2.94%                        3.08%
                                   ====                         ====                           ====                         ====

  Ratio of average
   interest-earnings
   assets to average
   interest-bearing
   liabilities........           104.78%                      106.20%                        106.40%                        105.64%
                                 ======                       ======                         ======                         ======
------------------------------------------------------------------------------------------------------------------------------------

-----------------------
(1) Non-accruing loans have been included in loans receivable, and the effect of such inclusion was not material.
(2) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.


Source:  Gateway Community Financial Corp., preliminary prospectus.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                    Table 13
                              Rate/Volume Analysis

----------------------------------------------------------------------------------------------------------
                                       For the Year Ended Decenber 31,     For the Year Ended Decenber 31,
                                       -------------------------------     --------------- ---------------
                                                2006 vs. 2005                       2005 vs. 2004
                                       -------------------------------     ---------------- --------------
                                             Increase (Decrease)                  Increase (Decrease)
                                                   Due to                                Due to
                                       -------------------------------     ----------------- -------------

                                        Volume       Rate       Net        Volume       Rate        Net
                                        -------    --------   --------     --------   --------   ---------
                                            (Dollars in thousands)             (Dollars in thousands)
Interest and dividend income:
Loans receivable ....................   $ 1,643    ($  109)   $ 1,534      $   313    ($  173)   $   140
Mortgage-backed securities ..........        95       (102)        (7)         179        136        315
Investment securities and other .....       288        337        625         (147)       (55)      (202)
Other ...............................      (216)       117        (99)         (25)        79         54
                                        -------    -------    -------      -------    -------    -------
  Total interest-earnings assets ....   $ 1,810    $   243    $ 2,053      $   320    ($   13)   $   307
                                        =======    =======    =======      =======    =======    =======

Interest expense:
Interest-bearing demand .............   ($    4)   $   156    $   152      $     1    $    26    $    27
Money market deposits ...............       300        620        920          (29)       151        122
Savings accounts ....................      (144)        51        (93)         (53)        (1)       (54)
Certificates of deposit .............       456      1,390      1,846          242        323        565
Advances from FHLB and other ........       678          3        681            -          8          8
                                        -------    -------    -------      -------    -------    -------
   Total interest-bearing liabilities     1,286      2,220      3,506          161        507        668
                                        =======    =======    =======      =======    =======    =======

                                        -------    -------    -------      -------    -------    -------
Chance in net interest income .......   $   524    ($1,977)   ($1,453)     $   159    ($  520)   ($  361)
                                        =======    =======    =======      =======    =======    =======

----------------------------------------------------------------------------------------------------------

Source:  Gateway Community Financial Corp., preliminary prospectus.

         As noted in the tables above, earnings have remained relatively flat over the past four years and management expects that earnings in 2006 will be challenged, falling victim to the compression of net interest spread resulting from the flat yield curve that characterized the interest rate environment during 2005. The gap between funding short term deposits and pricing long term loans tightened to levels not experienced in many years. The intense competition for deposits and loans is a characteristic of the Company's market. Management does not expect that there will be sufficient net interest income to absorb the projected growth in non-interest expenses arising from the Bank's programmed expansion, repositioning and organizational restructuring. Management also expects that non-interest expenses will be higher for 2006 as a result of the accounting, legal and various other additional non-interest expenses usually

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

associated with operating as a public company, particularly as a result of the requirements of the Sarbanes-Oxley Act of 2002. Additional annual employee compensation and benefit expenses stemming from the shares granted to employees, officers and directors under new benefit plans will also increase non-interest expenses.

Comparison of Operating  Results for the Years Ended December 31, 2006, 2005 and
--------------------------------------------------------------------------------
2004
----

         Net income for 2006 decreased by $1.2 million, or 76%, to $379,000 for 2006 compared to $1.6 million for 2005. Net income was significantly lower for 2006 versus 2005 primarily due to a 17.4% decline in net interest income and a smaller recovery of loan losses, which decreased from $917,000 in 2005 to $348,000 in 2006. Net income for 2005 was slightly lower than 2004's net income of $1.7 million, as an increase in recoveries of loan losses of $904,000 in 2006 partially offset a decrease in net interest income of $360,000 and an increase in income taxes of $634,000. Net income for 2004 was $1.7 million. Net interest income for 2004 was $359,000 higher than for 2005.

         Net Interest Income. Net interest income decreased by $1.5 million,  or
         -------------------
17.4%, to $6.9 million for 2006 from $8.4 million for 2005. The decrease was primarily attributable to a 74 basis point decrease in interest rate spread to 2.06% for 2006 from 2.80% for 2005. The decrease in the net interest margin was due to average yields on interest-earning assets increasing at a slower pace than the cost of interest-bearing liabilities. During 2006, the Federal Reserve Board of Governors increased its target for the federal funds rate six times, resulting in increases in short-term interest rates while longer- term rates remained relatively stable.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

         Interest Income.  Interest income increased $2.1 million,  or 14.8%, to
         ---------------
$16.3 million for 2006 from $14.2 million for 2005. The increase resulted from a $25.1 million increase in average interest-earning assets, which had the effect of increasing interest income by $1.8 million. In addition, there was a 28 basis point increase in the overall yield on interest earning assets to 5.27% for 2006, from 4.99% for 2005, which increased interest income by $243,000. Loans increased on average $28.6 million between the two periods, along with an increase in the average balance of investment securities of $7.5 million and a decrease in mortgage-backed securities of $6.0 million. Other interest earning assets decreased by $5.1 million. The average yield on loans decreased to 5.74% for the 2006, from 5.81% for 2005. The average yields on investment securities increased to 4.54% from 3.79% and the average yield on mortgage backed securities increased to 4.34% from 3.93% for the 2006 and 2005 periods, respectively.

         Interest income for 2004 was $308,000 less than 2005. The average yield on interest earning assets for 2004 was 4.92%.

         Interest Expense. Interest expense increased $3.5 million, or 59.7%, to
         ----------------
$9.4 million for 2006 from $5.9 million for 2005. The increase resulted from a $24.1 million increase in average interest-bearing liabilities, which had the effect of increasing interest expense by $1.3 million. In addition, there was a 102 basis point increase in the overall cost of interest-bearing liabilities to 3.21% for 2006 from 2.19% for 2005, which increased interest expense by $2.2 million. Money market and savings accounts decreased in the aggregate by approximately $1.0 million, while certificates of deposits increased in the aggregate by $13.1 million between the two periods. The average balance of borrowed funds increased $12.7 million during the same comparative periods. The cost of certificates of deposit increased to 4.17% for 2006 from 3.24%

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

for 2005. The cost of borrowed funds increased to 5.36% from 4.06% for the same respective periods. The additional deposits and borrowings were used to fund increases in loans and to purchase investment securities.

         Interest expense for 2004 was $667,000 less than 2005. The average cost of interest-bearing liabilities for 2004 was 1.94%.

         Provision for Loan Losses. The allowance for loan losses is a valuation
         -------------------------
account that reflects the estimation of the losses inherent in the loan portfolio to the extent they are both probable and reasonable to estimate. The allowance is established through provisions for loan losses that are charged to income in the period they are established. The Bank charge losses on loans against the allowance for loan losses when it believe the collection of loan principal is unlikely. Recoveries on loans previously charged-off are added back to the allowance. The Bank may also make recoveries of prior provisions charged against income when management deems it appropriate to reduce the size of the allowance to reflect the current estimate of future losses.

         In each of the last three years, the Bank took recoveries from the allowance for loan losses after having made provisions to the allowance of $4.3 million in 2003 and $7.6 million in 2002. As of 2006 year-end, our classified loans amounted to $6.2 million as compared to $16.7 million at December 31, 2004. This was the primary reason that we determined it appropriate to take recoveries of $13,000, $917,000 and $348,000 in 2004, 2005, and 2006,
respectively. The amount recovered from the allowance each year is reflected in the net income for that year.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

         Noninterest  Income.  Noninterest income decreased by $27,000, or 3.1%,
         -------------------
to $856,000 for 2006, from $883,000 for 2005. Service charges and other fees increased by $71,000 resulting from increased volume and earnings on bank-owned life insurance increased $11,000. These increases were partially offset by losses on the sale of securities of $30,000 and a decrease in other miscellaneous non-interest income of $79,000.

         Noninterest income for 2005 was $7,000 higher than noninterest income for 2004. Increases in income for 2005 from bank-owned life insurance and other miscellaneous non-interest income of $35,000 and $11,000, respectively, were offset by a $15,000 decrease in income from service charges and other fees and a gain of $23,000 on the sale of securities in 2004 that was not present in 2005.

         Income on bank-owned life insurance increased in each of the last three years represented approximately 24%, 28% and 30% of total noninterest income in 2004, 2005 and 2006, respectively. The investment in bank-owned life insurance totaled $7.5 million at December 31, 2006 versus $7.2 million a year earlier.

         Noninterest Expense. Non-interest expense was $7.6 million in both 2006
         -------------------
and 2005. An increase in compensation and employee benefits expense of $91,000 and an increase in data processing expense of $22,000, were offset by a decrease in occupancy and equipment of $46,000 and a decrease in federal insurance premiums of $46,000. Noninterest expense for 2004 was $7.7 million. Compensation and benefits expense for 2004 was $71,000 lower than in 2005 but professional fees were $83,000 and higher and other miscellaneous noninterest expenses were $67,000 higher. Professional fees and other expenses were higher in 2004 than in 2005 mainly as a result of the high level of problem loans we had in 2004 as compared to 2005.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

         The largest component of non-interest expense is compensation and employee benefits, which at $4.4 million for 2006 represented 58% of total noninterest expense for the year. After the stock offering, additional annual employee compensation and benefit expenses stemming from the shares granted to employees, officers and directors under new benefit plans will increase this category as a percentage of noninterest expenses. The Bank will recognize expense for Employee Stock Ownership Plan when shares are committed to be released to participants' accounts and will recognize expenses for restricted stock awards over the vesting period of awards made to recipients. In addition, the Bank will be required to recognize compensation expense related to stock options outstanding based upon the fair value of such awards at the date of grant over the period that such awards are earned.

         The Bank expects that noninterest expense will be higher going forward as a result of the accounting, legal and various other additional noninterest expenses associated with operating as a public company, particularly as a result of the requirements of the Sarbanes-Oxley Act of 2002.

         Income  Taxes.  Income tax  expense for 2006 was $90,000 as compared to
         -------------
$893,000 for 2005 and $259,000 for 2004. The reduction for 2006 reflects the much lower pre-tax income for that year as well as a reduction in the effective tax rate. The decrease in the effective tax rate was due to an increase in income from tax-exempt securities. The increase in income tax expense for 2005 as compared to 2004 reflects higher pre-tax income for 2005 compared to 2004 as well as a $273,000 valuation allowance in 2004 that had the effect of reducing taxes for that year.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                          Interest Rate Risk Management


         Because the majority of our assets and liabilities are sensitive to changes in interest rates, a significant form of market risk for us is interest rate risk, or changes in interest rates. Notwithstanding the unpredictability of future interest rates, management expects that changes in interest rates may have a significant, adverse impact on net interest income.

         The Bank derives its income mainly from the difference or "spread" between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. In general, the larger the spread, the more the Bank earns. When market rates of interest change, the interest received on assets and the interest paid on liabilities will fluctuate. This can cause decreases in the spread and can adversely affect income.

         Several years ago market interest rates were at historically low levels. However, beginning June 2004, the U.S. Federal Reserve steadily increased its target federal funds rate, raising it significantly. While the federal funds rate and other short-term market interest rates, which the Bank uses as a guide to deposit pricing, have increased, intermediate- and long-term market interest rates, which the Bank uses as a guide to loan pricing, have not increased proportionately. This has led to a "flattening" of the market yield curve, which has even "inverted" recently as short-term rates have exceeded long-term rates over an intermediate maturity horizon. The relatively flat yield curve has hurt net interest rate spread and net interest margin because the interest rates paid on deposits have repriced upwards faster than the interest rates earned on loans and investments.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

         Interest rates also affect how much money the Bank lends. For example, when interest rates rise, the cost of borrowing increases and loan originations tend to decrease. In addition, changes in interest rates can affect the average life of loans and investment securities. A reduction in interest rates generally results in increased prepayments of loans and mortgage-backed securities, as borrowers refinance their debt in order to reduce their borrowing cost. This causes reinvestment risk, because the Bank generally is not able to reinvest prepayments at rates that are comparable to the rates earned on the prepaid loans or securities.

         Table 14 presents Gloucester County Federal Savings Bank's net portfolio value ("NPV") as of December 31, 2006. The net portfolio values shown in these tables were calculated by the Office of Thrift Supervision, based on information provided by Gloucester County Federal Savings Bank.

         As shown in Table 13, a rising interest rate scenario of 100 basis points would have a negative effect on the NPV. Under this scenario, NPV would decrease by 15% with a resulting NPV ratio of 8.45% of assets. In the event of a 200 basis point increase in interest rates, NPV would experience a 31% decrease with a resulting NPV ratio of 6.98%. A downward movement in market rates by 100 basis points would result in a positive impact on NPV of 8% as the NPV ratio measures 10.34% under this declining rate scenario.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------



                                    Table 14
                           Interest Rate Risk Analysis
                               Net Portfolio Value

                                              At December 31, 2006
                      --------------------------------------------------------------------
                                                           Net Portfolio Value
                       Net Portfolio Value           as % of Present Value of Assets
                      ---------------------     ------------------------------------------
  Change in                                                  Net Portfolio     Basis Point
Rates (bp) (1)        $ Amount     $ Change     % Change      Value Ratio        Change
--------------        --------     --------     --------     -------------     -----------
                      (Dollars in thousands)

    + 300              17,802      (16,958)       -49%            5.31%           (442)
    + 200              23,938      (10,822)       -31%            6.98%           (275)
    + 100              29,586       (5,174)       -15%            8.45%           (128)
        0              34,760            -          0%            9.73%              0
    - 100              37,421        2,661          8%           10.34%             61
    - 200              37,542        2,782          8%           10.31%             58

---------------
(1) The -300bp scenario is not shown due to the relatively low prevailing interest rate environment.

Source:  Gateway Community Financial Corp., preliminary prospectus.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                  Asset Quality


         Table 15 provides information regarding the Bank's non-performing loans and other non-performing assets. Tables 16 and 17 detail the Bank's allowance for loan loss reserves and the allocation of the reserve among loan types for the periods ending December 31, 2002 to 2006. At December 31, 2006, the allowance for loan losses totaled $2.2 million, non-performing loans totaled $2.5 million, and the ratio of allowance for loan losses to non-performing loans was 88.02%.

         The Company's overall asset quality has suffered in recent years due to problems related to the earlier expansion of the commercial loan portfolio. As of December 31, 2006, non-performing loans ("NPLs") measured $2.5 million or 1.17% of total loans and 0.71% of total assets. The Company had $287,592 of foreclosed assets at year-end 2006. In comparison, non-performing assets totaled $1.6 million or 0.51% of total assets at year-end 2002.

         The Company's allowance for loan losses totaled $1.8 million at year-end 2006, measuring 0.85% of total loans and 74.03% of non-performing loans. The loan loss allowance was allocated as follows at year-end 2006:
$419,000 for residential mortgages (23.12% of total allowances), $297,000 for home equity loans (16.36% of total allowances), $484,000 for commercial real estate loans (26.70% of total allowances), $4000 for construction loans (30.53% of total allowances), $355,000 for commercial business loans (19.58% of total allowances), $132,000 for consumer auto loans (7.28% of total allowances), $39,000 for manufactured housing loans (2.15% of total allowances), $1,000 for other loans (0.06% of total allowances) and $82,000 unallocated (4.52% of total allowances).

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                    Table 15
                          Non-performing Asset Summary
                         As of December 31, 2002 to 2006
                             (Dollars in Thousands)

----------------------------------------------------------------------------------------------------------------------
                                                                                   At December 31,
                                                                ------------------------------------------------------
                                                                 2006        2005        2004        2003        2002
                                                                ------      ------      ------      ------      ------
Loans accounted for on a non - accrual basis:
   Real Estate:
     One-to-four family                                         $  103      $  106      $  452      $  421      $  349
     Home equity and second mortgage loans                          16          16          16         125          88
     Commercial                                                  1,570       1,818         829         384         557
     Construction                                                    -           -           -         600           -

  Commercial                                                       663       1,087          27         641         497

  Consumer:
     Auto                                                           42          24          39         231          62
     Other                                                          55          26           -          10          12
                                                                ------      ------      ------      ------      ------

Total non-accrual loans                                          2,449       3,076       1,363       2,411       1,564
                                                                ------      ------      ------      ------      ------

Accruing loans contractually past due 90 days or more:
   Real Estate:
     One-to-four family                                             32         122           -           -           -

  Consumer:
     Auto                                                            -           -           -           8           -
     Other                                                           2          16           -          14          31
                                                                ------      ------      ------      ------      ------

Total accruing loans contractually past due 90 days or more         34         138           -          22          31
                                                                ------      ------      ------      ------      ------

Total non-performing loans                                      $2,484      $3,214      $1,363      $2,433      $1,595
                                                                ======      ======      ======      ======      ======
Real estate owned                                                  288         288         461         448           -
                                                                ======      ======      ======      ======      ======
Other nonperforming assets                                          49          11           -          14           -
                                                                ======      ======      ======      ======      ======
Total non-performing assets                                     $2,820      $3,513      $1,823      $2,895      $1,595
                                                                ======      ======      ======      ======      ======
Total non-performing loans to total loans                         1.17%       1.75%       0.80%       1.46%       0.84%
                                                                ======      ======      ======      ======      ======
Total non-performing loans to total assets                        0.71%       1.04%       0.43%       0.83%       0.51%
                                                                ======      ======      ======      ======      ======
Total non-performing assets to total assets                       0.80%       1.14%       0.58%       0.99%       0.51%
                                                                ======      ======      ======      ======      ======
----------------------------------------------------------------------------------------------------------------------

Source:  Gateway Community Financial Corp., preliminary prospectus.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                    Table 16
                         Allowance for Loan Loss Summary
                         As of December 31, 2002 to 2006

-------------------------------------------------------------------------------------------------------------------
                                                                        At December 31,
                                             ----------------------------------------------------------------------
                                                2006           2005           2004           2003           2002
                                             ----------    -----------    -----------    -----------    -----------
                                                                     (Dollars in Thousands)

Allowance balances at beginning of period       3,037          3,963          3,862          8,329          1,468
Provision for loan losses                        (348)          (917)           (13)         4,342          7,550
Charge-offs:
    Real Estate:
      One-to-four family                            0            (17)                          (19)
      Commerical                                 (531)           (23)                       (1,329)
    Commercial                                   (373)           (37)          (337)        (7,313)          (544)
    Consumer                                      (84)                          (82)          (165)          (157)
                                              -------        -------        -------        -------        -------

          Total charge-offs                      (988)           (77)          (419)        (8,826)          (701)

Recoveries:
    Real Estate:
      One-to-four family                            4              0             17
      Commerical                                   33              0             85
    Commercial                                     74             52            401              4
    Consumer                                        2             15             29             13             12
                                              -------        -------        -------        -------        -------
          Total recoveries                        113             67            533             17             12
                                              -------        -------        -------        -------        -------
Net (charge-offs) recoveries                     (875)           (10)           114         (8,809)          (689)
                                              =======        =======        =======        =======        =======

Allowance balances at end of period             1,813          3,036          3,963          3,862          8,329
                                              =======        =======        =======        =======        =======


Total loans outstanding                       212,305        183,952        171,283        167,205        190,988
                                              =======        =======        =======        =======        =======
Average loans outstanding                     199,752        171,130        165,622        175,412        196,541
                                              =======        =======        =======        =======        =======

Allowance for loan losses as a percent
  of total loans outstanding                    0.85%          1.65%          2.31%          2.31%          4.36%

Net loans charged off as a percent
  of average loans outstanding                  0.44%          0.01%         -0.07%          5.02%          0.35%
-------------------------------------------------------------------------------------------------------------------

Source:  Gateway Community Financial Corp., preliminary prospectus.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                    Table 17
                     Allocation of Allowance for Loan Losses
                         As of December 31, 2002 to 2006

---------------------------------------------------------------------------------------------------------------------------------
                                                                      At December 31,
                                  2006               2005                  2004                 2003                 2002
                           -----------------   -------------------   ------------------   ------------------   ------------------
                                    Percent               Percent              Percent              Percent              Percent
                                    of Loans              of Loans             of Loans             of Loans             of Loans
                                    to Total              to Total             to Total             to Total             to Total
                           Amount    Loans       Amount    Loans      Amount    Loans      Amount    Loans      Amount     Loans
                           ------   --------     ------   --------    ------   --------    ------   --------    ------   --------
                                                                    (Dollars in Thousands)

Type of Loans:
-------------
Real Estate:
    One-to-four family     $  419    48.08%      $  460     39.71%    $  287     32.44%    $  170     27.20%    $  182      25.78%
    Home equity               297    27.76          248     26.60        206     23.51        205     23.86        161      16.42
    Commercial                484     6.77          465      7.45        948     10.36        897     13.17      1,397      17.70
    Construction                4     0.33            7      1.89         40      0.44          4      0.48          7       1.16

Commercial                    355     2.14        1,195      3.23      1,824      6.59      2,050      9.84      6,250      16.55

Consumer:
--------
    Auto                      132     9.89          440     18.00        248     23.38        243     24.39        309      21.28
    Manufactured housing       39     3.51          143      2.90          9      1.94          -      0.00          -       0.00
    Savings accoount            0     0.51            0      0.58          -      0.63          -      0.55          -       0.60
    Other                       1     1.01            7      0.64          2      0.71          2      0.51          2       0.51
Unallocated                    82                    71                  399                  291                   21
                           ------   ------       ------    ------     ------    ------     ------    ------     ------     ------
      Total                $1,813   100.00%      $3,036    100.00%    $3,963    100.00%    $3,862    100.00%    $8,329     100.00%
                           ======   ======       ======    ======     ======    ======     ======    ======     ======     ======
---------------------------------------------------------------------------------------------------------------------------------

Source:  Gateway Community Financial Corp., preliminary prospectus.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

         Management, in compliance with federal guidelines, has instituted an internal loan review program, whereby non-performing loans are classified as special mention, substandard, doubtful or loss. It is our policy to review the loan portfolio, in accordance with regulatory classification procedures, on at least a quarterly basis. When a loan is classified as substandard or doubtful, management is required to evaluate the loan for impairment. When management classifies a portion of a loan as loss, a reserve equal to 100% of the loss amount is required to be established or the loan is to be charged-off.

         An asset that does not currently expose the Bank to a sufficient degree of risk to warrant an adverse classification, but which possesses credit deficiencies or potential weaknesses that deserve management's close attention is classified as "special mention."

         An asset classified as "substandard" is inadequately protected by the current net worth and paying capacity of the obligor or the collateral pledged, if any. Assets so classified have well-defined weaknesses and are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.

         An asset classified as "doubtful" has all the weaknesses inherent in a "substandard" asset with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable. The possibility of a loss on a doubtful asset is high.

         That  portion  of  an  asset   classified   as  "loss"  is   considered
uncollectible and of such little value that it's continuance as an asset, without establishment of a specific valuation or charge-off, is not warranted. This classification does not necessarily mean that an asset has absolutely no

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------
recovery or salvage value; but rather, it is not practical or desirable to defer writing off a basically worthless asset even though partial recovery may be effected in the future.

         At December 31, 2006, all classified assets and special mention designated assets were loans. At December 31, 2006, none of the loans classified as "special mention," $1.5 million of loans classified as "substandard" and $745,000 of the loans classified as "doubtful" are included in the table of non-performing assets shown above.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                   Market Area


         The Company and the Bank are headquartered in Sewell, New Jersey, and operate four retail banking offices in Gloucester County and one retail office in Camden County. Each of these counties is located in a region referred to as the Delaware River Valley. The Bank's principal lending and savings market area covers Gloucester County and surrounding areas in southern New Jersey, however, to a smaller degree, the Bank does originate loans throughout the entire state.

         Gloucester County covers an area of 3,296 square miles and is only seven miles from Philadelphia and is located halfway between Washington, DC and New York City. The county is situated along the eastern bank of the Delaware River. While located within the highly urbanized Philadelphia Metropolitan Region, many areas of the county remain undeveloped with most of the population settled in the northern and eastern parts of the county. According to census data, Gloucester County is the fastest growing county in the state of New Jersey.

         The primary business of the Bank of attracting deposits and making loans is primarily conducted within its market area. A downturn in the local economy could reduce the amount of funds available for deposit and the ability of borrowers to repay their loans.

         The Company operates in a market area with a high concentration of banking and financial institutions, and we face substantial competition in attracting deposits and in originating loans. A number of competitors are significantly larger institutions with greater financial and managerial resources and lending limits. The Company's ability to compete successfully is a significant factor affecting growth potential and profitability.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

         Table 18 displays selected demographic data for the United States, the state of New Jersey, Gloucester County and zip code 08080.

         Median household income levels for Gloucester County were in-line with the comparable demographic data for New Jersey and higher than the figures for the United States. The median household income for Gloucester County was estimated at $65,993 in 2006, approximately equal to the state median household income level of $66,848 and higher than the national household income levels of $51,546. The median household income for zip code 08080 was well above these figures at $81,910. Approximately 64% of the households in Gloucester County and 77% of households in zip code 08080 had incomes of $50,000 or greater, as compared to 63% statewide and 52% nationally.

         Table 19 displays employment by industry in Gloucester County while Table 20 details the largest private employers in the county. As indicated by the tables, the economy of Gloucester County is primarily service based with a notable concentration in manufacturing and construction.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                    Table 18
                            Selected Demographic Data
         United States, New Jersey, Gloucester County and Zip Code 08080

==========================================================================================================
                Demographic              United              New          Gloucester        Zip Code
                    Data                 States            Jersey           County           08080
----------------------------------------------------------------------------------------------------------
     Population
     ----------
     Total Population - 2006           303,582,361        8,853,518         281,422          40,822
     2000-2006 actual change                 7.87%            5.22%          10.50%          11.41%
     2006-2011 projected change              6.66%            3.93%           9.34%           8.12%

     Households
     ----------
     Total Households - 2006           114,049,635        3,215,289         101,582          13,475
     2000-2006 actual change                 8.12%            4.92%          11.98%          13.76%
     2006-2011 projected change              6.85%            4.02%          10.22%           9.34%

     Per Capita Income
     -----------------
     Per Capita Income - 2006              $27,084          $34,209         $28,845         $32,894
     2000-2006 actual change                25.46%           26.67%          27.03%          27.15%
     2006-2011 projected change             21.78%           21.25%          21.30%          20.00%

     Median Household Income
     -----------------------
     Median Household Income - 2006        $51,546          $66,848         $65,993         $81,910
     2000-2006 actual change                22.25%           21.36%          21.87%          19.62%
     2006-2011 projected change             17.77%           17.06%          17.42%          19.31%

     Household Income Distribution
     -----------------------------
     $0 - $24,999                              23%              17%             15%              7%
     $25,000 - $49,999                         26%              20%             22%             15%
     $50,000+                                  52%              63%             64%             77%

     Age Group Distribution
     ----------------------
      0 - 14 years                             20%              21%             20%             22%
     15 - 34 years                             27%              25%             25%             25%
     35 - 54 years                             29%              31%             31%             34%
     55+ years                                 23%              24%             23%             19%

     Unemployment Rate
     -----------------
     December 2006                            4.6%             4.2%            3.8%              NA
     December 2005                            4.9%             4.4%            4.3%              NA

==========================================================================================================

   Source: SNL Financial; ESRI; U.S. Department of Labor.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                    Table 19
                  Employment by Industry for Gloucester County

--------------------------------------------------------------------------------
   Industry                                                       Employees
================================================================================

   Education, Health, Social Services                              27,605
   Retail Trade                                                    19,116
   Professional                                                    13,407
   Finance, Insurance, Real Estate                                 12,093
   Construction                                                    11,597
   Manufacturing                                                   10,412
   Transportation                                                   9,467
   Wholesale Trade                                                  8,076
   Other Services                                                   6,386
   Arts, Entertainment                                              6,225
   Public Administration                                            4,292
   Information                                                      3,468
   Agriculture/Mining                                                 320
--------------------------------------------------------------------------------

Source: U.S. Department of Labor, Bureau of Labor Statistics.


                                    Table 20
                       Largest Employers Gloucester County

--------------------------------------------------------------------------------
Company                                        City                  Employees
================================================================================

Underwood-Memorial Hospital                    Woodbury                1,776
Rowan University                               Glassboro               1,637
Kennedy Memorial Hospital                      Turnersville            1,035
US Foods/Services                              Swedesboro                900
US Postal Service                              Swedesboro                700
Missa Bay, LLC                                 Swedesboro                600
Sony Music                                     Pitman                    582
Valero Refining Company                        Paulsboro                 550
Delaware Valley Wholesale Florists             Sewell                    550
Electric Mobility                              Sewell                    500
Compucon Systems                               Paulsboro                 450
Direct Group                                   Swedesboro                450
Heritage's Dairy Stores                        Thorofare                 425
Sunoco-Eagle Point Oil Co.                     West Deptford             421
Cornell & Co.                                  Woodbury                  400
Exxon Mobil Research & Engineering Co.         Paulsboro                 400
--------------------------------------------------------------------------------

Source: Gloucester County Department of Economic Development.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

         Table 21 summarizes deposit market data for all commercial banks and thrift institutions with offices in Gloucester and Camden Counties respectively. Based on deposit data as of June 30, 2006 and adjusted for any subsequent merger transactions, the Company ranked fourth in deposit market share among the financial institutions operating in Gloucester County. As of such date, the Company had total deposits of $290.1 million in the county, which reflected a 7.5% market share based on the area's total deposits of $3.9 billion. Three large regional commercial banks occupied the top of the market share rankings of deposits in Gloucester County. Commerce Bancorp, Fulton Financial Corp., and Wachovia Corporation held market shares of 31.3%, 13.8%, and 9.7%, respectively.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                    Table 21
                              Deposit Market Share
                        Data as of June 30, 2005 and 2006
                 (adjusted for completed and announced mergers)

-----------------------------------------------------------------------------------------------------------------------------
COUNTY: Gloucester, NJ
                                                                      2006       2006                      2005          2005
                                                                     Total      Total                     Total         Total
                                                        2006      Deposits     Market                  Deposits        Market
2006                                         2006     Branch     in Market      Share      2005       in Market         Share
Rank   Institution                           Type      Count        ($000)        (%)      Rank          ($000)           (%)
=============================================================================================================================
  1    Commerce Bancorp Inc. (NJ)            Bank         10     1,208,604      31.28        1        1,210,447         32.74
  2    Fulton Financial Corp. (PA)           Bank         13       531,230      13.75        2          494,735         13.38
  3    Wachovia Corp. (NC)                   Bank          8       375,829       9.73        3          345,113          9.33
  4    Gateway Community Finl MHC (NJ)       Thrift        4       290,145       7.51        4          278,620          7.54
  5    Newfield Bancorp Inc. (NJ)            Bank          6       225,232       5.83        5          225,915          6.11
  6    Parke Bancorp Inc. (NJ)               Bank          2       197,877       5.12        7          162,901          4.41
  7    Bank of America Corp. (NC)            Bank          8       187,517       4.85        6          197,657          5.35
  8    PNC Financial Services Group (PA)     Bank          3       144,820       3.75        9          127,878          3.46
  9    Susquehanna Bancshares Inc. (PA)      Bank          4       142,837       3.70        8          137,810          3.73
 10    Columbia Savings Bank M.H.C. (NJ)     Thrift        3        86,847       2.25       10           83,513          2.26
 NA    All Other Institutions                NA           20       472,955      12.23                   432,854         11.69
       Totals                                             81     3,863,893        100                 3,697,443           100



COUNTY: Camden, NJ
                                                                      2006       2006                      2005          2005
                                                                     Total      Total                     Total         Total
                                                        2006      Deposits     Market                  Deposits        Market
2006                                         2006     Branch     in Market      Share     2005        in Market         Share
Rank   Institution                           Type      Count        ($000)        (%)     Rank           ($000)           (%)

==============================================================================================================================
  1    Commerce Bancorp Inc. (NJ)            Bank         22     3,618,352      39.47        1        3,252,612         37.01
  2    Wachovia Corp. (NC)                   Bank         18     1,334,945      14.56        2        1,189,772         13.54
  3    PNC Financial Services Group (PA)     Bank         25     1,146,947      12.51        3        1,123,687         12.79
  4    Bank of America Corp. (NC)            Bank         19       460,330       5.02        4          729,190          8.30
  5    Hudson City Bancorp Inc. (NJ)         Thrift        3       407,869       4.45        5          425,421          4.84
  6    TD Bank Financial Group               Bank         12       304,269       3.32        6          305,978          3.48
  7    Royal Bank of Scotland Group          Bank          7       252,566       2.76        7          269,642          3.07
  8    Susquehanna Bancshares Inc. (PA)      Bank          7       240,371       2.62       11          185,492          2.11
  9    Sovereign Bancorp Inc. (PA)           Thrift        4       226,343       2.47       12          160,288          1.82
 10    Sun Bancorp Inc. (NJ)                 Bank          5       215,229       2.35        9          211,613          2.41
 21    Gateway Community Finl MHC (NJ)       Thrift        1         5,083       0.06       20            3,223          0.04
 NA    All Other Institutions                NA           43     4,573,313      49.88                 4,184,617         47.60
       Totals                                            144     9,167,265        100                 8,788,923           100


Source:  SNL Financial.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                 Summary Outlook


         The overall earnings outlook of the Company (without the benefit of the conversion proceeds) remains flat to slightly unfavorable due to the flat yield curve and the low net interest margin. Earnings have been constrained over the past few years due to the deteriorating net interest margin and problems related to the earlier expansion of the Bank's commercial loan portfolio. While the federal funds rate and other short-term market interest rates, which the Bank uses as a guide to deposit pricing, have increased, intermediate- and long-term market interest rates, used to guide loan pricing, have not increased proportionately. This has led to a "flattening" of the market yield curve, which has even "inverted" recently as short-term rates have exceeded long-term rates over an intermediate maturity horizon. The flat yield curve has hurt the Bank's interest rate spread and net interest margin because the interest rates paid on deposits have repriced upwards faster than the interest rates earned on loans and investments.

         Management of the Company intends that the offering proceeds will provide capital to enable growth and enhance profitability. Attention will be paid to building the core banking business through internal growth and de novo branching, and the Company will also actively consider expansion opportunities such as the acquisition of other financial institutions or financial services companies.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


         II.      COMPARISONS WITH PUBLICLY HELD THRIFTS

                                General Overview


         The comparative market approach provides a sound basis for determining estimates of going-concern valuations where a regular and active market exists for the stocks of peer institutions. The comparative market approach was utilized in determining the estimated pro forma market value of the Company because: (i) reliable market and financial data are readily available for comparable institutions; (ii) the comparative market method is required by the applicable regulatory guidelines; and (iii) other alternative valuation methods (such as income capitalization, liquidation analysis, or discounted cash flow) are unlikely to produce a valuation relevant to the future trading patterns of the related equity interest. The generally employed valuation method in initial public offerings, where possible, is the comparative market approach, which also can be relied upon to determine pro forma market value in a thrift stock conversion.

         The comparative market approach derives valuation benchmarks from the trading patterns of selected peer institutions which, due to certain factors such as financial performance and operating strategies, enable the appraiser to estimate the potential value of the subject institution in a stock conversion offering. The pricing and trading history of recent initial public offerings of thrifts are also examined to provide evidence of the "new issue discount" that must be considered. In Chapter II, our valuation analysis focuses on the selection and comparison of the Company with a comparable group of publicly traded thrift institutions (the "Comparative Group"). Chapter III will detail any additional discounts or premiums that we believe are appropriate to the Company's pro forma market value.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                               Selection Criteria


         Selected market price and financial performance data for thrifts listed on the New York and American Stock Exchanges and those thrifts traded on the NASDAQ over-the-counter ("OTC") markets are shown in Exhibit III. Several criteria, discussed below, were used to select the individual members of the Comparative Group from the overall universe of publicly held thrifts.

          o    Operating    characteristics   -   An   institution's   operating
               ----------------------------
               characteristics are the most important factors because they affect investors' expected rates of return on a company's stock under various business/economic scenarios, and they influence the market's general perception of the quality and attractiveness of a given company. Operating characteristics, which may vary in importance during the business cycle, include financial variables such as profitability, balance sheet growth, capitalization, asset quality, and other factors such as lines of business and management strategies.


          o    Degree of marketability  and liquidity - Marketability of a stock
               --------------------------------------
               reflects the relative ease and promptness with which a security may be sold when desired, at a representative current price, without material concession in price merely because of the necessity of sale. Marketability also connotes the existence of buying interest as well as selling interest and is usually indicated by trading volumes and the spread between the bid and asked price for a security. Liquidity of the stock issue refers to the organized market exchange process whereby the security can be converted into cash. We attempted to limit our selection to companies that have access to a regular trading market or price quotations. We eliminated from the comparative group companies with market prices that were materially influenced by publicly announced or widely rumored acquisitions. However, the expectation of continued industry consolidation is currently embedded in thrift equity valuations.


          o    Geographic  Location - The region of the country  where a company
               --------------------
               operates is also of importance in selecting the comparative group. The operating environment for thrift institutions varies from region to region with respect to business and economic environments, real estate market conditions, speculative takeover activity, and investment climates. Economic and investor climates can also vary greatly within a region, particularly due to takeover activity.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

         The  operations  of the  Company  fit the  general  profile of a thrift
institution,   concentrated   on  retail   banking  in  its  local   market  and
simultaneously expanding its market presence in the commercial arena. Residential mortgages remain the core product in the Company's loan portfolio. Additionally, commercial real estate, commercial business and home equity lending has increased steadily over the past five years.

         In determining the Comparative Group composition, we focused on the Company's corporate structure, location, asset size, profitability, and equity level. As with any composition of a group of comparable companies, the selection criteria were broadened sufficiently to assemble a meaningful number of members for inclusion. Specifically, we applied the following selection criteria:

          o    Publicly  traded  thrift -  stock-form  thrift  whose  shares are
               ------------------------
               traded on a major stock exchange or listed on NASDAQ.

          o    Non-acquisition  target -  company  is not  subject  to a pending
               -----------------------
               acquisition.

          o    Mutual holding company - company's  stock  ownership  interest is
               ----------------------
               held in whole or in part by a mutual holding company, and is not currently undertaking a "second-step" conversion offering.

          o    Current  financial  data  -  publicly  reported   financial  data
               ------------------------
               available for the most recent last twelve months ("LTM") ending December 31, 2006.

          o    Asset  size - total  assets  of  between  $250  million  and $750
               -----------
               million.

          o    Geographic  location - emphasis  on  institutions  located in the
               --------------------
               Northeast and Mid-Atlantic.

          o    Capitalization  - equity to assets ratio greater than or equal to
               --------------
               6.5%.

          o    Profitability  measure  - net  income  above  0.00% but less than
               ----------------------
               0.75% relative to average assets for the LTM period ending December 31, 2006.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


         As a result of applying the above criteria, the screening process produced a reliable representation of publicly traded thrifts with operations comparable to those of the Company. A general operating summary of the ten members selected for the Comparative Group is presented in Table 22.

         In focusing on profitable mutual holding companies, we identified a sufficient number of companies meeting the overall selection criteria. The companies in the Comparative Group were drawn from across the country with six located in the Mid-Atlantic region (including three in New Jersey, two in New York and one in Pennsylvania), three from the Northeast (one from Connecticut and one from Massachusetts), and one from the Midwest (Illinois). The asset sizes of the selected companies range from $266.5 at AJS Bancorp, Inc. (MHC) to $562.3 million at Ocean Shore Holding Company, (MHC). The median asset size of the Comparative Group was $397.4 million and similar to the Company's asset size of $351.9 million.

         In comparison to recent performance trends of the aggregate public thrift industry, the Comparative Group companies generally exhibited below-average profitability ratios, higher net interest spreads, higher capital ratios, and slightly lower levels of problem assets. While some differences inevitably may exist between the Company and the individual companies, we believe that the chosen Comparative Group on the whole provides a meaningful basis of financial comparison for valuation purposes.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                    Table 22
                      Comparative Group Operating Summary
                             As of Decembe 31, 2006

----------------------------------------------------------------------------------------------------------------------
                                                                                   Initial         Total      Equity/
                                                                       No. of     Conversion      Assets       Assets
Company                                      City            State    Offices        Date          ($000)          (%)
======================================================================================================================
Gateway Community                            Sewell            NJ        5            NA         351,864         8.21
AJS Bancorp, Inc. (MHC)                      Midlothian        IL        3         12/27/01      266,497        10.78
Colonial Bankshares, Inc. (MHC)              Bridgeton         NJ        6         06/30/05      383,597         9.56
FedFirst Financial Corp. (MHC)               Monessen          PA        8         04/07/05      283,484        16.37
Lake Shore Bancorp, Inc. (MHC)               Dunkirk           NY        8         04/04/06      354,234        15.17
Magyar Bancorp, Inc. (MHC)                   New Brunswick     NJ        4         01/24/06      449,109        10.81
Naugatuck Valley Financial Corp. (MHC)       Naugatuck         CT        9         10/01/04      413,696        12.35
Ocean Shore Holding Company (MHC)            Ocean City        NJ        8         12/22/04      562,261        11.12
Pathfinder Bancorp, Inc. (MHC)               Oswego            NY        8         11/16/95      301,382         6.92
PSB Holdings, Inc. (MHC)                     Putnam            CT        7         10/05/04      479,520        10.71
Service Bancorp, Inc. (MHC)                  Medway            MA        9         10/08/98      411,119         7.07
----------------------------------------------------------------------------------------------------------------------

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                          Recent Financial Comparisons


         Table 23 summarizes certain key financial comparisons between the Company and the Comparative Group. Tables 24 through 28 contain the detailed financial comparisons of the Company with the individual Comparative Group companies based on measures of profitability, income and expense components, yield-cost structure, capital levels, credit risk, balance sheet composition, and growth rates. Financial data for the Company, the Comparative Group, and All Public Thrift aggregate were utilized as of or for the most recent available LTM period ending December 31, 2006.

         The Company's LTM return on average assets was 0.11%, reflecting a profitability measure below the Comparative Group median of 0.39% and the All Public Thrift median of 0.59%. The Company's comparatively weaker earnings level was attributable mainly to its lower net interest margin and lower levels of non-interest income. Only one member of the Comparative Group, Magyar Bancorp, Inc. (MHC) exhibited an LTM ROAA lower than the Company's profitability ratio. The Company's below-average net interest margin and lower non-interest income level offset any advantage the Company gained through its lower than average non-interest expense ratio. The Company's LTM return on average equity at 1.33% was also well below the Comparative Group median of 3.94% and the All Public Thrift median of 5.35%.

         The Company's net interest income level of 2.08% relative to average assets was positioned below the Comparative Group median of 2.73% and the All Public Thrift median of 2.87%. The Company's lower level of net interest income production was attributable to its lower yield on earning assets during the period as compared to the Comparative Group median.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


The Company's net interest spread of 2.06% for the LTM period fell far below the
Comparative   Group  and  All  Public   Thrift   medians  of  2.74%  and  2.60%,
respectively.

         The Company's earning asset yield measured 5.27% and trailed the Comparative Group median of 5.77% and the All Public Thrift median of 6.05%. The Company's lower asset yield resulted from having a larger concentration of cash and securities as a percentage of total assets and a lower level of net loans as a percentage of total assets as compared to the Comparative Group and the All Public Thrift Group. The Company's ratio of net loans to total assets measured 59.8% compared to the Comparative Group median of 64.3% and the All Public Thrift Group median of 73.3%. The Company's ratio of residential mortgages to total loans measured 75.8% as compared to medians of 71.8% for the Comparative Group and 57.4% for the All Public Thrift Group. While the Company's yield on earning assets fell below both the Comparative Group and the All Public Thrift Group, its cost of interest-bearing liabilities at 3.21% fell between the Comparative Group median cost of funds of 3.08% and All Public Thrift median of 3.58%. The Company's liability costs reflect its significant level of deposits as a source of funds as opposed to the Comparative Group and All Public Thrifts higher reliance upon borrowings as deposits generally bear lower rates than higher-costing borrowings. The Company's level of borrowed funds was well below the Comparative Group's median debt utilization. Borrowings measured 1.3% of the Company's assets and 12.9% for the Comparative Group median and 16.7% for the All Public Thrift median.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                    Table 23
                            Key Financial Comparisons
           Gateway Community Financial Corp. and the Comparative Group
           As of or for the Last Twelve Months Ended December 31, 2006

===================================================================================================================
                                                                        Gateway
                                                                       Community        Comp.       All Public
                                                                       Financial        Group         Thrift
                                                                         Corp.          Median        Median
-------------------------------------------------------------------------------------------------------------------
       Profitability
       -------------
       LTM Return on Average Assets                                       0.11%          0.39%         0.59%
       LTM Return on Average Equity                                       1.33           3.94          5.35
       Core Return on Average Assets                                      0.11           0.38          0.59
       Core Return on Average Equity                                      1.33           3.77          5.37

       Income and Expense (% of avg. assets)
       ------------------
       Total Interest Income                                              4.91           5.24          5.73
       Total Interest Expense                                             2.83           2.72          2.88
                                                                         -----          -----         -----
       Net Interest Income                                                2.08           2.73          2.87
       Provision for Loan Losses                                         (0.10)          0.05          0.07
       Other Operating Income                                             0.26           0.46          0.50
       Net Gains and Nonrecurring Income                                 (0.01)          0.00          0.08
       General and Administrative Expense                                 2.30           2.55          2.51
       Intangibles Amortization Expense                                   0.00           0.00          0.00
       Nonrecurring Expense                                               0.00           0.00          0.00
       Pre-tax Core Earnings                                              0.14           0.52          0.79

       Efficiency Ratio                                                  98.44          80.43         72.12

       Yield-Cost Data
       ---------------
       Yield on Interest-earning Assets                                   5.27           5.77          6.05
       Cost of Interest-bearing Liabilities                               3.21           3.08          3.58
                                                                         -----          -----         -----
       Net Interest Spread                                                2.06           2.74          2.60

       Asset Utilization  (% of avg. total assets)
       -----------------
       Avg. Interest-earning Assets                                      93.60          93.30         94.47
       Avg. Interest-bearing Liabilities                                 88.07          82.89         83.62
                                                                         -----          -----         -----
       Avg. Net Interest-earning Assets                                   5.54           8.28         10.85

===================================================================================================================

                                       62

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                              Table 23 (continued)
                            Key Financial Comparisons
           Gateway Community Financial Corp. and the Comparative Group
           As of or for the Last Twelve Months Ended December 31, 2006

====================================================================================================================
                                                                       Gateway
                                                                      Community        Comp.        All Public
                                                                      Financial        Group          Thrift
                                                                        Corp.          Median         Median
--------------------------------------------------------------------------------------------------------------------
       Balance Sheet Composition (% of total assets)
       -------------------------
       Cash and Securities                                               35.01%         18.90%         20.86%
       Loans Receivable, net                                             59.82          64.28          73.30
       Real Estate                                                        0.08           0.00           0.01
       Intangible Assets                                                  0.00           0.00           0.00
       Other Assets                                                       5.09           3.29           4.10
       Total Deposits                                                    89.80          72.32          70.12
       Borrowed Funds                                                     1.25          12.93          16.67
       Other Liabilities                                                  0.74           1.16           0.96
       Total Equity                                                       8.21          10.80          10.09

       Loan Portfolio (% of total loans)
       --------------
       Residential Mortgage Loans                                        75.84          71.83          57.37
       Other Real Estate Mortgage Loans                                   7.10          22.37          30.68
       Non-mortgage Loans                                                17.06           4.52           8.56

       Growth Rates
       ------------
       Total Assets                                                      14.24           8.50           4.57
       Total Loans                                                       16.35          10.04           7.56
       Total Deposits                                                    13.84           7.56           4.90

       Regulatory Capital Ratios
       -------------------------
       Tier 1 Leverage Ratio                                              7.80           9.37           9.06
       Tier 1 Risk-based Capital                                         13.40          15.48          13.75
       Total Risk-based Capital                                          14.20          16.16          14.72

       Credit Risk Ratios
       ------------------
       Non-performing Loans / Total Loans                                 1.17           0.52           0.34
       Non-performing Assets / Total Assets                               0.80           0.27           0.35
       Reserves / Total Loans                                             0.85           0.72           0.78
       Reserves / Non-performing Assets                                  64.30         222.33         110.61

====================================================================================================================

Source: Gateway Community Financial Corp.; SNL Financial; Feldman Financial.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

         The Company's non-interest operating income totaled 0.26% of average assets, trailing the Comparative Group and All Public Thrift medians of 0.46% and 0.50%, respectively. Fees and service charges on deposit accounts were the largest contributor to the Company's non-interest revenue.

         The Company's provision for loan losses measured (0.10)% of average assets, as compared to the Comparative Group median of 0.05% and the All Public Thrift median of 0.07%. The Company's non-performing asset ratio measured 0.80% of total assets versus the Comparative Group median of 0.27% and All Public Thrift median of 0.35%. In keeping with the Company's higher non-performing asset ratio relative to total assets, its non-performing loan ratio as a percent of total loans was 1.17% and was above the corresponding Comparative Group median of 0.52% and All Public Thrift median of 0.34%. The Company is still dealing with the problems related to its earlier expansion of the commercial lending portfolio. The Company maintained a slightly higher level of loan loss reserves at 0.85% of total loans versus the Comparative Group median of 0.72% and the All Public Thrift median of 0.78%.

         The Company's operating expense ratio was lower than the Comparative Group median. The Company's general and administrative expense ratio of 2.30% was below the Comparative Group median of 2.55% and the All Public Thrift median of 2.51%.

         The Company's balance sheet composition had a higher concentration of cash and securities and a lower level of loans compared to the Comparative Group on the whole. Total net loans amounted to 59.8% of assets at the Company as of December 31, 2006, versus 64.3% for the Comparative Group median. Cash and securities aggregated 35.0% of assets at the Company, compared to 18.9% for the Comparative Group median. The Company had intangible assets

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

totaling 0.00% of total assets compared to the Comparative Group median of 0.00%. Other assets, excluding intangibles and foreclosed real estate, composed 5.1% of the Company's assets versus the Comparative Group median of 3.3%. The Company's other assets primarily comprised $6.5 million of premises and equipment (1.8% of total assets) and $7.5 million in cash surrender value of bank owned life insurance (2.1% of total assets).

         The Company's borrowings level at 1.3% of assets reflected its limited usage of FHLB advances as a supplemental funding source. The Comparative Group is characterized by companies with borrowing activity similar to the overall thrift industry as demonstrated by the median debt level of 12.9% of total assets versus the All Public Thrift median of 16.7%. The Company's equity level before the Stock Offering was 8.2% relative to assets, which was below the Comparative Group median of 10.8%. The Company's risk-based capital ratios were also positioned below the corresponding medians of the Comparative Group, reflecting the Company's lower capital level.

         The Company's recent growth rates reflect its objectives to expand its lending activity. As a result, the Company's loan portfolio increased by 16.4% during 2006 while the Comparative Group experienced a median loan portfolio growth rate of 10.0%. The overall asset growth rate for the Company was 14.2% and exceeded the Comparative Group median of 8.5%. Deposit growth at the Company was similar to loan and asset growth and totaled 13.8% for 2006, compared to the Comparative Group median of 6.0%. The growth rates exhibited by the Company and the Comparative Group exceeded the All Public Thrift medians of 7.6%, 4.6% and 4.9%, respectively.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

         In summary, the Company's recent earnings performance trailed the results attained by the Comparative Group and All Public Thrift aggregate when based on returns on assets and equity, due to the Company's lower level of profitability. The Company's profitability was hampered by a low net interest margin and a lower level of non-interest income. The Company's net interest income and low level of operating income were not sufficiently offset its lower operating expense ratio. Management believes that the competition in the banking and financial services industry in New Jersey is intense and that many of its competitors have substantially greater resources and lending limits than the Company do and offer services that it does not or cannot provide. Price competition for loans might result in the Company originating fewer loans, or earning a lower rate of return the loan portfolio, while price competition for deposits might result in a decrease in total deposits or higher rates paid on customer's deposits, impacting the profitability of the Company in the future.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                    Table 24
                      General Financial Performance Ratios
         As of or for the Latest Twelve Months Ended December 31, 2006

                                                                    Total     Tang.     Net
                                             Total     Total       Equity/   Equity/  Interest    Effcy.    LTM    LTM    Core  Core
                                            Assets    Deposits     Assets    Assets    Margin     Ratio     ROA    ROE    ROA   ROE
                                            ($000s)   ($000s)       (%)       (%)       (%)        (%)      (%)    (%)    (%)   (%)
                                            -------   -------      -------   -------  --------    ------    ----   ----   ----  ----

Gateway Community                          351,864     315,962       8.21      8.21    2.25      98.44    0.11   1.33    0.11   1.33

Comparative Group Average                  390,490     278,551      11.09     10.77    2.89      82.32    0.36   3.48    0.35   3.25
Comparative Group Median                   397,358     275,819      10.80     10.80    2.97      80.43    0.39   3.94    0.38   3.77

All Public Thrift Average                3,417,687   2,057,046      11.65     11.00    3.12      73.86    0.57   5.41    0.55   5.36
All Public Thrift Median                   410,040     293,548      10.33      9.20    3.10      72.12    0.59   5.35    0.59   5.37

Comparative Group
-----------------
AJS Bancorp, Inc. (MHC)                    266,497     202,176      10.78     10.78    2.62      81.05    0.35   3.22    0.35   3.22
Colonial Bankshares, Inc. (MHC)            383,597     337,254       9.56      9.56    2.47      79.54    0.45   4.49    0.45   4.48
FedFirst Financial Corp. (MHC)             283,484     143,495      16.37     16.05    2.39      90.69    0.15   0.89    0.15   0.89
Lake Shore Bancorp, Inc. (MHC)             354,234     249,637      15.17     15.17    3.00      74.96    0.52   4.05    0.52   4.05
Magyar Bancorp, Inc. (MHC)                 449,109     342,318      10.81     10.81    3.64      92.47    0.03   0.25    0.04   0.40
Naugatuck Valley Financial Corp. (MHC)     413,696     289,198      12.35     12.31    3.26      85.95    0.38   2.79    0.38   2.79
Ocean Shore Holding Company (MHC)          562,261     417,024      11.12     11.12    2.94      72.94    0.56   5.08    0.56   5.08
Pathfinder Bancorp, Inc. (MHC)             301,382     245,585       6.92      5.66    3.05      86.18    0.34   4.85      NA     NA
PSB Holdings, Inc. (MHC)                   479,520     296,385      10.71      9.17    2.51      79.80    0.43   3.83    0.42   3.77
Service Bancorp, Inc. (MHC)                411,119     262,439       7.07      7.07    3.00      79.66    0.39   5.39    0.32   4.53


Source:  Gateway Community Financial Corp.; SNL Financial; Feldman Financial.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                    Table 25
                          Income and Expense Analysis
              For the Latest Twelve Months Ended December 31, 2006

                                                                       As a Percent of Average Assets
                                        --------------------------------------------------------------------------------------------
                                                              Net     Other   Gains &   Loan    Gen. &   Amort.              Pretax
                                        Interest  Interest  Interest  Oper.   Non-rec.  Loss    Admin.    of      Non-rec.    Core
                                         Income   Expense    Income   Income   Income   Prov.   Expense  Intang,  Expense   Earnings
                                        -------   --------  --------  ------  --------  -----   -------  -------  -------   --------

Gateway Community                         4.91      2.83      2.08    0.26     (0.01)  (0.10)    2.30     0.00     0.00       0.14

Comparative Group Average                 5.37      2.68      2.70    0.49      0.01    0.07     2.64     0.01     0.00       0.52
Comparative Group Median                  5.24      2.72      2.73    0.46      0.00    0.05     2.55     0.00     0.00       0.52

All Public Thrift Average                 5.77      2.87      2.92    0.58      0.15    0.10     2.65     0.02     0.01       0.72
All Public Thrift Median                  5.73      2.88      2.87    0.50      0.08    0.07     2.51     0.00     0.00       0.79

Comparative Group
-----------------
AJS Bancorp, Inc. (MHC)                   5.22      2.70      2.52    0.36      0.00   (0.01)    2.34     0.00     0.00       0.56
Colonial Bankshares, Inc. (MHC)           5.17      2.85      2.32    0.29      0.00    0.05     2.08     0.00     0.00       0.27
FedFirst Financial Corp. (MHC)            5.09      2.81      2.28    0.81      0.00    0.03     2.79     0.00     0.00       0.27
Lake Shore Bancorp, Inc. (MHC)            5.08      2.30      2.78    0.52      0.00    0.05     2.47     0.00     0.00       0.78
Magyar Bancorp, Inc. (MHC)                6.18      2.84      3.35    0.31     (0.02)   0.24     3.36     0.00     0.00       0.03
Naugatuck Valley Financial Corp. (MHC)    5.44      2.45      2.99    0.51      0.00    0.05     3.01     0.01     0.00       0.43
Ocean Shore Holding Company (MHC)         5.31      2.60      2.71    0.41      0.00    0.05     2.28     0.00     0.00       0.79
Pathfinder Bancorp, Inc. (MHC)            5.25      2.49      2.75    0.87      0.00    0.01     3.13     0.07     0.00       0.79
PSB Holdings, Inc. (MHC)                  5.12      2.74      2.38    0.55      0.04    0.08     2.37     0.06     0.00       0.79
Service Bancorp, Inc. (MHC)               5.85      2.98      2.87    0.30      0.12    0.18     2.62     0.00     0.00       0.49


Source:  Gateway Community Financial Corp.; SNL Financial; Feldman Financial.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                    Table 26
                     Yield-Cost Structure and Growth Rates
              For the latest Twelve Months Ended December 31, 2006

                                          Avg.       Avg.    Avg. Net
                                       Int. Earn. Int.-Bear.   Earning  Avg.    Yield on   Cost of      Net   Asset    Loan  Deposit
                                         Assets/    Liabs./   Assets/  Equity/  Int.-Earn. Int-Bear. Interest Growth  Growth  Growth
                                         Assets     Assets    Assets   Assets     Assets    Liabs.    Spread   Rate    Rate    Rate
                                       ---------- ---------- --------- -------  ---------- --------- -------- ------  ------ -------

Gateway Community                        93.60      88.14      5.47     8.71        5.27      3.21     2.06   14.24   16.35   13.84

Comparative Group Average                93.45      82.89      8.28    11.14        5.79      3.08     2.74    9.00   11.31    7.75
Comparative Group Median                 93.30      82.89      8.28    10.95        5.77      3.08     2.74    8.50   10.04    5.97

All Public Thrift Average                93.94      82.62     11.32    11.29        6.23      3.56     2.78    6.70   10.01    7.57
All Public Thrift Median                 94.47      83.62     10.85     9.99        6.05      3.58     2.60    4.57    7.56    4.90

Comparative Group
-----------------
AJS Bancorp, Inc. (MHC)                  96.35         NA        NA    10.87        5.42        NA       NA    3.33   (8.82)   6.18
Colonial Bankshares, Inc. (MHC)          93.88         NA        NA    10.03        5.51        NA       NA   13.88   25.82   18.45
FedFirst Financial Corp. (MHC)           95.23         NA        NA    16.87        5.34        NA       NA    2.65    2.08   14.89
Lake Shore Bancorp, Inc. (MHC)           92.71         NA        NA    12.84        5.48        NA       NA    6.15   (0.23)  (0.50)
Magyar Bancorp, Inc. (MHC)               92.03         NA        NA    10.79        6.72        NA       NA   12.49   28.48    1.95
Naugatuck Valley Financial Corp. (MHC)   91.76         NA        NA    13.62        5.93        NA       NA   16.42   18.87   20.08
Ocean Shore Holding Company (MHC)        91.92      80.98     10.94    11.03        5.77      3.21     2.56    3.39    5.18    0.03
Pathfinder Bancorp, Inc. (MHC)           90.41      84.79      5.62     7.01        5.86      2.94     2.92    1.49    7.36    3.90
PSB Holdings, Inc. (MHC)                 94.60         NA        NA    11.17          NA        NA       NA   19.33   21.69    5.76
Service Bancorp, Inc. (MHC)              95.59         NA        NA     7.17        6.12        NA       NA   10.85   12.71    6.73

Source:  Gateway Community Financial Corp.; SNL Financial; Feldman Financial.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                    Table 27
                           Balance Sheet Composition
             As of the Latest Twelve Months Ended December 31, 2006

                                                                         As a Percent of Total Assets
                                          ------------------------------------------------------------------------------------------
                                            Cash &     Net   Real    Intang.  Other     Total    Borrowed   Other   Total    Total
                                          Securities  Loans  Estate  Assets   Assets   Deposits   Funds     Liabs.  Liabs.   Equity
                                          ----------  -----  ------  ------   ------   --------  --------   ------  ------   ------

Gateway Community                           35.01     59.82   0.08    0.00     5.09      89.80     1.25      0.74    91.79    8.21

Comparative Group Average                   28.23     64.91   0.00    0.35     4.70      71.23    16.40      1.28    88.91   11.09
Comparative Group Median                    18.90     64.28   0.00    0.00     3.29      72.32    12.93      1.16    89.20   10.80

All Public Thrift Average                   23.23     71.17   0.20    0.71     4.29      69.69    17.36      1.30    88.41   11.54
All Public Thrift Median                    20.86     73.30   0.01    0.00     4.10      70.17    16.67      0.96    89.81   10.09

Comparative Group
-----------------
AJS Bancorp, Inc. (MHC)                     45.32     51.92   0.00    0.00     2.76      75.86    10.79      2.57    89.22   10.78
Colonial Bankshares, Inc. (MHC)                NA     51.75   0.00    0.00       NA      87.92     2.17      0.35    90.44    9.56
FedFirst Financial Corp. (MHC)                 NA     61.63   0.00    0.38       NA      50.62    31.51      1.50    83.63   16.37
Lake Shore Bancorp, Inc. (MHC)                 NA     58.06     NA    0.00       NA      70.47    12.24      2.12    84.83   15.17
Magyar Bancorp, Inc. (MHC)                  10.70     81.33   0.00    0.00     7.97      76.22    11.38      1.58    89.19   10.81
Naugatuck Valley Financial Corp. (MHC)      18.90     74.54   0.00    0.05     6.51      69.91    16.56      1.19    87.65   12.35
Ocean Shore Holding Company (MHC)              NA     77.07   0.00    0.00       NA      74.17    13.62      1.09    88.88   11.12
Pathfinder Bancorp, Inc. (MHC)                 NA     66.93     NA    1.33       NA      81.49    10.46      1.14    93.08    6.92
PSB Holdings, Inc. (MHC)                    50.00     45.31   0.00    1.70     2.99      61.81    26.72      0.75    89.29   10.71
Service Bancorp, Inc. (MHC)                 16.20     80.51   0.00    0.00     3.29      63.84    28.61      0.49    92.93    7.07

Source:  Gateway Community Financial Corp.; SNL Financial; Feldman Financial.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                    Table 28
             regulatory Capital, Credit Risk, and loan Composition
         As of or for the Latest Twelve Months Ended December 31, 2006


                                          Tier 1   Tier 1    Total                                               Other
                                         Leverage   Risk-    Risk-          Total                       Resid.  Real Est.  Nonmtg.
                                         Capital    based    based   NPLs/  NPAs/   Resrvs./  Resrvs./  Mtgs./   Mtgs./    Loans/
                                          Ratio    Capital  Capital  Loans  Assets    NPAs     Loans    Loans    Loans     Loans
                                         --------  -------  -------- -----  ------  -------   --------  ------  ---------  -------

Gateway Community                           7.80    13.40    14.20   1.17    0.80    64.30      0.85    75.84      7.10     17.06

Comparative Group Average                   9.41    16.30    17.15   0.45    0.29   272.33      0.77    70.69     23.84      5.47
Comparative Group Median                    9.37    15.48    16.16   0.52    0.27   222.33      0.72    71.83     22.37      4.52

All Public Thrift Average                  10.58    17.11    18.02   0.59    0.53   186.47      0.82    55.64     33.01     11.35
All Public Thrift Median                    9.06    13.75    14.72   0.34    0.35   110.61      0.78    57.37     30.68      8.56

Comparative Group
-----------------
AJS Bancorp, Inc. (MHC)                    10.77    21.71    22.97   0.39    0.20   299.81      1.16    69.13     30.59      0.28
Colonial Bankshares, Inc. (MHC)             9.05    16.95    17.59   0.12    0.06   589.27      0.69    70.02     25.03      4.95
FedFirst Financial Corp. (MHC)             11.20    24.02    24.67     NA      NA       NA      0.51    81.03     16.51      2.46
Lake Shore Bancorp, Inc. (MHC)             11.69    22.71    23.73     NA      NA       NA      0.58    85.60      8.85      5.55
Magyar Bancorp, Inc. (MHC)                  8.61    10.16    11.26     NA      NA       NA      1.10    43.89     44.94     11.17
Naugatuck Valley Financial Corp. (MHC)      9.69    14.01    14.73   0.65    0.49   103.03      0.67    73.64     22.28      4.08
Ocean Shore Holding Company (MHC)          10.59    18.47    19.11   0.12    0.09   385.34      0.47    87.23     10.72      2.05
Pathfinder Bancorp, Inc. (MHC)              7.71    12.11    12.98     NA      NA       NA      0.74    68.39     19.88     11.73
PSB Holdings, Inc. (MHC)                    7.49    13.38    14.02   0.72    0.33   111.65      0.80    74.31     22.46      3.23
Service Bancorp, Inc. (MHC)                 7.28     9.46    10.48   0.69    0.56   144.85      1.00    53.70     37.13      9.17

Source:  Gateway Community Financial Corp.; SNL Financial; Feldman Financial.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                          III. MARKET VALUE ADJUSTMENTS

                                General Overview


         This concluding chapter of the Appraisal identifies certain additional adjustments to the Company's estimated pro forma market value relative to the Comparative Group selected in Chapter II. The adjustments discussed in this chapter are made from the viewpoints of potential investors, which would include depositors holding subscription rights and unrelated parties who may purchase stock in a community offering. It is assumed that these potential investors are aware of all relevant and necessary facts as they would pertain to the value of the Company relative to other publicly traded thrift institutions and relative to alternative investments.

         Our appraised value is predicated on a continuation of the current operating environment for the Company and thrift institutions in general. Changes in the Company's operating performance along with changes in the local and national economy, the stock market, interest rates, the regulatory environment, and other external factors may occur from time to time, often with great unpredictability, which could impact materially the pro forma market value of the Company or thrift stocks in general. Therefore, the Valuation Range provided herein is subject to a more current re-evaluation prior to the actual completion of the Stock Offering.

         In addition to the comparative operating fundamentals discussed in Chapter II, it is important to address additional market value adjustments based on certain financial and other criteria, which include, among other factors:

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                         (1)   Earnings Prospects
                         (2)   Financial Condition
                         (3)   Market Area
                         (4)   Management
                         (5)   Dividend Policy
                         (6)   Liquidity of the Issue
                         (7)   Subscription Interest
                         (8)   Stock Market Conditions
                         (9)   Recent Acquisition Activity
                        (10)   New Issue Discount


Earnings Prospects
------------------

         Earnings prospects are dependent upon the sensitivity of asset yields and liability costs to changes in market interest rates, the credit quality of assets, the stability of non-interest components of income and expense, and the ability to leverage the balance sheet. Each of the foregoing is an important factor to investors in assessing earnings prospects.

         The Company derives its income mainly from the difference or "spread" between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. Several years ago, market interest rates were at historically low levels. However, since June 30, 2004, the U.S. Federal Reserve has increased its target federal funds rate 17 times, from 1.00% to 5.25%. While the federal funds rate and other short-term market interest rates have increased, intermediate- and long-term market interest rates, have not increased proportionately. This has led to a "flattening" of the market yield curve, which has even "inverted" recently as short-term rates have exceeded long-term rates over an intermediate maturity horizon. The flat or "inverted" yield curve negatively affects the Company's interest rate spread and net interest margin as the cost of deposits, which are generally tied to short-term rates, have repriced upwards faster than the interest rates earned on loans and investments, which tend to be priced off long-term rates.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


         The Company's profitability in recent years has been negatively impacted by the flattening of the yield curve, which has led to a shrinking net interest margin. In addition, the Company's earnings have been adversely impacted by a rising efficiency ratio as non-interest expense has risen over the past few years and the impact of material difficulties with large amounts of troubled commercial loans. Going forward, the full impact of the expenses related to the new headquarters will be reflected in the expense base.

         The  Company's  ROA was  (0.87)%,  (0.56)%,  0.53%,  0.54%  and  0.11%,
respectively, for 2002, 2003, 2004, 2005 and 2006. The jump in earnings for fiscal years 2004 and 2005 was primarily related to the recovery of a portion of loan loss provisions made in 2002 and 2003. The Company's net interest margin has declined moderately over the past five years and is below the industry norm due to a very low yield on earning assets facilitated by the high concentration of cash and investment securities as opposed to loans. Additionally, the Company's efficiency ratio has deteriorated over the past five years. The Company's has been unable to generate a steady stream of non-interest revenue from deposit account charges and loan origination fees, due to the Company's relatively high concentration of certificates of deposit as a percentage of total deposits and the low level of loans as a percentage of total assets.

         The infusion of capital from the Stock Offering will provide the Company with the additional flexibility and opportunity to accommodate implementation of planned expansion strategy, although it will take time for the Company to prudently invest these proceeds and generate significant returns on these funds. In the current business cycle, interest rate risk poses a threat to the Company's future earnings growth. As the Company's recent earnings have trended down and the current interest rate yield curve has a negative impact on the Company's

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

net interest margin, we believe a downward adjustment is warranted for the Company's immediate earnings growth prospects.

Financial Condition
-------------------

         As noted in Chapter II, with total assets of $351.9 million, the Company is slightly smaller than the Comparative Group median of $397.4 million. At the pro forma midpoint of the offering range, the Company is expected to have total assets of $374.7 million. The Company has a lower level of net loans as a percentage of total assets at 59.8% compared to the Comparative Group median of 64.3% while having a higher level of cash and securities at 35.0% of total assets as compared to the Comparative Group median of 18.9%.

         The Company has a higher level of deposits and a lower reliance on borrowed funds as compared to the Comparative Group. As a percentage of total assets, the Company has a deposit ratio of 89.8% and borrowings to assets ratio of 1.3% compared to the Comparative Group medians of 72.3% and 12.9%, respectively.

         The  Company's  equity to assets  ratio of 8.2% trails the  Comparative
Group median of 10.8%. At the pro forma midpoint of the offering range, the Company is projected to raise its equity to assets ratio of 13.8%. The Company has no intangible assets.

         An area of importance for investors is the level of nonperforming loans and the level of allowance for loan losses as compared to the level of non-performing assets. The Company's level of non-performing assets as a percentage of total assets at 0.80% is above to the Comparative Group median of 0.27%. The Company's level of reserves as a percentage on non-performing assets at 64.3% falls below the Comparative Group median of 222.3%.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


         While the Company has a lower level of loans as a percentage of total assets as compared to the Comparative Group and a higher level of non-performing assets as a percentage of total assets, the Company's resulting capital level after the conversion will be higher than the Comparative Group median. Taken a whole, we believe that no adjustment is warranted for financial condition.

Market Area
-----------

         The Company's primary market area is Gloucester County, and to a limited extent, surrounding counties in southern New Jersey. Demographic data for the Company's local market reflects a trend of income growth comparable to the United States and New Jersey as a whole, with a higher-level of household income and above average population growth. Therefore, based on the demographic trends affecting the Company's market area as compared to the United States as a whole and the State of New Jersey, we do not believe that the market area conditions on the whole are notably different from those facing the Company. While not materially different from the rest of the United States in terms of demographic data, financial institutions located in New Jersey have generally priced higher and performed better in the after-market for MHC stock offerings. Accordingly, we believe an upward adjustment is warranted for market area considerations.

Management
----------

         Management's principal challenges are to generate profitable results, monitor credit risks, and control operating costs while the Company competes in an increasingly competitive financial services environment while dealing with a flattening yield curve and attempting to expand upon its current operations. The Company's current Chief Executive Officer assumed his position in

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


1997. We believe that investors will take into account that the Company is professionally and knowledgeably managed by a team of experienced banking executives. Additions to the management team are expected as the Company grows. This will add to its operating costs. We also note that stock investors will likely rely upon bottom-line earnings results as the means of evaluating the future performance of management. Based on these considerations, we believe no adjustment is warranted based on management.


Dividend Policy
---------------

         The Company has not yet established a definitive dividend policy or determined the amount or timing of cash dividends that Gateway Community Financial Corp. may pay after the offering. The timing, amount and frequency of dividends will be determined by the Board of Directors.

         Payment of cash dividends has become commonplace among publicly traded thrifts with relatively high capital levels. Eight of the thirteen members of the Comparative Group companies currently pay dividends. The average dividend yield of the Comparative Group was 0.50% as of March 13, 2007, and was below the average All Public Thrift dividend yield of 2.25%. While a formal dividend policy has yet to be established, the Company will have the capital base to pay a dividend in the future and therefore, we believe that no adjustment is warranted for this factor.


Liquidity of the Issue
----------------------

         Eleven of the thirteen members of the Comparative Group are listed on the NASDAQ National Market, while the other two companies are listed on the OTC Bulletin Board. The

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

Company has applied to have its common stock listed for trading on the NASDAQ Global Market following the Stock Offering and anticipates meeting the requirements for listing. Thus, we do not believe that any further adjustment is necessary to address this factor.


Subscription Interest
---------------------

         In recent years, initial public offerings ("IPOs") of thrift stocks have attracted a great deal of investor interest and this speculative fervor generally continued through 2006. While the total number of conversions fell, from 27 in 2005 to 18 in 2006, the average one-day price increase rose to 15.0% in 2006 from 7.1% in 2005. The mutual holding company stock offerings continued to be the most popular option with a total of 12 MHC deals in 2006. While investors traditionally have had mixed views about the mutual holding company structure, MHC offerings recorded a median one-day price increase of 10.0% in 2006, compared to 4.8% in 2005. The fact that the majority of the thrift's voting stock is controlled by the top-tier holding company makes it difficult for shareholders to exert their influence on management.

         The Company has retained the services of Sandler O'Neill + Partners, L.P. to assist in the marketing and sale of the Stock Offering. The Company also plans to form an employee stock ownership plan ("ESOP) that will purchase common stock in the offering. The Company's Board members and executive officers currently anticipate purchasing an aggregate amount of $2.1 million of common stock. The maximum individual purchase limitations per eligible category is placed at $150,000 and persons or groups acting in concert are limited to $250,000 in stock purchases in all categories

         Notwithstanding the demand for thrift MHC IPOs, a strong subscription offering does not always indicate that the valuation should be increased. Many thrift IPO investors do not

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

routinely purchase in the after-market, particularly at higher stock prices or involving stock issues with limited liquidity. As such, absent actual results of the Company's subscription offering (as well as actual market conditions prevailing during the subscription offering), we do not believe any adjustment is warranted at this time.

Stock Market Conditions
-----------------------
         Table 29 graphically displays the performance of the SNL Thrift Index of all publicly traded thrifts and the SNL MHC Thrift Index as compared to the Standard & Poor's 500-Stock Index ("S&P 500") since year-end 2003. While the SNL Thrift Index has underperformed the broader stock index, advancing at 11.8% as compared to 23.9% for the S&P 500, the SNL MHC Thrift Index has advanced 37.2%, during the period from December 31, 2003 to March 13, 2007. During calendar 2006, the SNL Thrift Index and the S&P 500 advanced 13.2% and 13.6% respectively, compared to the SNL MHC Thrift Index, which increased 33.0% over the same period. Since December 31, 2006, the All Thrift Public Index has declined 9.4% while the SNL MHC Thrift Index has declined 5.7%. This compares to a decline of 2.8% for the S&P 500 over the same period.

         The Thrift Industry has seen a steady recovery since the 1990s. This has been fueled primarily by the demand for housing loans, as the real estate sector of the economy has flourished. As reported by The Office of Thrift Supervision (OTS), the thrift industry posted historically strong earnings and profitability in 2006 and asset quality measures for OTS-regulated thrifts also remain strong by historical levels despite weakening in the fourth quarter from the slowdown in the housing markets. Record equity capital-to-assets ratio at the end of 2006 has the industry well positioned to absorb the possibility of further weakening that could

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

result from a housing slowdown. In addition, the industry doubled its aggregate percentage of loan loss provisions in the fourth quarter of 2006 to 0.45 percent of assets from 0.22 percent in the third quarter of 2006, and from 0.26 percent in the fourth quarter of 2005.

         For the fourth quarter of 2006, the slowdown in housing and the changing credit cycle for residential mortgages and consumer lending widely affected industry earnings, profitability and asset quality measures. The drop was more pronounced coming off the industry's second best quarter for earnings in the third quarter of 2006. Earnings and profitability, especially for smaller institutions, continue to be stressed by the flat to inverted yield curve affecting the current interest rate environment. In addition, delinquencies for residential mortgages and consumer loans have increased from record lows. Industry-wide, loan growth slowed during the year while retail deposit growth was up after accounting for the loss of deposits from two large thrifts in the fourth quarter of 2006.

         Industry net income for 2006 was $15.9 billion, down from the record $16.4 billion in 2005, but significantly higher than $14.0 billion in 2004. In the fourth quarter, net income was $3.19 billion, down from $4.29 billion in the prior quarter and $4.32 billion in the year ago fourth quarter, which were the best two quarters in the industry's history. Profitability, as measured by return on average assets (ROA), was 1.06 percent for 2006, down from 1.19 percent in 2005 and 1.17 percent in 2004. For the fourth quarter, ROA was 0.91 percent, down from 1.08 percent in the third quarter and 1.19 percent in the fourth quarter of 2005. While higher provisioning for loan losses affected the ROA decline, the agency noted that a portion of the fourth quarter drop was attributable to one-time events. For the quarter, the industry's aggregate net interest margin rose slightly to 2.71 percent from 2.65 percent in the prior quarter. Net

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


interest margin was 2.76 percent one year ago. The continued flat to inverted yield curve continues to overhang the net interest margin for the industry

         Since the beginning of 2007, thrift stocks have generally trended downward in value due to concerns over the mortgage market and the sub-prime mortgage market in particular and the effect that this may have on the housing industry. Given these concerns and the general uncertainties about the pace of economic recovery, oil prices, the continuing war in Iraq, and the flat yield curve, both the thrift market and the broader market has exhibited some modest downward momentum in 2007. Going forward into 2007, as interest rates continue to hold relatively stable, housing demand and the demand for home mortgages should continue its recent slowdown.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                    Table 29
                      Comparative Stock Index Performance
                      December 31, 2003 to March 13, 2007
                          (Index Value 100 = 12/31/03)

                                [GRAPHIC OMITTED]

All Public Thrifts
MHC Thrift Index
S&P 500 Stock Index

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


Recent Acquisition Activity
---------------------------

         Acquisition speculation is one factor underpinning the prices of newly converted thrifts in the after-market and existing trading companies. Table 30 summarizes recent acquisition activity involving banks and thrifts based in New Jersey. Since January 1, 2006, there have been six acquisitions involving New Jersey financial institutions, three banks and three thrifts. Overall acquisition valuation ratios for New Jersey financial institutions were above the premiums reported nationwide. As the Company will be structured as an MHC, we do not believe that acquisition premiums are a significant factor to consider in determining the Company's pro forma market value, and any speculative interest may be reflected to some degree in the general trading values of thrift stocks and encompass members of the Comparative Group as well.

New Issue Discount
------------------

         A "new issue" discount that reflects investor concerns and investment risks inherent in all IPOs is a factor to be considered for purposes of valuing converting thrifts. The magnitude of the new issue discount typically expands during periods of declining thrift stock prices as investors require larger inducements, and narrows during strong market conditions. The thrift conversion market continues to respond to the after-market performance of recent offerings. Table 31 presents a summary of thrifts that have completed first-stage minority MHC stock offerings since January 1, 2004.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                    Table 30
               Summary of Recent New Jersey Acquisition Activity
           Transactions Announced in 2005, 2006 and 2007 Year-to-Date


====================================================================================================================================
                                               Seller's Prior Financial Data                                 Offer Value to
                                               -----------------------------                           -----------------------------
                                                Total   Equity/  YTD    YTD                    Offer   Book    Tang.   LTM   Total
                                          B/T   Assets  Assets   ROA    ROE    Date    Status  Value   Value   Book    EPS  Assets
Buyer           State Seller              (1)   ($Mil.)   (%)    (%)    (%)   Anncd.    (2)   ($Mil.)   (%)     (%)    (x)     (%)
------------------------------------------------------------------------------------------------------------------------------------
Overall Average                                1,357.5    8.53   0.80   9.18     NA      NA     278.0   252.0  275.2  30.92   19.18
Overall Median                                   522.7    8.32   0.63   7.94     NA      NA     106.9   243.0  245.2  25.48   17.99
------------------------------------------------------------------------------------------------------------------------------------

Cathay General   CA   United Heritage      B      60.4    8.26  (0.32) (3.45) 11/21/06    P       9.4   188.4  188.4     NM    9.41
 Bancorp Inc.          Bank
New York         NY   PennFed Financial    T   2,334.3    5.33   0.39   7.32  11/02/06    P     261.9   202.7  202.7  22.57      NA
 Community             Services Inc
 Bancorp
Provident        NJ   First Morris         B     570.6    6.69   0.26   3.81  10/15/06    P     124.2   325.5  327.6  46.79   18.74
 Financial             Bank & Trust
 Services
Beneficial       PA   FMS Financial        T   1,244.6    6.07   0.47   7.54  10/12/06    P     183.0   241.4  246.3  30.43   11.99
 Savings               Corp.
 Bank, MHC
Sterling Bank    NJ   Farnsworth Bancorp   T     105.6    8.58   0.30   3.39  06/23/06    P      18.9   194.8  194.8  64.56   12.81
                       Inc.
TD Banknorth     ME   Interchange          B   1,631.4   10.97   1.28  12.38  04/13/06    C     480.7   258.7  442.3  23.23   31.09
 Inc.                  Financial Services
Susquehanna      PA   Minotola National    B     623.4   12.95   1.09   8.33  11/14/05    C     166.1   205.7  206.4  25.48   17.23
 Bancshares Inc.       Bank
Sun Bancorp Inc. NJ   Advantage Bank       B     166.0    8.38   0.48   5.45  08/25/05    C      37.0   244.2  244.2  42.85   17.99
Community        NJ   Town Bank            B     147.1   10.24   1.53  13.88  08/16/05    C      41.2   258.7  258.7  25.00   25.52
 Partners Bncp
TD Banknorth     ME   Hudson United        B   8,850.4    6.00   1.32  22.28  07/11/05    C   1,898.7   360.4  446.7  15.12   27.34
 Inc.                  Bancorp
Interchange      NJ   Franklin Bank        B      81.0   12.91   2.06  16.14  06/23/05    C      25.3   241.7  241.7  18.22   22.93
 Financial
 Services
Fulton           PA   SVB Financial
 Financial             Services Inc.        B    474.9    6.00   0.77  13.03  01/11/05    C      89.6   302.3  302.3  25.88   15.90
 Corp.
====================================================================================================================================

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                    Table 31
               Summary of Recent First State MHC Stock Offerings
                  Transactions Completed Since January 1, 2005

====================================================================================================================================
                                                         Stock                Fully                  After-Market Price Chg. Change
                                                                                                     ----------------------
                                                Total   Retained     Gross    Conv.    IPO   3/13/07   One     One    One     Thru
                             Stock     IPO      Assets   by MHC     Proceeds   P/B    Price   Price    Day     Week  Month  3/13/07
Company             State   Exchange   Date     ($Mil.)    (%)      ($Mil.)    (%)     ($)     ($)     (%)     (%)    (%)      (%)
------------------------------------------------------------------------------------------------------------------------------------
Average --           NA       NA        NA       418.5       57.6     43.0     79.4   10.00   12.19    17.8    18.0   17.0     21.9
 2006 and 2007 YTD
Average --           NA       NA        NA       737.8       58.5     74.5     83.6   10.00   12.54     4.5     4.0    3.6     25.4
 2005
------------------------------------------------------------------------------------------------------------------------------------
Oritani              NJ     NASDAQ   01/24/07  1,031.4       68.0    129.8     83.6   10.00   15.31    59.7    54.3   55.0     53.1
 Financial Corp.
Polonia              PA     OTC BB   01/16/07    172.4       55.0     14.9     80.8   10.00   10.04     1.0     1.4    0.5      0.4
 Bancorp
MSB Financial        NJ     NASDAQ   01/05/07    270.2       55.0     25.3     84.3   10.00   11.11    23.0    21.5   19.3     11.1
 Corp.
Mainstreet           MI     OTC BB   12/27/06    112.3       53.0      3.5     70.1   10.00    9.65    10.0    10.0   (2.5)    (3.5)
 Financial Corp.
Ben Franklin         IL     OTC BB   10/19/06    110.2       55.0      8.9     79.3   10.00   10.85     7.0     6.5    6.5      8.5
 Financial
ViewPoint            TX     NASDAQ   10/03/06  1,430.0       55.0    116.0     79.8   10.00   16.05    49.9    52.5   53.9     60.5
 Financial Group
Fox Chase            PA     NASDAQ   10/02/06    754.1       56.4     64.0     79.1   10.00   13.50    29.5    27.9   30.1     35.0
 Bancorp, Inc.
Roma Financial       NJ     NASDAQ   07/12/06    797.8       69.0     98.2     77.1   10.00   14.75    41.0    45.0   46.6     47.5
 Corporation
Seneca-Cayuga        NY     OTC BB   07/11/06    151.1       55.0     10.7     79.1   10.00    9.16     0.0    (1.5)  (7.0)    (8.4)
 Bancorp, Inc.
Northeast Community  NY     NASDAQ   07/06/06    238.8       55.0     59.5     85.8   10.00   11.85    10.0    12.0   12.0     18.5
 Bancorp, Inc.
Mutual Federal       IL     OTC BB   04/06/06     65.3       70.0     10.9     74.6   10.00   12.50    11.3    10.0   14.0     25.0
 Bancorp, Inc.
Lake Shore           NY     NASDAQ   04/04/06    332.0       53.0     29.8     80.4   10.00   12.18     7.0     5.5    2.9     21.8
 Bancorp, Inc.
United Community     IN     NASDAQ   03/31/06    323.6       55.0     36.5     85.1   10.00   11.80     8.0      NA     NA     18.0
 Bancorp
Magyar Bancorp,      NJ     NASDAQ   01/24/06    359.7       54.0     26.2     82.3   10.00   14.15     6.5     5.0    6.0     41.5
 Inc.
Greenville Federal   OH     OTC BB   01/05/06    128.4       55.0     10.3     69.7   10.00   10.00     2.5     2.5    0.0      0.0
 Financial Corp.
Equitable            NE     OTC BB   11/08/05    163.7       55.0     14.2     79.4   10.00   10.30     0.0     0.0   (5.0)     3.0
 Financial Corp.
Investors Bancorp,   NJ     NASDAQ   10/12/05  4,992.8       54.3    516.3     85.4   10.00   14.56     0.2     0.7    5.2     45.6
 Inc.
Wauwatosa Holdings,  WI     NASDAQ   10/05/05  1,386.1       68.4    101.2     82.5   10.00   17.07    12.5    11.5    9.5     70.7
 Inc.
Ottawa Savings       IL     OTC BB   07/15/05    173.3       55.0     10.0     74.9   10.00   13.50    10.0     5.0    7.0     35.0
 Bancorp, Inc.
United Financial     MA     NASDAQ   07/13/05    796.0       53.4     76.7     84.4   10.00   14.06    17.5    15.7   17.0     40.6
 Bancorp, Inc.
Colonial             NJ     NASDAQ   06/30/05    296.2       54.0     20.8     82.5   10.00   13.95     6.0     6.9    7.5     39.5
 Bankshares, Inc.
Heritage             GA     NASDAQ   06/30/05    347.8       70.0     33.7     84.2   10.00   15.58     7.5     7.2    9.3     55.8
 Financial Group
North Penn           PA     OTC BB   06/02/05     90.5       53.9      6.4     73.7   10.00   11.05    10.0     2.5    1.5     10.5
 Bancorp, Inc.
Rockville            CT     NASDAQ   05/23/05    923.5       55.0     83.6     83.5   10.00   14.58     4.8    10.5   19.6     45.8
 Financial, Inc.
FedFirst             PA     NASDAQ   04/07/05    270.3       55.0     29.8     86.0   10.00    9.00    (6.6)   (7.1) (14.5)   (10.0)
 Financial Corp.
Brooklyn Federal     NY     NASDAQ   04/06/05    303.7       70.0     39.7     89.6   10.00   14.00    (0.5)   (0.1)  (5.0)    40.0
 Bancorp, Inc.
Prudential           PA     NASDAQ   03/30/05    405.0       55.0     56.5     86.9   10.00   13.53    (1.5)   (6.5) (12.5)    35.3
 Bancorp, Inc.
Kentucky First       KY     NASDAQ   03/03/05    139.8       55.0     21.3     96.4   10.00   10.05     7.9    11.0   12.4      0.5
 Federal Bancorp
Kearny Financial     NJ     NASDAQ   02/24/05  1,935.5       70.0    218.2     80.0   10.00   14.46    13.9    14.3   10.8     44.6
 Corp
Home Federal         LA     OTC BB   01/21/05     95.7       60.0     14.2     75.4   10.00   10.30    (1.0)    0.0   (0.8)     3.0
 Bancorp, Inc.
BV Financial,        MD     OTC BB   01/14/05     98.1       55.0     11.9     87.8   10.00    8.60    (6.5)   (4.0)  (1.5)   (14.0)
 Inc.
Georgetown           MA     OTC BB   01/06/05    124.9       55.0     12.5     88.5   10.00    8.65     2.0     0.0    0.5    (13.5)
 Bancorp, Inc.
====================================================================================================================================

Source:  SNL Financial.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


         There were a total of twelve MHC stock offerings during 2006 and three so far in 2007. During this period, the after-market performance of MHC thrift conversions has shown significant strength. Of the fifteen MHC stock offerings completed since January 1, 2006, the average first day price increase was 17.8%, with an average price increase of 21.9% through March 13, 2007. Excluding companies who listed on the OTC BB, the first day price increase average was 23.0% with an average price increase of 35.0% through March 13, 2007. Only two of these fifteen MHC stock issues were still trading below their IPO price while ten of the fifteen are trading at more than 15% above their IPO price.

         Since January 1, 2006, there have been four MHC stock offerings completed by New Jersey institutions, Oritani Financial Corp., MSB Financial Corp., Roma Financial Corporation and Magyar Bancorp, Inc., and these institutions are up 53.1%, 11.1%, 47.5% and 41.5%, respectively, from their IPO prices to closing market prices at March 13, 2007. The average one-day price increase for these institutions was 32.0%.

         In the after-market, thrift conversions had been trading upward to a range between 90% and 100% of fully converted book value, but found resistance at this level until a discernible trend in earnings improvement was evident. To price a new offering at 90% of pro forma book value, because of the mathematics of the calculation, would require very large increases in valuations and produce very marginal returns on equity. Accordingly, thrift conversions continue to be priced at discounts to publicly traded companies. MHC conversions closed in 2006 had a median discount to the industry on a price/book ratio of 43.6%. This is due to the relatively high pro forma equity ratios, expected low returns on equity, and the uncertainty regarding the prospects of an institution to adeptly leverage the balance sheet in the currently low interest rate environment. However, the after-market performance of recent thrift IPOs provides

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


has given reason to reduce the new issue discount for valuation of current thrift IPOs. In addition, given, the performance of MHC conversions for institutions located in New Jersey, we believe an upward adjustment is warranted.

Adjustments Conclusion
----------------------

         Based upon our analysis, we believe that an upward adjustment is necessary based upon the performance of New Jersey institutions performing an MHC conversion. This is offset to some degree for a downward adjustment related to the Company's earning performance. Currently, converting thrifts are often valued at substantial discounts to peer institutions relative to price-to-book ratios, but at lesser discounts to the comparable institutions' price-to-earnings ratios. It is the role of the appraiser to balance the relative dynamics of price-to-book and price-to-earnings discounts and premiums.

Valuation Approach
------------------

         In determining the estimated pro forma market value of the Company, we have employed the comparative company approach and considered the following pricing ratios: price-to-earnings per share ("P/E"), price-to-book value per share ("P/B"), price-to-tangible book value per share ("P/TB"), and price-to-assets ("P/A"). Table 32 displays the market price valuation ratios of the Comparative Group on a fully converted basis as of March 13, 2007. Averages for the All Public Thrift aggregate are also shown in Table 33. Table 33 also includes the pro forma fully-converted valuation ratios attributable to the Company as compared to the Comparative Group. Table 34 detailed the pro forma MHC valuation ratios attributable to the Company and the Comparative Group.
Exhibit IV displays the pro forma assumptions and calculations utilized

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

in analyzing the Company's valuation ratios. In reaching our conclusions of the Valuation Range, we evaluated the relationship of the Company's pro forma valuation ratios relative to the Comparative Group valuation data and recent thrift IPO valuations.

         Investors continue to make decisions to purchase thrift conversion stocks and more seasoned thrift issues based upon consideration of core earnings profitability and P/B comparisons. The P/B ratio is an important valuation ratio in the current thrift stock environment and was a key focus in developing our estimate of the Company's pro forma market value. The Company's net income for the LTM period ending December 31, 2006 was $379,000 and reflected an ROA of 0.11%.

         The average P/B ratio on a fully converted basis for the Comparative Group was 91.4% and the median was 95.4%. In comparison, the All Public Thrift average and median P/B ratios were 125.2% and 120.3%. In consideration of the foregoing factors along with the additional adjustments discussed in this chapter, we have determined a fully converted pro forma price-to-book and price-to-tangible book ratio of 74.5% for the Company, which reflects an aggregate midpoint value of $60 million based on the assumptions summarized in
Exhibit IV. Employing a range of 15% above and below the midpoint, the resulting minimum value of $51.0 million reflects a 70.1% P/B ratio and the resulting maximum value of approximately $69.0 million reflects a 78.1% P/B ratio. The adjusted maximum, an additional 15.0% above the maximum, is positioned at approximately $79.4 million and a P/B ratio of 81.5%. At this adjusted maximum price-to-book valuation ratio, the Company is valued higher, on a fully converted basis, to the 79.4% average of recent MHC stock offerings as displayed in Table 31.

         The Company's pro forma maximum P/B ratio of 78.1% reflects a 14.5% discount to the Comparative Group average P/B ratio of 91.4% and a 37.7% discount to the All Public Thrift

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


average of 125.2%. At the adjusted maximum, the Company's pro forma P/B ratio of 81.5% reflects a 10.8% discount to the Comparative Group average and a 34.9% discount to the All Public Thrift average.

         Based on the Valuation Range as indicated above, the Company's pro forma P/E ratios ranged from a minimum of 58.8x to 66.7x at the adjusted maximum based on LTM earnings. As discussed earlier, the Company's below average earnings are reflected by the P/E ratios. The Company's pro forma maximum P/E LTM ratio of 66.7x reflects a 95.7% premium to the Comparative Group average P/E ratio of 34.1x and a 217.2% premium to the All Public Thrift average of 21.0x.

         Based on the P/A measure, the Company's pro forma midpoint of $60.0 million reflects a corresponding valuation ratio of 14.9%, ranging from 12.9% at the minimum to 16.8% and 18.9% at the maximum and adjusted maximum, respectively.

Valuation Conclusion
--------------------

         It is our opinion that, as of March 13, 2007, the aggregate estimated pro forma market value of the Company on a fully converted basis was within the Valuation Range of $51,000,000 to $69,000,000 with a midpoint of $60,000,000.
The Valuation Range was based upon a 15% decrease from the midpoint to determine the minimum and a 15% increase to establish the maximum. An additional 15% increase above the maximum results in an adjusted maximum of $79,350,000.
Exhibit IV displays the assumptions and calculations utilized in determining the Company's estimated pro forma market value on a fully converted basis. Exhibit V displays the Company's resulting pro forma data assuming a sale of 45% of the aggregate pro forma market value of common stock in the MHC Stock Offering.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                    Table 32
                   Fully Converted Market Valuation Analysis
                               Comparative Group
              Computed from Market Price Data as of March 13, 2007

====================================================================================================================================

                                                          Pro Forma Fully Converted               Pro Forma Fully Converted
                                  Current                      Financial Data                      Market Valuation Ratios
                                                    ------------------------------------  ------------------------------------------
                                    MHC     Gross                         Total    Tang.  Price/  Price/    Price/   Price/  Price/
                                  Owner-    Stock    Net     LTM   LTM   Equity/  Equity/  LTM     Core      Book    Tang.   Total
                                   ship   Proceeds  Income   ROA   ROE   Assets   Assets   EPS     EPS      Value     Book   Assets
                 Company           (%)    ($Mil.)   ($Mil.)  (%)   (%)     (%)      (%)    (x)     (x)       (%)      (%)      (%)
------------------------------------------------------------------------------------------------------------------------------------

Comparative Group Average          56.0      38.9      1.9  0.45  2.60    18.05    17.73   34.1     36.2      91.4     93.4    16.47
Comparative Group Median           55.0      36.8      2.0  0.47  2.79    18.32    18.32   28.2     29.2      95.4     95.4    17.50

Comparative Group
-----------------
AJS Bancorp, Inc. (MHC)            57.9      30.2      1.3  0.46  2.44    18.70    18.70   37.7     37.7      95.3     95.3    17.83
Colonial Bankshares, Inc. (MHC)    54.0      34.1      2.1  0.51  3.17    15.97    15.97   28.0     28.0      95.6     95.6    15.28
FedFirst Financial Corp. (MHC)     53.5      32.7      0.9  0.28  1.17    23.93    23.58   63.8     63.8      82.1     83.3    19.65
Lake Shore Bancorp, Inc. (MHC)     55.0      44.3      2.4  0.62  2.66    23.41    23.41     NA       NA      87.7     87.7    20.53
Magyar Bancorp, Inc. (MHC)         54.0      45.3      0.7  0.15  0.86    17.93    17.93     NA       NA      95.8     95.8    17.17
Naugatuck Valley                   55.8      51.4      2.2  0.47  2.28    20.80    20.76   39.3     39.3      96.7     96.9    20.12
 Financial Corp. (MHC)
Ocean Shore Holding Company (MHC)  55.4      63.2      4.0  0.66  3.45    18.96    18.96   26.5     26.5      97.6     97.6    18.51
Pathfinder Bancorp, Inc. (MHC)     64.2      20.4      1.3  0.41  3.43    12.04    10.78   23.2       NA      82.7     92.4     9.96
PSB Holdings, Inc. (MHC)           54.8      39.6      2.5  0.49  2.92    16.63    15.05   28.4     28.7      84.5     93.4    14.06
Service Bancorp, Inc. (MHC)        54.9      27.7      1.9  0.44  3.61    12.16    12.16   25.5     29.2      95.4     95.4    11.61

====================================================================================================================================

Source:  SNL Financial; Feldman Financial computations.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                    Table 33
             Comparative Fully Converted Market Valuation Analysis
                  Gateway Community and the Comparative Group
              Computed from Market Price Data as of March 13, 2007

====================================================================================================================================
                                    Current     Total     Price/    Price/     Price/     Price/     Price/       Total     Current
                                     Stock      Market     LTM       Core      Book       Tang.      Total       Equity/    Dividend
                                     Price      Value      EPS       EPS       Value      Book       Assets      Assets      Yield
     Company                          ($)      ($Mil.)     (x)       (x)        (%)       (%)         (%)         (%)         (%)
------------------------------------------------------------------------------------------------------------------------------------

Gateway Community(1)
   Pro Forma Minimum                10.00        51.0     58.8      55.6        70.1       70.1       12.89       12.89       0.00
   Pro Forma Midpoint               10.00        60.0     62.5      62.5        74.5       74.5       14.87       14.87       0.00
   Pro Forma Maximum                10.00        69.0     66.7      62.5        78.1       78.1       16.77       16.77       0.00
   Pro Forma Adj. Maximum           10.00        79.4     66.7      66.7        81.5       81.5       18.88       18.88       0.00

Comparative Group Average              NA        70.1     34.1      36.2        91.4       93.4       16.47       18.05       0.99
Comparative Group Median               NA        67.6     28.2      29.2        95.4       95.4       17.50       18.32       0.50

All Public Thrift Average(2)           NA       507.6     21.0      23.3       125.2      141.8       12.91       10.62       2.23
All Public Thrift Median(2)            NA        62.6     16.4      17.1       120.3      130.5       11.58        9.42       2.25

Comparative Group(1)
-----------------
AJS Bancorp, Inc. (MHC)             24.60        52.1     37.7      37.7        95.3       95.3       17.83       18.70       1.79
Colonial Bankshares, Inc. (MHC)     13.95        63.1     28.0      28.0        95.6       95.6       15.28       15.97       0.00
FedFirst Financial Corp. (MHC)       9.00        61.2     63.8      63.8        82.1       83.3       19.65       23.93       0.00
Lake Shore Bancorp, Inc. (MHC)      12.18        80.5       NA        NA        87.7       87.7       20.53       23.41       0.99
Magyar Bancorp, Inc. (MHC)          14.15        83.8       NA        NA        95.8       95.8       17.17       17.93       0.00
Naugatuck Valley Financial          12.28        92.1     39.3      39.3        96.7       96.9       20.12       20.80       1.63
 Corp. (MHC)
Ocean Shore Holding Company (MHC)   13.28       114.1     26.5      26.5        97.6       97.6       18.51       18.96       0.00
Pathfinder Bancorp, Inc. (MHC)      12.89        31.8     23.2        NA        82.7       92.4        9.96       12.04       3.18
PSB Holdings, Inc. (MHC)            10.61        72.2     28.4      28.7        84.5       93.4       14.06       16.63       2.26
Service Bancorp, Inc. (MHC)         30.55        50.5     25.5      29.2        95.4       95.4       11.61       12.16       0.00

====================================================================================================================================

(1) Fully-converted valuation assumes sale of 100% of common stock for Gateway Community and MHC-owned stock for the Comparative Group.
(2)  Excludes   existing  MHC  companies  and  companies  subject  to  announced acquisitions.

Source:  Gateway Community Financial Corp.; SNL Financial; Feldman Financial.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                    Table 34
                  Pro Forma Comparative MHC Valuation Analysis
                   Gateway Comunity and the Comparative Group
              Computed from Market Price Data as of March 13, 2007

====================================================================================================================================

                                    Current    Total      Price/    Price/     Price/     Price/     Price/      Total      Current
                                    Stock      Market      LTM       Core       Book      Tang.      Total       Equity/    Dividend
                                    Price      Value       EPS       EPS       Value      Book       Assets      Assets      Yield
                 Company             ($)       ($Mil.)     (x)       (x)        (%)       (%)         (%)         (%)        (%)

------------------------------------------------------------------------------------------------------------------------------------

Gateway Community(1)
   Pro Forma Minimum                10.00        51.0      90.9      90.9      105.7      105.7      13.74       13.00       0.00
   Pro Forma Midpoint               10.00        60.0     100.0     100.0      115.9      115.9      16.01       13.81       0.00
   Pro Forma Maximum                10.00        69.0     111.1     111.1      124.8      124.8      18.24       14.61       0.00
   Pro Forma Adjusted Maximum       10.00        79.4     125.0     111.1      133.9      133.9      20.76       15.51       0.00

Comparative Group Average              NA        70.1      42.2      60.1      163.4      170.0      17.92       11.09       0.99
Comparative Group Median               NA        67.6      37.7      39.9      172.3      172.6      19.11       10.80       0.50

Comparative Group(2)
--------------------
AJS Bancorp, Inc. (MHC)             24.60        52.2      57.2      57.2      181.4      181.4      19.56       10.78       1.79
Colonial Bankshares, Inc. (MHC)     13.95        63.1      37.7      37.8      172.0      172.0      16.44        9.56       0.00
FedFirst Financial Corp. (MHC)       9.00        61.2        NM     150.0      131.9      135.1      21.60       16.37       0.00
Lake Shore Bancorp, Inc. (MHC)      12.18        80.5        NA        NA      149.9      149.9      22.74       15.17       0.99
Magyar Bancorp, Inc. (MHC)          14.15        83.8        NA        NA      172.6      172.6      18.66       10.81       0.00
Naugatuck Valley                    12.28        92.1      61.4      61.4      180.3      181.0      22.26       12.35       1.63
 Financial Corp. (MHC)
Ocean Shore Holding Company (MHC)   13.28       114.1      35.9      35.9      182.5      182.5      20.30       11.12       0.00
Pathfinder Bancorp, Inc. (MHC)      12.89        31.8      31.4        NA      152.4      188.8      10.54        6.92       3.18
PSB Holdings, Inc. (MHC)            10.61        72.2      37.9      38.5      138.5      164.6      14.84       10.71       2.26
Service Bancorp, Inc. (MHC)         30.55        50.5      33.6      39.9      172.7      172.7      12.21        7.07       0.00

====================================================================================================================================

(1) Pro forma market valuation ratios assume sale of 45% of common stock for Gateway Community, reflecting $22.95 million at the minimum, $27.0 million at the midpoint, $31.1 million at the maximum, and $35.7 million at the adjusted maximum
(2)  Reported market valuation ratios reflect current MHC ownership.

Source:  Gateway Community Financial Corp.; SNL Financial; Feldman Financial.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                    Exhibit I
                 Background of Feldman Financial Advisors, Inc.


Overview of Firm
----------------

Feldman Financial Advisors provides consulting and advisory services to financial institutions and mortgage companies in the areas of corporate valuations, mergers and acquisitions, strategic planning, branch sales and purchases, developing and implementing regulatory business and capital plans, and expert witness testimony and analysis. Our senior staff members have been involved in the stock conversion process since 1982 and have valued more than 350 converting institutions.

Feldman Financial Advisors was incorporated in February 1996 by a group of consultants who were previously associated with CS First Boston and Kaplan Associates. Each of the principals at Feldman Financial Advisors has more than 10 years experience in consulting and all were officers of their prior firm. Our senior staff collectively has worked with more than 1,000 banks, thrifts and mortgage companies nationwide. The firm's office is located in Washington, D.C.

Background of Senior Professional Staff
---------------------------------------

Trent Feldman - President.  Trent is a nationally recognized expert in providing
-------------
strategic advice to and valuing service companies, and advising on mergers and acquisitions. Trent was with Kaplan Associates for 14 years and was one of three founding principals at that firm. Trent also has worked at the Federal Home Loan Bank Board and with the California legislature. Trent holds Bachelors and Masters Degrees from the University of California at Los Angeles.

Peter  Williams  -  Principal.  Peter  specializes  in  merger  and  acquisition
---------------
analysis, stock and other corporate valuations, strategic business plans and retail delivery analysis. Peter was with Kaplan Associates for 13 years. Peter also served as a Corporate Planning and Development Analyst with the Wilmington Trust Company in Delaware. Peter holds a BA in Economics from Yale University and an MBA in Finance and Investments from George Washington University.

Michael  Green -  Principal.  Mike  is an  expert  in  mergers  and  acquisition
--------------
analysis, financial institution and corporate valuations, and strategic and business plans. During Mike's 10 years at Kaplan Associates, his experience also included business restructurings, litigation support, mark-to-market analysis, and goodwill valuations. Mike holds a BA in Finance and Economics from Rutgers College.

Greg  Izydorczyk  - Senior  Vice  President.  Greg  specializes  in  merger  and
----------------
acquisition analysis and corporate valuations and also has experience in mark-to-market analysis and business plans. Greg was with Kaplan Associates for three years. Previous, Greg worked as a Senior Auditor for First Virginia Bank and Integra Financial and as a Financial Analyst with Airbus Industrie of N.A. Greg holds a BS in Finance from Pennsylvania State University and an MBA in Finance from the Katz Graduate School, University of Pittsburgh.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                  Exhibit II-1
                        Statement of Financial Condition
                        As of December 31, 2005 and 2006
                             (Dollars in Thousands)

                                                                              December 31,
                                                                          2006             2005
                                                                     -------------    -------------
ASSETS
      Cash and due from banks                                        $   9,792,977    $   7,094,534
      Interest-bearing deposits in other banks                             825,203        1,636,118
      Federal funds sold                                                         -        5,300,000
                                                                     -------------    -------------
         Cash and cash equivalents                                      10,618,180       14,030,652

      Investment securities available for sale                          14,151,943        1,729,053
      Investment securities held to maturity
         (fair value $38,404,079 and $38,955,768)                       38,645,234       39,586,162
      Mortgage-backed securities available for sale                        200,059          324,314
      Mortgage-backed securities held to maturity
         (fair value $58,002,971 and $52,771,675)                       58,984,533       53,708,105
      Loans receivable                                                 212,305,275      183,951,358
      Less allowance for loan losses                                     1,813,469        3,035,676
                                                                     -------------    -------------
         Net loans                                                     210,491,806      180,915,682
      Accrued interest receivable                                        1,733,571        1,106,854
      Real estate owned                                                    287,592          287,592
      Premises and equipment                                             6,468,933        6,549,886
      Federal Home Loan Bank stock                                         581,600          355,000
      Bank-owned life insurance                                          7,462,020        7,205,131
      Other assets                                                       2,238,354        2,212,379
                                                                     -------------    -------------

          TOTAL ASSETS                                               $ 351,863,825    $ 308,010,810
                                                                     =============    =============

LIABILITIES
      Deposits                                                       $ 315,962,427    $ 277,544,217
      Short-term borrowings                                              4,400,000                -
      Advances by borrowers for taxes and insurance                        514,511          474,957
      Accrued interest payable and other liabilities                     2,083,690        1,445,686
                                                                     -------------    -------------

          TOTAL LIABILITIES                                            322,960,628      279,464,860
                                                                     -------------    -------------

      Commitments and Contingencies (Note 14)                                    -                -
                                                                     -------------    -------------

STOCKHOLDERS' EQUITY
      Preferred stock, par value $.10; 5,000,000 shares authorized
        no shares issued and outstanding                                         -                -
                                                                     -------------    -------------
      Common stock, par value $.10; 25,000,000 shares authorized;
        10,000 shares issued and outstanding                                 1,000            1,000
      Additional paid-in capital                                           249,000          249,000
      Retained earnings                                                 28,685,843       28,306,369
      Accumulated other comprehensive loss
                                                                           (32,646)         (10,419)
                                                                     -------------    -------------

          TOTAL STOCKHOLDERS' EQUITY                                    28,903,197       28,545,950
                                                                     -------------    -------------

          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $ 351,863,825    $ 308,010,810
                                                                     =============    =============

Source:  Gateway Community Financial Corp., audited financial statements.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                  Exhibit II-2
                             Statement of Operations
              For the Years Ended December 31, 2004, 2005 and 2006
                             (Dollars in Thousands)


                                                                                   Year Ended December 31,
                                                                             2006            2005            2004
                                                                        ------------    ------------    ------------
INTEREST AND DIVIDEND INCOME
      Loans receivable                                                  $ 11,474,291    $  9,940,497    $  9,800,017
      Interest-bearing deposits in other banks and federal funds sold         97,856         196,997         142,910
      Investment securities
          Taxable                                                          2,149,634       1,621,073       1,837,680
          Exempt from federal income tax                                     135,502          38,799          24,388
      Mortgage-backed securities                                           2,416,192       2,423,423       2,108,277
                                                                        ------------    ------------    ------------
          Total interest and dividend income                              16,273,475      14,220,789      13,913,272
                                                                        ------------    ------------    ------------

INTEREST EXPENSE
      Deposits                                                             8,688,512       5,863,428       5,203,667
      Short-term borrowings                                                  688,692           7,937               -
                                                                        ------------    ------------    ------------
           Total interest expense                                          9,377,204       5,871,365       5,203,667
                                                                        ------------    ------------    ------------

NET INTEREST INCOME                                                        6,896,271       8,349,424       8,709,605
      Recovery of loan losses                                               (348,444)       (916,695)        (12,766)
                                                                        ------------    ------------    ------------

NET INTEREST INCOME AFTER RECOVERY
      OF LOAN LOSSES                                                       7,244,715       9,266,119       8,722,371
                                                                        ------------    ------------    ------------
NONINTEREST INCOME
      Service charges and other fees                                         445,954         375,439         390,570
      Investment securities gains (losses), net                              (30,145)              -          22,788
      Earnings on bank-owned life insurance                                  256,889         245,689         211,060
      Other                                                                  182,953         262,031         251,155
                                                                        ------------    ------------    ------------
          Total noninterest income                                           855,651         883,159         875,573
                                                                        ------------    ------------    ------------

NONINTEREST EXPENSE
      Compensation and employee benefits                                   4,427,176       4,336,167       4,265,410
      Occupancy and equipment                                              1,247,148       1,292,666       1,253,504
      Data processing                                                        608,416         586,478         560,825
      Federal insurance premiums                                              35,228          80,828         121,071
      Professional fees                                                      235,151         238,834         321,988
      Other                                                                1,077,773       1,099,110       1,166,343
                                                                        ------------    ------------    ------------
          Total noninterest expense                                        7,630,892       7,634,083       7,689,141
                                                                        ------------    ------------    ------------

      Income before income taxes                                             469,474       2,515,195       1,908,803

      Income taxes
                                                                              90,000         892,597         258,570
                                                                        ------------    ------------    ------------

NET INCOME                                                              $    379,474    $  1,622,598    $  1,650,233
                                                                        ============    ============    ============

Source: Gateway Community Financial Corp., audited financial statements.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                  Exhibit II-3
                           Loan Portfolio Composition
                         As of December 31, 2002 to 2006
                             (Dollars in Thousands)

------------------------------------------------------------------------------------------------------------------------------------
                            At December 31, 2006 At December 31, 2005 At December 31, 2004 At December 31, 2003 At December 31, 2002
                            -------------------- -------------------- -------------------- -------------------- --------------------
                             Amount     Percent   Amount     Percent  Amount      Percent   Amount     Percent    Amount   Percent
                             ------     -------   ------     -------  ------      -------   ------     -------    ------   -------
                                        (Dollars in Thousands)
Type of Loans:
--------------
Real Estate Loans:
    One-to-four family       $102,755    48.08%   $74,115   39.71%    $56,736    32.44%     $46,638   27.20%     $50,489    25.78%
    Home equity               $59,327    27.76    $49,657   26.60     $41,112    23.50      $40,920   23.86      $32,158    16.42
    Commercial                $14,472     6.77    $13,889    7.44     $18,116    10.36      $22,578   13.17      $34,668    17.70
    Construction                  711     0.33      1,667    0.89         776     0.44          815    0.48        2,278     1.16

Commercial                      4,561     2.13      6,022    3.23      11,533     6.59       16,870    9.84       32,405    16.55

Consumer and other loans:
    Auto                       21,136     9.89     33,591   18.00      40,890    23.38       41,832   24.39       41,677    21.28
    Manufactured housing        7,512     3.51      5,422    2.90       3,392     1.94            0    0.00            0     0.00
    Savings account             1,093     0.51      1,080    0.58       1,106     0.63          948    0.55        1,183     0.60
    Other                       2,155     1.01      1,203    0.64       1,248     0.71          878    0.51        1,001     0.51
                             --------   -------  --------  -------   --------   -------    --------  -------    --------   -------
      Total                   213,722   100.00%   186,646  100.00%    174,909   100.00%     171,479  100.00%     195,859   100.00%
                             ========   ======   ========  ======    ========   ======     ========  ======     ========   ======


Deferred loan fees (costs)       (164)               (156)                 (8)                  200                  347
Less:  unearned income          1,581               2,850               3,634                 4,074                4,523
Less:  allowance for
   possible loan losses         1,813               3,036               3,963                 3,862                8,329
                             --------            --------            --------              --------             --------
     Total loans, net        $210,492            $180,916            $167,320              $163,343             $182,660
                             ========            ========            ========              ========             ========

------------------------------------------------------------------------------------------------------------------------------------

Source: Gateway Community Financial Corp., preliminary prospectus.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                  Exhibit II-4
                        Investment Portfolio Composition
                         As of December 31, 2001 to 2005
                             (Dollars in Thousands)

-----------------------------------------------------------------------------------------------------
                                                                    At December 31,
                                                -----------------------------------------------------
                                                   2006       2005       2004       2003       2002
                                                ---------   --------   --------   --------   --------
                                                         (In thousands)
Investment Securities Available for Sale:
-----------------------------------------
Equity securities                                $  1,718   $  1,729   $  1,689   $  1,144   $  1,149
U.S. government agency securities                  12,434
Corporate securities                                                                 3,208      3,303
                                                 --------   --------   --------   --------   --------
        Total investment securities
                held to maturity                   14,152      1,729      1,689      4,351      4,452
                                                 --------   --------   --------   --------   --------

Mortgage-Backed Securities Available for Sale:
----------------------------------------------
Government National Mortgage

                                                 --------   --------   --------   --------   --------
   Association                                        200        324        514        719      1,002
                                                 --------   --------   --------   --------   --------

Investment Securities Held to Maturity:
---------------------------------------
  U.S. government agency securities              $ 32,067   $ 35,351   $ 33,364   $ 16,998   $ 13,910
  Corporate securities                              1,028      3,059     12,846     28,460     38,959
  Obligations of states and political                   0          0          0          0          0
       subdivisions                                 5,550      1,176        552        552        903
                                                 --------   --------   --------   --------   --------
        Total investment securities
                held to maturity                   38,645     39,586     46,762     46,010     53,771
                                                 --------   --------   --------   --------   --------

Mortgage-Backed Securities Held to Maturity:
--------------------------------------------
Government National Mortgage Association         $  4,489   $  7,266   $ 11,494   $ 15,682   $ 12,659
Federal Home Loan Mortgage Corporation              3,351      2,983      3,991      3,271      3,085
Federa National Mortgage Corporation               16,793     18,810     21,493     19,777      6,489
Collateralized mortgage obligations                34,353     24,649     23,710      1,208          0
                                                 --------   --------   --------   --------   --------
       Total mortgage-backed securities
           held to maturity                        58,985     53,708     60,688     39,939     22,233
Total                                            $111,982   $ 95,348   $109,652   $ 91,019   $ 81,457
                                                 ========   ========   ========   ========   ========

-----------------------------------------------------------------------------------------------------


Source:  Gateway Community Financial Corp., preliminary prospectus.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                  Exhibit II-5
                          Deposit Account Distribution
                         As of December 31, 2004 to 2006
                             (Dollars in Thousands)


-----------------------------------------------------------------------

                                            As of December 31,
                                   ------------------------------------
                                     2006          2005          2004
                                   --------      --------      --------


Non-interest-bearing deposits      $  9,532      $ 12,123      $  8,634
Savings                              63,761        62,551        71,810
NOW checking                         35,926        34,560        38,641
Money market                         44,637        24,662        24,349
Certificates of deposit             162,107       143,648       142,913
                                   --------      --------      --------
      Total                        $315,962      $277,544      $286,349
                                   ========      ========      ========
-----------------------------------------------------------------------

Source: Gateway Community Financial Corp., preliminary prospectus.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                   Exhibit III
                Financial and Market Data for All Public Thrifts

====================================================================================================================================

                                                               Total  Tang. Closing  Total  Price/ Price/ Price/ Price/ Price/
                                          Total    LTM   LTM Equity/ Equity/  Price Market     LTM   Core   Book  Tang.  Total  Div.
                                         Assets    ROA   ROE  Assets Assets 3/13/07  Value     EPS    EPS  Value   Book Assets Yield
           Company            Ticker Stat($Mil.)    (%)   (%)     (%)    (%)     ($)($Mil.)     (x)    (x)    (%)    (%)    (%)  (%)
====================================================================================================================================
Fully Converted Companies
-------------------------
Alaska Pacific Bancshares, IncAKPB   AK    178.9   0.60  6.23    9.90   9.89   25.50    16.3   15.6   14.6   92.2   92.2   9.12 1.41
Allied First Bancorp, Inc.    AFBA   IL    160.2   0.28  4.31    6.70     NA   16.20     8.3   18.6   18.6   77.1   81.0   5.17 0.00
AMB Financial Corp.           AMFC   IN    182.3   0.37  4.47    8.04   8.04   15.40    16.1   24.1   25.0  109.9  109.9   8.84 2.08
Ameriana Bancorp              ASBI   IN    437.2  (0.22)(2.74)   7.58   7.40   12.60    38.5     NM     NM  116.1  119.2   8.80 1.27
American Bancorp of
  New Jersey, Inc.            ABNJ   NJ    524.3   0.35  1.43   21.47  21.47   11.65   152.6     NM   83.2  135.7  135.7  29.12 1.37
American Bank Holdings, Inc.  ABKH   MD    364.0   1.04 12.32    7.83   7.83  24,700    39.0   10.8     NA  136.9  136.9  10.72 0.00
Anchor BanCorp Wisconsin Inc. ABCW   WI  4,505.9   0.98 12.94    7.47   7.06   26.91   588.7   13.9   13.8  174.2  185.2  13.01 2.53
ASB Financial Corp.           ASBN   OH    206.0   0.77  9.02    8.39   8.39   20.50    32.6   21.4   21.5  188.9  188.9  15.85 3.32
Astoria Financial Corporation AF     NY 21,554.5   0.80 13.73    5.64   4.82   26.83 2,633.8   14.9   14.6  203.1  239.6  11.46 3.88
B of I Holding, Inc.          BOFI   CA    803.4   0.44  4.56    8.89   8.89    6.96    57.6   19.9   21.9   86.9   86.9   7.21 0.00
BancAffiliated, Inc.          BAFI   TX    111.5   0.75  8.85    8.55   8.53   26.50     7.3    9.3     NA   77.0   77.2   6.58 0.00
Bank Mutual Corporation       BKMU   WI  3,452.2   0.59  3.89   15.46  14.08   10.95   649.9   32.2   32.9  123.6  139.0  19.11 2.92
BankAtlantic Bancorp, Inc.    BBX    FL  6,495.7   0.24  2.93    8.08   6.97   11.40   640.9   45.6   34.7  132.6  157.7  10.71 1.44
BankFinancial Corporation     BFIN   IL  1,613.1   0.61  3.02   20.21  18.58   16.44   399.6   36.5   38.5  122.6  136.0  24.77 1.70
BankPlus, FSB                 BPLS   IL    293.5   0.51  6.57    8.16   8.16   13.15    20.5     NA     NA     NA     NA     NA 0.00
BankUnited Financial
  Corporatin                  BKUNA  FL 13,810.7   0.74 13.28    5.66   5.47   20.46   742.3    8.2    8.2   97.1  100.8   5.44 0.10
Benjamin Franklin Bancorp,
  Inc.                        BFBC   MA    913.7   0.53  4.35   11.97   8.28   14.77   121.9   24.6   23.0  111.4  167.8  13.34 1.08
Berkshire Hills Bancorp, Inc. BHLB   MA  2,149.6   0.53  4.40   12.01   6.75   32.60   284.0   25.3   21.0  110.0  207.6  13.21 1.72
BFC Financial Corporation     BFF    FL  7,694.3   0.03  1.16    2.31   1.23    4.68   171.8     NM     NA  103.3  213.6   2.18 0.00
Blue River Bancshares, Inc.   BRBI   IN    226.4   0.28  3.40    7.82   6.41    5.75    20.2   33.8     NA  113.9  140.9   8.90 1.39
Broadway Financial
  Corporation                 BYFC   CA    301.0   0.58  8.96    6.65   6.65   10.80    17.7   12.0   12.1  101.2  101.2   5.93 1.85
Brookline Bancorp, Inc.       BRKL   MA  2,373.0   0.89  3.53   24.56  22.91   12.08   743.7   35.5   36.2  127.6  139.8  31.33 2.81
BUCS Financial Corp           BUCS   MD    148.8   0.40  4.98    7.87   7.87   23.70    20.9   37.6   37.7  181.6  181.6  14.30 0.00
Carver Bancorp, Inc.          CNY    NY    764.9   0.35  4.85    6.57   5.82   16.10    40.5   17.9   11.6   80.5   91.7   5.29 2.24
CCSB Financial Corp.          CCFC   MO     95.8  (0.08)(0.56)  13.62  13.62   14.05    11.8     NM     NM   90.6   90.6  12.34 0.00
Central Bancorp, Inc.         CEBK   MA    565.5   0.27  3.78    7.21   6.84   31.05    50.9   30.2   37.9  124.9  132.1   9.00 2.32
Central Federal Corporation   CFBK   OH    236.0  (0.02)(0.12)  12.32  12.32    7.30    33.2     NM     NM  114.1  114.1  14.06 4.93
CFS Bancorp, Inc.             CITZ   IN  1,254.4   0.42  3.96   10.51  10.41   14.48   160.3   30.8   33.9  122.3  123.5  12.85 3.31
Chicopee Bancorp, Inc.        CBNK   MA    450.2  (0.60)(3.59)  24.09  24.09   15.13   112.6     NA     NA  103.8  103.8  25.00 0.00
Citizens Community Bancorp,
  Inc.                        CZWI   WI    289.9   0.06  0.45   26.77  24.90    9.45    67.3     NM     NM   86.7   95.6  23.20 2.12
Citizens First Bancorp, Inc.  CTZN   MI  1,775.1   0.53  5.29    9.99   9.35   22.51   189.6   19.8   19.8  107.9  116.1  10.77 1.60
Citizens South Banking
  Corporation                 CSBC   NC    743.4   0.76  6.42   11.56   7.63   12.78   103.6   19.1   19.3  120.5  190.7  13.93 2.35
City Savings Financial Corp.  CSFC   IN    137.0   0.25  2.97    9.27   9.27   34.00    19.2   50.0     NA  151.5  151.5  14.04 0.88
CKF Bancorp, Inc.             CKFBE  KY    159.1   0.89  8.65   10.49   9.87   15.50    20.6   14.2   14.2  120.3  128.7  12.62 4.65
Coastal Financial Corporation CFCP   SC  1,660.9   1.19 18.37    6.98   6.98   15.29   334.9   17.6   17.4  286.3  286.3  19.99 1.31
Coddle Creek Financial Corp.  CDLX   NC    148.9   0.29  2.28   13.45  13.45   27.00    17.0   35.1   38.6     NA     NA     NA 8.89

                                     III-1

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                   Exhibit III
                Financial and Market Data for All Public Thrifts

====================================================================================================================================

                                                               Total  Tang. Closing  Total  Price/ Price/ Price/ Price/ Price/
                                          Total    LTM   LTM Equity/ Equity/  Price Market     LTM   Core   Book  Tang.  Total  Div.
                                         Assets    ROA   ROE  Assets Assets 3/13/07  Value     EPS    EPS  Value   Book Assets Yield
           Company            Ticker Stat($Mil.)    (%)   (%)     (%)    (%)     ($)($Mil.)     (x)    (x)    (%)    (%)    (%)  (%)
====================================================================================================================================
Community Financial
  Corporation                 CFFC   VA    450.1   0.96  11.62   8.50   8.50  12.63    54.1   13.3   13.3  141.6  141.6  12.03  2.06
Community First Bancorp, Inc. CFBC   KY     77.3  (0.57)(14.84)  3.63   3.63   7.00     2.3     NM     NM   82.0   82.0   2.97  0.00
Community Investors Bancorp,
  Inc.                        CIBN   OH    130.0   0.59   6.34   8.37   8.37  14.75    13.0     NA     NA     NA     NA     NA  2.71
Crazy Woman Creek Bancorp
  Incorporated                CRZY   WY    124.6   0.71   8.02   8.48   8.35  20.00    12.8   16.7   17.5  120.8  122.9  10.24  2.40
Dime Community Bancshares,
  Inc.                        DCOM   NY  3,173.4   0.98  10.43   9.16   7.54  12.64   460.8   14.5   15.0  158.6  196.1  14.52  4.43
Downey Financial Corp.        DSL    CA 16,209.4   1.19  15.80   8.65   8.63  62.36 1,737.0    8.5    8.5  123.9  124.1  10.72  0.77
DSA Financial Corporation     DSFN   IN    109.7   0.75   4.52  15.60  15.60  13.00    21.8   26.5   29.5  127.8  127.8  19.94  3.23
East Side Financial, Inc.     ESDF   IL    135.9   0.32   3.54   9.54   9.54  37.75    10.7     NA     NA   82.9   82.9   7.91  0.53
East Texas Financial
  Services, Inc.              ETFS   TX    229.7   0.20   2.11   9.65   8.79  16.20    21.2   46.3   46.3   95.6  106.0   9.23  1.23
ebank Financial Services,
  Inc.                        EBDC   GA    138.7   0.10   1.21   7.59   7.59   0.85     6.1     NM     NM   94.6   94.6   4.55  0.00
Elmira Savings Bank, FSB      ESBK   NY    371.4   0.49   7.21   6.63   6.57  29.30    39.0   23.1   17.1  158.2  159.8  10.49  2.87
ESB Financial Corporation     ESBF   PA  1,922.7   0.56   8.55   6.69   4.46  10.81   138.9   13.0   13.6  108.1  165.7   7.23  3.70
Farnsworth Bancorp, Inc.      FNSW   NJ    109.5  (0.57) (6.78)  7.97   7.97  27.25    17.7     NM     NM  203.1  203.1  16.18  0.37
Federal Trust Corporation     FDT    FL    723.0   0.46   6.70   7.56   7.56   9.92    92.8   26.8   27.1  169.3  169.3  12.79  1.61
FFD Financial Corporation     FFDF   OH    167.3   1.00   8.72  10.46  10.46  17.35    19.2   13.0   13.0  109.7  109.7  11.47  3.23
FFW Corporation               FFWC   IN    286.8   1.09  12.29   8.77     NA  25.25    30.9   10.5   11.4  123.0     NA  10.78  3.01
Fidelity Bancorp, Inc.        FSBI   PA    738.7   0.56   9.44   6.09   5.74  18.60    55.5   14.0   16.6  123.1  131.2   7.51  3.01
Fidelity Federal Bancorp      FDLB   IN    218.7   0.38   5.60   7.04     NA  20.00    16.7   18.9   18.9  108.5     NA   7.64  5.00
First Bancorp of Indiana,
  Inc.                        FBEI   IN    364.4   0.27   2.80   9.42   7.66  17.75    32.9   33.5   33.5   95.0  119.0   8.95  3.38
First Bancshares, Inc.        FBSI   MO    237.0  (0.09) (0.82) 11.18  11.06  16.85    26.2     NM     NA   98.7   99.9  11.04  0.95
First BancTrust Corporation   FBTC   IL    310.9   0.39   4.27   8.57   8.29  11.80    27.4   24.6   23.4  102.6  106.4   8.80  2.03
First Capital Bancshares,
  Inc.                        FCPB   SC     52.0   1.12  11.93   9.82   9.82   9.45     5.3     NA     NA  104.4  104.4  10.25  0.00
First Capital, Inc.           FCAP   IN    457.1   0.84   8.64   9.65   8.49  18.07    51.4   13.9   13.9  116.6  134.2  11.25  3.76
First Clover Leaf Financial
  Corp.                       FCLF   IL    340.7   0.87   3.43  27.32  24.76  11.40   103.4   49.6   50.2  111.1  126.9  30.36  2.11
First Community Bank
  Corporation                 FCFL   FL    371.6   1.09  12.19   8.82   8.71  19.04    76.7   20.9   22.3  234.0  237.1  20.63  0.00
First Defiance Financial
  Corp.                       FDEF   OH  1,527.9   1.04  10.03  10.46   8.15  28.43   203.1   13.0   13.3  127.0  167.3  13.29  3.52
First Federal Bancshares of
  Arkansas                    FFBH   AR    852.5   0.85   9.41   8.87   8.87  23.48   113.6   16.3   17.1  150.3  150.3  13.33  2.73
First Federal Bankshares,
  Inc.                        FFSX   IA    600.6   0.49   4.17  11.60   8.79  21.55    73.6   25.1   25.1  105.5  143.7  12.24  1.95
First Federal of Northern
  Michigan                    FFNM   MI    281.0.  0.16   1.29  12.62  11.36   9.15    27.8   61.0   57.4   78.3   88.3   9.88  2.19
First Financial Holdings,
  Inc.                        FFCH   SC  2,655.0   1.04  15.32   7.08   6.28  34.39   415.0   15.3   15.3  220.7  251.2  15.63  2.91
First Franklin Corporation    FFHS   OH    332.0   0.43   5.40   7.75   7.75  17.50    29.5   21.9   56.1  114.6  114.6   8.89  2.06
First Independence
  Corporation                 FFSL   KS    180.3   0.68   7.63   9.11   9.11  18.00    15.9   13.0   13.1   96.6   96.6   8.80  3.89
First Keystone Financial,
  Inc.                        FKFS   PA    520.3   0.13   2.42   6.60   6.60  20.24    49.1   57.8  130.8  143.1  143.1   9.44  0.00
First Mutual Bancshares, Inc. FMSB   WA  1,079.3   1.01  16.89   6.49   6.49  22.32   149.0   14.0   14.3  212.8  212.8  13.80  1.61
First Niagara Financial
  Group, Inc.                 FNFG   NY  7,945.5   1.14   6.67  17.46   8.88  13.69 1,496.2   16.1   16.6  105.4  228.6  18.40  3.80
First Niles Financial, Inc.   FNFI   OH     96.8   0.67   4.13  16.69  16.69  11.90    16.5   23.8   37.3  102.0  102.0  17.02  5.38
First PacTrust Bancorp, Inc.  FPTB   CA    808.3   0.59   5.91  10.11  10.11  26.15   115.2   23.4   23.4  132.1  132.1  13.36  2.75

                                     III-2

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                   Exhibit III
                Financial and Market Data for All Public Thrifts

====================================================================================================================================

                                                               Total  Tang. Closing  Total  Price/ Price/ Price/ Price/ Price/
                                          Total    LTM   LTM Equity/ Equity/  Price Market     LTM   Core   Book  Tang.  Total  Div.
                                         Assets    ROA   ROE  Assets Assets 3/13/07  Value     EPS    EPS  Value   Book Assets Yield
           Company            Ticker Stat($Mil.)    (%)   (%)     (%)    (%)     ($)($Mil.)     (x)    (x)    (%)    (%)    (%)  (%)
====================================================================================================================================

First Place Financial Corp.   FPFC   OH  3,074.3   0.85   8.51   10.55   7.44   20.09   350.9  13.2  12.2  108.2  158.7  11.42  3.09
First Star Bancorp, Inc.      FSSB   PA    587.3   0.40   7.29    6.07   6.07   35.00    20.6   8.7    NA   58.5   58.5   3.51  0.11
FirstFed Financial Corp.      FED    CA  9,295.6   1.27  20.28    7.58   7.57   52.04   862.3   6.8   6.8  122.9  123.2   9.32  0.00
Flagstar Bancorp, Inc.        FBC    MI 15,497.2   0.49   9.42    5.24   5.24   12.23   778.1  10.5   9.3   95.8   95.8   5.02  3.27
Flushing Financial
  Corporation                 FFIC   NY  2,836.5   0.84  11.14    7.70   7.11   15.55   328.6  13.6  13.7  150.4  164.0  11.58  3.09
FMS Financial Corporation     FMCO   NJ  1,213.0   0.46   7.35    6.46   6.35   31.27   204.0  36.8  39.9  260.2  264.8  16.80  0.38
FPB Financial Corp.           FPBF   LA    135.5   0.73  11.61    6.26   6.26   38.25    10.8  11.4  11.6  127.1  127.1   7.96  1.25
Franklin Bank Corp.           FBTX   TX  5,537.4   0.38   6.08    7.81   5.07   17.30   408.1  26.6  16.8  116.1  222.7   7.38  0.00
Globe Bancorp, Inc.           GLBP   LA     29.9   0.70   3.91   18.57  18.57   21.05     5.3  21.1  22.5   96.0   96.0  17.82  1.66
Great American Bancorp, Inc.  GTPS   IL    141.6   1.07   8.92   12.27  11.97   33.40    22.7  15.2  15.2  130.4  134.1  15.99  1.32
Great Lakes Bancorp, Inc.     GLK    NY    884.4  (0.10) (0.88)  15.32  14.08   12.20   133.3    NM    NM   98.3  108.6  15.06  0.00
Great Pee Dee Bancorp, Inc.   PEDE   SC    220.2   0.80   6.42   12.33  12.09   16.00    28.6  16.2  15.3  105.5  107.9  13.01  4.00
Greater Atlantic Financial
  Corp                        GAFC   VA    286.6  (1.36)(37.18)   2.82   2.49    2.60     7.9    NM    NM   97.4  110.4   2.74  0.00
GS Financial Corp.            GSLA   LA    168.4   1.21   8.16   16.21  16.21   21.00    26.6  12.1    NA   97.4   97.4  15.79  1.90
Guaranty Bancorp, Inc.        GUAA   NH    291.3   0.83   9.89    8.24   8.24   34.00    33.0  14.3    NA  137.6  137.6  11.34  0.00
Hampden Bancorp, Inc.         HBNK   MA       NA     NA     NA      NA     NA   12.25    97.4    NA    NA     NA     NA     NA  0.00
Harleysville Savings
  Financial Corp              HARL   PA       NA   0.50   8.05    6.51   6.51   16.53    64.7  16.9  17.0  130.8  130.8   8.51  4.11
Harrington West Financial
  Group, Inc.                 HWFG   CA  1,154.5   0.72  12.85    5.86   5.34   17.11    93.4  11.6  11.0  138.0  152.5   8.09  2.92
HF Financial Corp.            HFFC   SD  1,012.0   0.56   9.49    5.99   5.53   18.17    72.3  13.7  20.5  119.2  129.8   7.14  2.31
High Country Bancorp, Inc.    HCBC   CO    201.4   0.47   5.20    9.06   9.06   20.00    17.3  18.7    NA   94.6   94.6   8.57  2.50
Hingham Institution for
  Savings                     HIFS   MA    691.7   0.71   9.19    7.49   7.49   36.35    77.0  16.6  16.6  148.6  148.6  11.13  2.20
HMN Financial, Inc.           HMNF   MN    977.8   0.86   8.85    9.53   9.16   34.65   149.7  16.5  16.6  160.6  167.6  15.30  2.89
Home City Financial
  Corporation                 HCFL   OH    149.2   0.53   5.80    9.30   9.16   15.05    12.6  15.8  15.8   90.7   92.2   8.43  3.19
Home Financial Bancorp        HWEN   IN     75.0   0.36   3.75    9.97   9.97    4.95     6.7  24.8  28.6   89.5   89.5   8.93  2.42
Home Loan Financial
  Corporation                 HLFN   OH    158.2   0.25   2.11   11.69  11.69   14.85    22.3  55.0  55.0  120.6  120.6  14.10  5.39
Homestead Bancorp, Inc.       HSTD   LA    131.9   0.33   3.80    9.04   9.04   17.20    12.0    NA    NA  100.6  100.6   9.10  1.40
HopFed Bancorp, Inc.          HFBC   KY    770.9   0.56   7.79    6.79   5.73   16.02    58.1  14.8  14.2  111.1  133.0   7.54  3.00
Horizon Financial Services
  Corporation                 HZFS   IA    132.0  (0.34) (3.79)   8.31   8.31   11.75     9.2    NM    NM   83.5   83.5   6.94  2.38
Hudson City Bancorp, Inc.     HCBK   NJ 35,506.6   0.91   5.70   13.89  13.49   13.16 7,318.1  24.8  24.8  139.0  143.8  19.30  2.43
Independence Federal
  Savings Bank                IFSB   DC    158.5  (1.96)(22.69)   8.14   8.14   10.25    15.9    NM    NM  123.3  123.3  10.04  0.00
Indian Village Bancorp, Inc.  IDVB   OH    108.3  (0.14) (1.89)   7.53   7.53   20.25     8.9    NM    NA  103.2  103.2   7.76  0.79
IndyMac Bancorp, Inc.         NDE    CA 29,495.3   1.17  19.09    6.88   6.52   26.98 1,951.5   5.6   5.5   97.1  102.8   6.68  7.41
Jefferson Bancshares, Inc.    JFBI   TN    330.4   0.46   1.96   22.46  22.46   12.60    81.5  50.4  45.6  110.6  110.6  24.85  1.90
KNBT Bancorp, Inc.            KNBT   PA  2,898.8   0.91   6.63   12.28   8.07   14.23   374.7  16.4  20.0  105.3  167.0  12.93  2.25
KS Bancorp, Inc.              KSBI   NC    286.8   0.78  13.47    6.04   6.04   26.50    34.7  15.9  15.8  200.5  200.5  12.10  1.96
Legacy Bancorp, Inc.          LEGC   MA    808.3   0.36   1.92   18.56  18.24   15.60   160.8  53.8  42.6  107.2  109.5  19.90  1.03
Lexington B&L Financial Corp. LXMO   MO    133.5   0.67   6.39   11.27  10.75   26.00    16.2  17.9  18.0  107.9  113.9  12.17  1.54

                                     III-3

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                   Exhibit III
                Financial and Market Data for All Public Thrifts

====================================================================================================================================

                                                               Total  Tang. Closing  Total  Price/ Price/ Price/ Price/ Price/
                                          Total    LTM   LTM Equity/ Equity/  Price Market     LTM   Core   Book  Tang.  Total  Div.
                                         Assets    ROA   ROE  Assets Assets 3/13/07  Value     EPS    EPS  Value   Book Assets Yield
           Company            Ticker Stat($Mil.)    (%)   (%)     (%)    (%)     ($)($Mil.)     (x)    (x)    (%)    (%)    (%)  (%)
====================================================================================================================================
Liberty Bancorp, Inc.         LBCP  MO    295.1   0.62   5.35   16.86  16.86  11.14    53.0   30.9   30.9  106.6  106.6  17.97  0.90
Logansport Financial Corp.    LOGN  IN    159.9   0.62   5.72   11.00  11.00  18.00    15.7   15.8   20.3   89.1   89.1   9.80  3.33
LSB Corporation               LSBX  MA    543.3   0.02   0.22   10.69  10.69  16.50    75.8     NM   40.0  130.5  130.5  13.96  3.39
LSB Financial Corp.           LSBI  IN    368.4   0.91   9.89    9.46   9.46  26.68    42.8   12.9   12.9  122.8  122.8  11.61  3.00
MAF Bancorp, Inc.             MAFB  IL 11,120.5   0.75   8.04    9.64   6.21  40.61 1,337.2   16.2   14.7  124.6  200.9  12.01  2.66
Malaga Financial Corporation  MLGF  CA    633.3   0.90  11.57    7.56   7.56  10.10    58.3   11.5   11.9  121.6  121.6   9.19  3.17
MASSBANK Corp.                MASB  MA    843.5   0.82   6.74   12.67  12.56  32.80   141.6   20.4   21.9  132.5  133.8  16.79  3.41
Mayflower Bancorp, Inc.       MFLR  MA    238.7   0.46   5.97    8.11   8.09  11.40    23.9   21.5   21.5  123.1  123.5   9.99  3.51
Meta Financial Group, Inc.    CASH  IA    754.5   0.02   0.34    5.78   5.35  30.81    78.6     NM     NM  179.3  194.5  10.37  1.69
MFB Corp.                     MFBC  IN    501.9   0.73   9.60    7.99   7.33  33.72    44.6   12.6   13.5  111.3  122.2   8.89  1.96
Midland Capital Holdings
  Corporation                 MCPH  IL    125.0   0.68   6.60   10.88  10.88  42.55    15.9   18.1   18.4  116.6  116.6  12.68  2.26
Monadnock Bancorp, Inc.       MNKB  NH     87.3   0.12   1.54   11.03  10.80   7.00     9.1     NM   82.7   94.1   96.3  10.38  0.00
Mutual Community Savings
  Bank, Inc.                  MTUC  NC     86.9  (1.01)(12.85)   7.45   7.45   9.10     3.3     NM     NM   51.1   51.1   3.81  3.63
MutualFirst Financial, Inc.   MFSF  IN    960.7   0.49   5.39    9.08     NA  20.04    87.5   18.1   18.1  100.3  120.9   9.11  2.99
NASB Financial, Inc.          NASB  MO  1,559.7   1.31  13.06   10.23  10.06  35.09   291.9   14.7   14.8  183.0  186.4  18.71  2.56
NetBank, Inc.                 NTBK  GA  3,687.5  (4.66)(59.48)   6.21   5.08   2.54   134.4     NM     NM   58.8   72.6   3.65  0.00
New England Bancshares, Inc.  NEBS  CT    276.5   0.41   1.91   20.60  20.10  12.95    69.2   61.7   63.3  121.6  125.4  25.04  0.93
New Hampshire Thrift
  Bancshares, Inc.            NHTB  NH    672.0   0.75  11.03    7.20   5.50  16.05    67.1   13.7   13.7  138.6  185.0   9.98  3.24
New York Community Bancorp,
  Inc.                        NYB   NY 28,482.4   0.83   6.57   12.95   5.47  16.76 4,955.9   20.7   18.8  133.4  343.4  17.29  5.97
NewAlliance Bancshares, Inc.  NAL   CT  7,247.7   0.70   3.65   18.80  12.73  15.67 1,777.8   32.0   30.6  126.1  199.9  23.70  1.53
Newport Bancorp, Inc.         NFSB  RI    290.4  (0.58) (4.34)  20.65  20.65  13.85    67.6     NA     NA  112.7  112.7  23.26  0.00
North Central Bancshares,
  Inc.                        FFFD  IA    515.5   0.96  11.24    8.18   7.29  40.50    55.9   12.2   12.2  132.5  150.1  10.85  3.46
Northeast Indiana Bancorp,
  Inc.                        NIDB  IN    230.1   0.56   5.49   10.51  10.35  16.40    22.0   16.9   19.5   91.4   93.1   9.61  3.90
NorthWest Indiana Bancorp     NWIN  IN    619.0   1.04  13.43    8.08   8.08  31.29    87.6   13.6   13.6  175.2  175.2  14.15  4.60
OC Financial, Inc.            OCFL  OH     64.2  (1.12)(10.36)  10.36  10.36  10.95     6.1     NM     NM   92.2   92.2   9.55  0.00
OceanFirst Financial Corp.    OCFC  NJ  2,073.6   0.91  13.91    6.67   6.62  18.36   225.1   11.6   11.6  162.6  164.1  10.85  4.36
Ohio Savings Financial
  Corporation                 OHSF  OH 17,243.1   1.09  14.46    7.37   7.37 11,775 1,974.1     NA     NA     NA     NA     NA  0.00
Osage Bancshares, Inc.        OSBK  OK    116.0   0.58   4.81   11.56  11.56   9.75      NA     NA     NA     NA     NA     NA  0.00
Pacific Premier Bancorp, Inc. PPBI  CA    731.2   1.07  13.48    7.98   7.98  11.39    72.2   10.3   10.3  123.8  123.8   9.88  0.00
Pamrapo Bancorp, Inc.         PBCI  NJ    636.6   1.02  11.03    9.20   9.20  22.73   113.1   17.4   18.1  193.1  193.1  17.77  4.05
Park Bancorp, Inc.            PFED  IL    226.4  (0.11) (0.87)  12.98  12.98  33.25    37.1     NM     NM  120.9  120.9  15.69  2.17
Parkvale Financial
  Corporation                 PVSA  PA  1,863.5   0.74  11.17    6.86   5.25  29.50   168.1   12.3   12.4  131.4  174.7   9.01  2.71
Partners Trust Financial
  Group Inc.                  PRTR  NY  3,747.6   0.62   4.67   13.18   6.89  11.15   491.9   21.0   20.1   99.6  205.0  13.13  2.51
PennFed Financial Services,
  Inc.                        PFSB  NJ  2,338.5   0.29   5.33    5.28   5.28  20.34   263.8   41.5   28.3  213.7  213.7  11.27  1.38
Peoples Bancorp               PFDC  IN    500.1   0.62   4.81   12.55  12.11  19.85    62.6   21.3   20.9  100.8  104.9  12.64  3.83
Peoples Community Bancorp,
  Inc.                        PCBI  OH  1,028.1  (0.38) (4.53)   8.52   5.79  17.21    82.6     NM     NM   94.3  142.9   8.04  3.49
Peoples-Sidney Financial
  Corporation                 PSFC  OH    137.9   0.78   6.70   11.07  11.07  13.00    17.7   16.3   16.3  115.9  115.9  12.83  4.92

                                     III-4

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                   Exhibit III
                Financial and Market Data for All Public Thrifts

====================================================================================================================================

                                                               Total  Tang. Closing  Total  Price/ Price/ Price/ Price/ Price/
                                          Total    LTM   LTM Equity/ Equity/  Price Market     LTM   Core   Book  Tang.  Total  Div.
                                         Assets    ROA   ROE  Assets Assets 3/13/07  Value     EPS    EPS  Value   Book Assets Yield
           Company            Ticker Stat($Mil.)    (%)   (%)     (%)    (%)     ($)($Mil.)     (x)    (x)    (%)    (%)    (%)  (%)
====================================================================================================================================
Perpetual Federal Savings
  Bank                        PFOH  OH    363.1   1.04  7.00   15.34  15.34   25.50     63.0  16.4   16.4  113.1  113.1  17.34  3.92
PFF Bancorp, Inc.             PFB   CA  4,614.9   1.27 14.94    8.68   8.66   29.64    729.5  13.1   13.3  182.1  182.6  15.81  2.56
Prince George's Federal
  Saving Bank                 PCGO  MD     98.9   1.02  8.73   12.62  12.62   25.25       NA    NA     NA     NA     NA     NA  2.97
Provident Financial Holdings,
  Inc.                        PROV  CA  1,770.3   0.86 10.27    7.56   7.56   27.68    185.1  13.6   15.3  138.5  138.5  10.47  2.60
Provident Financial Services,
  Inc.                        PFS   NJ  5,743.0   0.92  5.17   17.75  11.11   16.75  1,060.6  19.3   19.5  103.9  179.7  18.44  2.39
Provident New York Bancorp    PBNY  NY  2,796.5   0.71  4.97   14.71   9.11   13.34    569.8  28.4   28.9  138.5  238.6  20.37  1.50
Pulaski Financial Corp.       PULB  MO  1,034.8   1.15 14.33    7.50   7.09   15.92    158.3  15.3   18.6  204.4  217.2  15.32  2.14
PVF Capital Corp.             PVFC  OH    915.6   0.57  7.47    7.72   7.72   11.49     88.8  17.2   17.2  125.6  125.6   9.69  2.58
Rainier Pacific Financial
  Group, Inc.                 RPFG  WA    902.7   0.33  3.45    9.73   9.72   20.85    137.4  41.7   41.7  145.5  151.2  14.16  1.25
Redwood Financial, Inc.       REDW  MN     86.2   0.41  3.89    9.45   9.45   17.25      7.4  26.1   26.1   94.6   94.6   8.95  0.00
River Valley Bancorp          RIVR  IN    333.5   0.53  7.50    7.12   7.11   17.50     28.3  14.7   15.9  119.1  119.3   8.49  4.57
Riverview Bancorp, Inc.       RVSB  WA    835.6   1.45 11.98   11.73   8.86   16.50    191.6  16.5   16.6  195.5  268.7  22.93  2.42
RMG Capital Corporation       RMGC  CA    649.8   0.81 10.20    6.33   6.29   24.00     64.6  15.9     NA  156.4  157.4   9.90  0.63
Roebling Financial Corp, Inc. RBLG  NJ    132.4   0.30  2.27   12.40  12.40   12.25     21.0  55.7   55.7  127.7  127.7  15.85  0.00
Rome Bancorp, Inc.            ROME  NY    298.6   0.83  2.91   25.88  25.88   12.48    105.6  43.0   43.2  136.7  136.7  35.38  2.56
Royal Financial, Inc.         RYFL  IL    129.8   0.16  0.57   25.05  25.05   16.70     43.0    NM     NM  132.3  132.3  33.13  0.00
San Luis Trust Bank, FSB      SNLSE CA    256.0   1.79 18.12   10.41  10.41   11.50     50.1  10.9   10.9  188.2  188.2  19.58  2.09
SE Financial Corp.            SEFL  PA    180.0  (0.20)(1.42)  13.37  13.37   12.30     28.1    NM     NM   97.5   97.5  13.03  0.98
Security Bancorp, Inc.        SCYT  TN    133.9   1.11 12.40    9.68   9.68   37.75     15.5  10.4     NA     NA     NA     NA  1.99
Security Federal Bancorp, Inc.SIYF  AL     70.7   0.77  4.79   16.10  16.10   17.25     12.0  22.7     NA  105.5  105.5  16.98  3.48
Security Federal Corporation  SFDL  SC    714.6   0.59 10.32    5.82   5.59   25.00     65.2  16.2   16.2  157.3  164.3   9.15  0.96
Severn Bancorp, Inc.          SVBI  MD    910.2   1.84 20.99    9.15   9.12   21.03    211.7  13.5   13.1  254.2  255.2  23.26  1.04
SFB Bancorp, Inc.             SFBK  TN     59.4   1.03  5.05   20.50  20.50   22.50     10.3    NA     NA     NA     NA     NA  0.89
Sistersville Bancorp, Inc.    SVBC  WV     52.7   0.65  4.08   15.43  15.43   18.00      7.1    NA     NA     NA     NA     NA  3.00
South Street Financial Corp.  SSFC  NC    268.8   0.56  5.50    9.70   9.70    8.54     25.2  17.4   16.9   96.8   96.8   9.39  4.68
Southern Banc Company, Inc.   SRNN  AL    101.0   0.01  0.08   15.25  15.25   14.85     12.0    NM     NM   77.8   77.8  11.87  2.36
Southern Community
  Bancshares, Inc.            SCBS. AL     58.7   0.56  4.75   13.31  13.31   10.00      6.4    NA     NA   82.1   82.1  10.93  3.30
SouthFirst Bancshares, Inc.   SZBI  AL    142.2   0.38  5.21    7.05   6.70   12.00      8.6  15.2   16.2   84.8   89.7   5.98  3.33
Sovereign Bancorp, Inc.       SOV   PA 89,641.8   0.17  1.82    9.64   3.73   24.19 11,493.7    NM   28.2  135.7  389.2  12.82  1.32
State of Franklin
  Bancshares, Inc.            SFKT  TN    343.2   0.79 10.50    8.01   8.01   24.60     25.2  14.9   15.7     NA     NA     NA  0.00
Sturgis Bancorp, Inc.         STBI  MI    320.9   1.02 11.67    8.59   7.08   12.90     31.2  10.0    9.4  113.2  139.6   9.72  3.72
Superior Bancorp              SUPR  AL  2,439.2   0.30  3.55   11.30   6.44   11.02    381.9  52.5   46.3  138.6  256.3  15.67  0.00
Synergy Financial Group, Inc. SYNF  NJ    986.3   0.42  4.29    9.99   9.92   15.88    180.8  41.8   41.8  183.5  184.8  18.33  1.51
Teche Holding Company         TSH   LA    695.1   1.09 11.99    9.27   8.77   46.19    102.0  14.2   14.4  158.6  168.5  14.71  2.68
TF Financial Corporation      THRD  PA    653.6   0.83  8.68   10.15   9.52   30.26     87.0  14.9   14.8  123.3  131.9  12.51  2.64
Third Century Bancorp         TDCB  IN    131.5   0.43  2.69   14.70  14.70   11.85     19.6  32.9   32.9  101.3  101.3  14.89  1.35
TierOne Corporation           TONE  NE  3,431.2   1.25 12.48   10.30   8.95   25.25    456.0  10.5   10.5  129.0  150.5  13.28  1.11

                                     III-5

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                   Exhibit III
                Financial and Market Data for All Public Thrifts

====================================================================================================================================

                                                               Total  Tang. Closing  Total  Price/ Price/ Price/ Price/ Price/
                                          Total    LTM   LTM Equity/ Equity/  Price Market     LTM   Core   Book  Tang.  Total  Div.
                                         Assets    ROA   ROE  Assets Assets 3/13/07  Value     EPS    EPS  Value   Book Assets Yield
           Company            Ticker Stat($Mil.)    (%)   (%)     (%)    (%)     ($)($Mil.)     (x)    (x)    (%)    (%)    (%)  (%)
====================================================================================================================================
Timberland Bancorp, Inc.      TSBK WA     594.2   1.44 10.40   13.01  11.96   36.48     133.9  16.4  16.4  173.3  190.8  22.54  1.97
TrustCo Bank Corp NY          TRST NY   3,161.2   1.52 19.68    7.58   7.56    9.46     708.9  15.8  15.6  295.7  296.6  22.41  6.77
United Community Financial
  Corp.                       UCFC OH   2,703.5   0.92  8.72   10.41   9.23   10.49     325.0  12.8  12.8  115.5  132.0  12.02  3.62
United Tennessee Bankshares,
  Inc.                        UNTN TN     121.8   0.80  7.22   10.42  10.00   21.05      18.4  21.3  21.2  144.7  151.6  15.09  2.09
United Western Bancorp, Inc.  UWBK CO   2,156.5   0.54 10.49    5.00   5.00   23.87     173.2  15.9    NA  160.7  160.7   8.03  1.01
Virginia Savings Bank, FSB    VSBR VA        NA     NA    NA      NA     NA   16.25      30.9    NA    NA  243.4  243.4  17.20  2.31
Washington Federal Bank for
  Savings                     WFBSsIL        NA   1.06 11.72    9.10   9.10   19.00       2.6    NA    NA     NA     NA     NA  0.00
Washington Federal, Inc.      WFSL WA   9,150.8   1.60 11.37   13.98  13.45   22.80   1,993.9  14.3  14.3  155.8  163.0  21.79  3.60
Washington Mutual, Inc.       WM   WA 346,288.0   1.02 13.47    7.79   5.16   39.79  35,374.7  10.9  12.3  141.1  221.4  10.80  5.43
Washington Savings Bank,
  F.S.B.                      WSB  MD     433.6   0.80  6.05   14.20  14.20    8.45      63.2  19.2  19.3  102.7  102.7  14.58  1.89
Wayne Savings Bancshares,
  Inc.                        WAYN OH     409.0   0.55  6.07    8.63   8.08   14.01      44.8  20.3  20.8  129.0  138.6  11.13  3.43
Wells Financial Corp.         WEFP MN     267.4   0.78  8.52    9.10   9.10   29.50      27.7  13.8  13.8  114.0  114.0  10.37  3.53
West Town Bancorp, Inc.       WTWN IL      53.8   0.18  3.01    6.31   6.31   15.00       3.2    NA    NA   95.1   95.1   5.99  0.00
Westfield Financial, Inc.     WFD  MA     996.8   0.56  3.99   29.03  29.03   10.26     327.5  68.4  65.0  113.1  113.1  32.84  1.95
Willow Financial Bancorp,
  Inc.                        WFBC PA   1,539.5   0.76  5.82   13.57   7.18   11.55     192.2  15.0    NA   86.4  175.2  11.72  4.16
WSFS Financial Corporation    WSFS DE   2,997.4   1.03 15.42    7.07   7.03   63.05     418.8  14.3  13.7  197.5  199.7  13.97  0.51
WVS Financial Corp.           WVFC PA     417.5   0.79 11.47    7.19   7.19   16.40      38.1  11.3  11.3  126.3  126.3   9.08  3.90

Average                        NA  NA     4,168   0.56  5.89   10.55   9.84      NA     491.6  21.5  23.5  127.8  143.7  12.99  2.17
Median                         NA  NA       450   0.62  6.08    9.27   8.63      NA      58.3  16.5  17.3  120.6  131.2  11.72  2.17

                                     III-6

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                   Exhibit III
                Financial and Market Data for All Public Thrifts

====================================================================================================================================

                                                               Total  Tang. Closing  Total  Price/ Price/ Price/ Price/ Price/
                                          Total    LTM   LTM Equity/ Equity/  Price Market     LTM   Core   Book  Tang.  Total  Div.
                                         Assets    ROA   ROE  Assets Assets 3/13/07  Value     EPS    EPS  Value   Book Assets Yield
           Company            Ticker Stat($Mil.)    (%)   (%)     (%)    (%)     ($)($Mil.)     (x)    (x)    (%)    (%)    (%)  (%)
====================================================================================================================================

MHC Companies
-------------
Abington Community Bancorp,
  Inc.                        ABBC   PA   925.2   0.77   5.94  12.33  12.33   18.90   289.0   42.0   42.0  253.2  253.2  31.23  1.27
AF Financial Group, Inc.      ASFE   NC   248.0   0.43   7.24   5.75   5.13   18.05    19.0   18.8   18.8  133.1  150.0   7.65  1.11
AJS Bancorp, Inc.             AJSB   IL   266.5   0.35   3.22  10.78  10.78   24.60    52.2   57.2   57.2  181.4  181.4  19.56  1.79
Alamogordo Financial Corp.    ALMG   NM   147.8   0.44   2.43  18.91  18.91   30.35    39.8     NA     NA  142.3  142.3  26.90  2.50
Alliance Bancorp, Inc. of
  Pennsylvania                ALLB   PA   378.3   0.40   4.51   9.07   9.07    9.25    66.8   46.3   46.3  194.7  194.7  17.67  1.73
Atlantic Coast Federal
  Corporation                 ACFC   GA   842.8   0.66   5.50  10.81  10.50   18.54   256.1   48.8   47.6  281.2  290.4  30.39  2.59
BCSB Bankcorp, Inc.           BCSB   MD   767.9  (0.94)(21.22)  4.38   4.07   15.05    89.0     NM     NM  264.5  285.9  11.59  0.00
Ben Franklin Financial, Inc.  BFFI   IL      NA     NA     NA     NA     NA   10.85    21.5     NA     NA     NA     NA     NA  0.00
Brooklyn Federal Bancorp,
  Inc.                        BFSB   NY   405.1   1.35   6.51  20.17  20.17   14.00   188.2   35.0   35.0  226.6  226.6  45.70  0.86
BV Financial, Inc.            BVFL   MD   133.5   0.09   0.63  13.86  13.83    8.60    22.6     NM  215.0  122.0  122.4  16.91  2.33
Capitol Federal Financial     CFFN   KS 8,205.8   0.55   5.22  10.57  10.57   36.94 2,738.1   59.6   59.1  309.9  309.9  32.75  5.41
Charter Financial Corporation CHFN   GA 1,114.9   4.86  20.31  24.72  24.35   47.27   914.6   17.3  106.7  337.4  344.3  83.42  4.23
Cheviot Financial Corp.       CHEV   OH   312.3   0.62   2.47  23.23  23.23   13.15   123.8     NM   70.4  170.8  170.8  39.68  2.43
Clifton Savings Bancorp, Inc. CSBK   NJ   816.9   0.35   1.49  23.29  23.29   11.15   325.4     NM  111.5  171.9  171.9  40.03  1.79
Colonial Bankshares, Inc.     COBK   NJ   383.6   0.45   4.49   9.56   9.56   13.95    63.1   37.7   37.8  172.0  172.0  16.44  0.00
Eagle Bancorp                 EBMT   MT   238.1   0.76   7.48  10.03  10.03   33.00    35.8   23.2   23.2  150.2  150.2  15.06  2.67
Equitable Financial Corp.     EQFC   NE   186.0  (0.54) (4.13) 13.16  13.16   10.30    34.0     NM     NM  138.8  138.8  18.26  0.00
Eureka Financial Corporation  EKFC   PA    97.8   1.04   5.00  21.15  21.15   26.50    32.7   34.0   34.0  158.2  158.2  33.47  5.28
FedFirst Financial Corp.      FFCO   PA   283.5   0.15   0.89  16.37  16.05    9.00    61.2     NM  150.0  131.9  135.1  21.60  0.00
First Federal of South
  Carolina, FSB               FSGB   SC   117.3   0.43   4.80   8.66   8.61   35.00    35.5     NM   80.4  349.1  351.1  30.22  0.00
Flatbush Federal Bancorp,
  Inc.                        FLTB   NY   156.0   0.14   1.34  10.37  10.37    7.35    20.4     NM   81.7  125.7  125.7  13.04  0.00
Fox Chase Bancorp, Inc.       FXCB   PA   756.4   0.49   4.59  16.61  16.61   13.50   198.2     NA     NA  157.5  157.5  26.17  0.00
Georgetown Bancorp, Inc.      GTWN   MA   164.4  (0.33) (2.90) 10.92  10.92    8.65    23.4     NM     NM  130.0  130.0  14.20  0.00
Gouverneur Bancorp, Inc.      GOV    NY   132.2   0.96   6.24  15.24  15.24   11.60    26.7   21.9   27.4  132.3  132.3  20.16  2.76
Greene County Bancorp, Inc.   GCBC   NY   312.3   0.84   7.56  11.30  11.30   15.35    63.7   24.8   26.0  179.3  179.3  20.27  3.26
Greenville Federal
  Financial Corporation       GVFF   OH   131.6   0.40   2.48  17.29  17.29   10.00    23.0     NA     NA  101.0  101.0  17.47  2.80
Guaranty Financial Corp.      GFCJ   WI 1,771.0   0.01   0.10  11.29  11.19  139.00   257.9     NM     NM  129.0  130.3  14.56  1.44
Heritage Financial Group      HBOS   GA   413.4   0.63   3.44  15.22  15.01   15.58   169.7     NM   69.7  269.8  274.2  41.06  1.54
Home Federal Bancorp, Inc.    HOME   ID   767.6   0.77   5.35  14.27  14.27   14.69   223.1   36.7   36.7  203.7  203.7  29.08  1.50
Home Federal Bancorp, Inc.
  of Louisiana                HFBL   LA   124.2   0.52   2.05  24.91  24.91   10.30    36.4   57.2   64.0  117.6  117.6  29.30  2.33
Investors Bancorp, Inc.       ISBC   NJ 5,447.0   0.56   3.39  16.55  16.55   14.56 1,677.7   52.0   48.3  178.2  178.2  29.49  0.00
Jacksonville Bancorp, Inc.    JXSB   IL   259.2   0.40   5.17   8.09   7.06   13.50    26.8   30.0   25.7  127.8  148.0  10.34  2.22
Kearny Financial Corp.        KRNY   NJ 2,018.0   0.29   1.17  23.35  20.07   14.46 1,036.1     NM  204.5  219.8  266.8  51.32  1.38
Kentucky First Federal
  Bancorp                     KFFB   KY   265.4   0.41   1.73  23.87  19.25   10.05    84.8     NM   72.3  127.5  167.7  30.45  3.98
K-Fed Bancorp                 KFED   CA   776.7   0.67   5.39  11.88  11.39   19.04   267.1   51.5   51.5  290.0  304.3  34.46  2.10
Lake Shore Bancorp, Inc.      LSBK   NY   354.2   0.52   4.05  15.17  15.17   12.18    80.5     NA     NA  149.9  149.9  22.74  0.99

                                     III-7

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                   Exhibit III
                Financial and Market Data for All Public Thrifts

====================================================================================================================================

                                                               Total  Tang. Closing  Total  Price/ Price/ Price/ Price/ Price/
                                          Total    LTM   LTM Equity/ Equity/  Price Market     LTM   Core   Book  Tang.  Total  Div.
                                         Assets    ROA   ROE  Assets Assets 3/13/07  Value     EPS    EPS  Value   Book Assets Yield
           Company            Ticker Stat($Mil.)    (%)   (%)     (%)    (%)     ($)($Mil.)     (x)    (x)    (%)    (%)    (%)  (%)
====================================================================================================================================
Lincoln Park Bancorp          LPBC   NJ     95.8   0.38  2.72   13.87  13.87    9.00    16.7  45.0   46.1  125.4  125.4  17.39  0.00
Magyar Bancorp, Inc.          MGYR   NJ    449.1   0.03  0.25   10.81  10.81   14.15    83.8    NA     NA  172.6  172.6  18.66  0.00
MainStreet Financial
  Corporation                 MSFN   MI       NA     NA    NA      NA     NA    9.65     7.3    NA     NA     NA     NA     NA  0.00
Mid-Southern Savings
  Bank, FSB                   MSVB   IN    159.5   0.62  5.92   10.57  10.57   19.60    28.8  29.3   29.3  170.7  170.7  18.04  2.68
Minden Bancorp, Inc.          MDNB   LA    116.0   1.16  6.86   17.38  17.38   22.00    29.1  23.2   23.2  144.5  144.5  25.11  1.64
MSB Financial Corp.           MSBF   NJ       NA     NA    NA      NA     NA   11.11    62.5    NA     NA     NA     NA     NA  0.00
Mutual Federal Bancorp, Inc.  MFDB   IL     73.6   0.70  2.12   38.28  38.28   12.50    45.5    NA     NA  161.5  161.5  61.81  0.00
Naugatuck Valley Financial
  Corp.                       NVSL   CT    413.7   0.38  2.79   12.35  12.31   12.28    92.1  61.4   61.4  180.3  181.0  22.26  1.63
North Penn Bancorp, Inc.      NPEN   PA    118.0  (0.06)(0.54)  11.06  11.06   11.05    16.0    NM     NM  122.3  122.3  13.52  1.09
Northeast Community
  Bancorp, Inc.               NECB   NY    290.1     NA    NA   33.27  33.27   11.85   156.7    NA     NA  162.4  162.4  54.02  0.00
Northwest Bancorp, Inc.       NWSB   PA  6,527.8   0.79  8.60    9.26   6.90   25.59 1,280.3  24.8   25.0  211.8  291.6  19.62  3.13
Ocean Shore Holding Company   OSHC   NJ    562.3   0.56  5.08   11.12  11.12   13.28   114.1  35.9   35.9  182.5  182.5  20.30  0.00
Oneida Financial Corp.        ONFC   NY    443.1   0.96  7.67   13.21   9.13   11.80    91.8  21.9   25.1  154.9  234.6  20.45  4.07
Oritani Financial Corp.       ORIT   NJ       NA     NA    NA      NA     NA   15.31   620.9    NA     NA     NA     NA     NA  0.00
Ottawa Savings Bancorp, Inc.  OTTW   IL    193.1   0.87  8.18   10.59  10.59   13.50    30.0  18.2   18.2  146.9  146.9  15.56  1.48
Pathfinder Bancorp, Inc.      PBHC   NY    301.4   0.34  4.85    6.92   5.66   12.89    31.8  31.4     NA  152.4  188.8  10.54  3.18
People's Bank                 PBCT   CT 10,687.0   1.15  9.38   12.53  11.67   41.98 5,969.6  48.3   42.9  446.1  484.2  55.92  2.38
Polonia Bancorp               PBCP   PA       NA     NA    NA      NA     NA   10.04    33.2    NA     NA     NA     NA     NA  0.00
Prudential Bancorp, Inc. of
  Pennsylvania                PBIP   PA    467.0   0.79  4.18   18.73  18.73   13.53   162.6  43.7   44.0  185.9  185.9  34.82  1.18
PSB Holdings, Inc.            PSBH   CT    479.5   0.43  3.83   10.71   9.17   10.61    72.2  37.9   38.5  138.5  164.6  14.84  2.26
Rockville Financial, Inc.     RCKB   CT  1,213.2   0.73  5.25   12.94  12.86   14.58   283.4  41.7     NA  180.5  181.7  23.36  0.00
Roma Financial Corporation    ROMA   NJ    876.1   0.62  2.89   26.78  26.74   14.75   482.8    NA     NA  205.8  206.3  55.11  0.00
Seneca-Cayuga Bancorp, Inc.   SCAY   NY    154.1   0.05  0.68   12.46  12.22    9.16    21.8    NA     NA  113.6  116.1  14.15  0.00
Service Bancorp, Inc.         SERC   MA    411.1   0.39  5.39    7.07   7.07   30.55    50.5  33.6   39.9  172.7  172.7  12.21  0.00
SFSB, Inc.                    SFBI   MD    176.5  (0.01)(0.10)  12.75  12.75    9.40    27.6    NM     NM  122.5  122.5  15.62  0.00
SI Financial Group, Inc.      SIFI   CT    757.0   0.38  3.44   10.88  10.80   12.61   156.6  54.8   51.4  190.1  191.9  20.69  1.27
United Community Bancorp      UCBA   IN    357.6   0.33  2.01   17.83  17.83   11.80    99.9    NA     NA  156.6  156.6  27.93  2.37
United Financial Bancorp, Inc.UBNK   MA  1,008.9   0.51  3.59   13.65     NA   14.06   241.2  46.9   45.5  175.1     NA  23.90  1.71
ViewPoint Financial Group     VPFG   TX  1,576.7   0.65  6.76   13.62  13.62   16.05   413.9    NA     NA  192.7  192.7  26.25  1.25
Wake Forest Bancshares, Inc.  WAKE   NC    106.3   1.65  9.27   18.04  18.04   23.25    27.0  15.8   15.8  140.4  140.4  25.33  3.27
Wauwatosa Holdings, Inc.      WAUW   WI  1,648.5   0.50  3.41   14.64  14.64   17.07   565.3    NM   66.7  234.2  234.2  34.27  0.00
Wawel Savings Bank            WAWL   NJ     98.2   1.28  7.34   15.57  15.57   11.95    25.6  23.0   23.0  167.6  167.6  26.10  0.00
Webster City Federal Bancorp  WCFB   IA     96.8   0.64  2.99   22.04  21.97    8.30    30.7  48.8   48.8  143.9  144.5  31.73  7.23
Westborough Financial
  Services, Inc.              WFSM   MA    300.5  (0.20)(2.09)   9.37   9.37   36.00    57.9    NM     NM  205.6  205.6  19.27  0.67

Average                        NA    NA      921   0.56  3.70   14.79  14.46   18.08   300.8  37.3   56.1  181.4  188.6  26.48  1.50
Median                         NA    NA      354   0.51  3.94   13.16  12.81   13.52    65.3  36.7   45.5  170.7  171.4  22.74  1.33

Note: Includes all public thrifts listed on NYSE, AMEX, and NASDAQ stock exchanges.

Source:  SNL Financial.

                                     III-8

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                      IV-1
                                  Exhibit IV-1
               Pro Forma Assumptions for Full Conversion Valuation


1. The total amount of the net offering proceeds was fully invested at the beginning of the applicable period.

2. The net offering proceeds are invested to yield a return of 5.00%, which represented the yield on one-year U.S. Treasury securities at December 31, 2006. The effective income tax rate was assumed to be 40.0%, resulting in a net after-tax yield of 3.00%.

3. It is assumed that 8.0% of the shares offered for sale and shares held by the foundation at the initial offering price will be acquired by the Company's employee stock ownership plan ("ESOP"). Pro forma adjustments have been made to earnings and equity to reflect the impact of the ESOP. The annual expense is estimated based on a ten-year loan period. No reinvestment is assumed on proceeds used to fund the ESOP.

4. It is assumed that 4.0% of the shares offered for sale and shares held by the foundation at the initial offering price will be acquired by the Company's restricted stock plan ("RSP"). Pro forma adjustments have been made to earnings and equity to reflect the impact of the RSP. The annual expense is estimated based on a five-year vesting period. No reinvestment is assumed on proceeds used to fund the RSP.

5. It is assumed that the stock option plan had been approved by stockholders of Gateway Community Financial Corp. and that Gateway Community Financial Corp. had reserved for future issuance upon the exercise of options to be granted under the plan an amount of stock equal to 10.0% of the of the shares offered for sale and shares held by the foundation. We assumed that options for all shares reserved under the plan were granted to plan participants at the beginning of the period and that 30% of the options granted were non-qualified options for income tax purposes. We assumed that the options would vest at a rate of 20% per year and that compensation expense would be recognized on a straight-line basis over the 5-year vesting period.

6.   Fixed offering expenses are estimated at $534,000.

7. Marketing fees for the stock offering are estimated at 1.11% of the amount of stock sold in the offering, excluding sales to directors, officers, employees, and stock-benefit plans.

8. No effect has been given to withdrawals from deposit accounts for the purpose of purchasing common stock in the offering.

9. No effect has been given in the pro forma equity calculation for the assumed earnings on the net proceeds.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                  Exhibit IV-2
                   Pro Forma Fully Converted Valuation Range
                               Gateway Community
               Historical Financial Data as of December 31, 2006
                 (Dollars in Thousands, Except Per Share Data)

                                                         Minimum       Midpoint         Maximum      Adj. Max.
===============================================================================================================
  Shares offered                                       5,100,000      6,000,000       6,900,000      7,935,000
  Shares sold         100%                             5,100,000      6,000,000       6,900,000      7,935,000
  Offering price                                          $10.00         $10.00          $10.00         $10.00
---------------------------------------------------------------------------------------------------------------
  Gross proceeds                                        $ 51,000       $ 60,000        $ 69,000       $ 79,350
  Less:  estimated expenses                               (1,055)        (1,147)         (1,239)        (1,344)
                                                        --------       --------        --------       --------
      Net offering proceeds                               49,945         58,853          67,761         78,006
  Less:  ESOP purchase                                    (4,080)        (4,800)         (5,520)        (6,348)
  Less:  RSP purchase                                     (2,040)        (2,400)         (2,760)        (3,174)
                                                        --------       --------        --------       --------
      Net investable proceeds                           $ 43,825       $ 51,653        $ 59,481       $ 68,484
===============================================================================================================
  Net Income: (LTM period)
       LTM ended 12/31/06                               $    379       $    379        $    379       $    379
       Pro forma income on net proceeds                    1,315          1,550           1,784          2,055
       Pro forma ESOP adjustment                            (245)          (288)           (331)          (381)
       Pro forma RSP adjustment                             (245)          (288)           (331)          (381)
       Pro forma option adjustment                          (387)          (455)           (524)          (602)
                                                        --------       --------        --------       --------
           Pro forma net income                         $    817       $    898        $    977       $  1,070
                                                        --------       --------        --------       --------
           Pro forma earnings per share                 $   0.17       $   0.16        $   0.15       $   0.15
---------------------------------------------------------------------------------------------------------------
  Core Earnings: (LTM period)
       LTM ended 12/31/06                               $    398       $    398        $    398       $    398
       Pro forma income on net proceeds                    1,315          1,550           1,784          2,055
       Pro forma ESOP adjustment                            (245)          (288)           (331)          (381)
       Pro forma RSP adjustment                             (245)          (288)           (331)          (381)
       Pro forma option adjustment                          (387)          (455)           (524)          (602)
                                                        --------       --------        --------       --------
           Pro forma core earnings                      $    836       $    917        $    996       $  1,089
                                                        --------       --------        --------       --------
           Pro forma core earnings per share            $   0.18       $   0.16        $   0.16       $   0.15
===============================================================================================================
 Total Equity                                           $ 28,903       $ 28,903        $ 28,903       $ 28,903
       Net offering proceeds                              49,945         58,853          67,761         78,006
       Less:  ESOP purchase                               (4,080)        (4,800)         (5,520)        (6,348)
       Less:  RSP purchase                                (2,040)        (2,400)         (2,760)        (3,174)
                                                        --------       --------        --------       --------
           Pro forma total equity                       $ 72,728       $ 80,556        $ 88,384       $ 97,387
                                                        --------       --------        --------       --------
           Pro forma book value                         $  14.26       $  13.43        $  12.81       $  12.27
---------------------------------------------------------------------------------------------------------------
 Tangible Equity                                        $ 28,903       $ 28,903        $ 28,903       $ 28,903
       Net offering proceeds                              49,945         58,853          67,761         78,006
       Less:  ESOP purchase                               (4,080)        (4,800)         (5,520)        (6,348)
       Less:  RSP purchase                                (2,040)        (2,400)         (2,760)        (3,174)
                                                        --------       --------        --------       --------
           Pro forma tangible equity                    $ 72,728       $ 80,556        $ 88,384       $ 97,387
                                                        --------       --------        --------       --------
           Pro forma tangible book value                $  14.26       $  13.43        $  12.81       $  12.27
===============================================================================================================
 Total Assets                                           $351,864       $351,864        $351,864       $351,864
       Net offering proceeds                              49,945         58,853          67,761         78,006
       Less:  ESOP purchase                               (4,080)        (4,800)         (5,520)        (6,348)
       Less:  RSP purchase                                (2,040)        (2,400)         (2,760)        (3,174)
                                                        --------       --------        --------       --------
           Pro forma total assets                       $395,689       $403,517        $411,345       $420,348
===============================================================================================================

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                 Exhibit IV -3

================================================================================================================

  Valuation Parameters                       Symbol                                    Data
  --------------------                       ------                                    ----
  Net income -- LTM                            Y                            $        379,000
  Core earnings -- LTM                         Y                                     398,000
  Net worth                                    B                                  28,903,000
  Tangible net worth                           B                                  28,903,000
  Total assets                                 A                                 351,864,000
  Expenses in conversion                       X                                   1,238,728
  Other proceeds not reinvested                O                                   8,280,000
  ESOP purchase                                E                                   5,520,000
  ESOP expense (pre-tax)                       F                                     551,667
  RSP purchase                                 M                                   2,760,000
  RSP expense (pre-tax)                        N                                     551,667
  Stock option expense (pre-tax)               Q                                     594,924
  Option expense tax-deductible                D                                       30.00%
  Re-investment rate (after-tax)               R                                        3.00%
  Tax rate                                     T                                       40.00%
  Shares for EPS                               S                                       92.80%

  Pro Forma Valuation Ratios at Maximum Value
  -------------------------------------------
  Price / EPS -- LTM                         P/E                                       66.67x
  Price / Core EPS -- LTM                    P/E                                       62.50x
  Price / Book Value                         P/B                                       78.06%
  Price / Tangible Book                      P/TB                                      78.06%
  Price / Assets                             P/A                                       16.77%

  Pro Forma Calculation at Maximum Value                                                          Based on
  --------------------------------------                                                          --------

           V    =     (P/E / S)*((Y-R*(O+X)-(F+N)*(1-T)-(Q-Q*D*T)))      =  $69,000,000      [LTM earnings]
                      ---------------------------------------------
                                    1 - (P/E / S) * R

           V    =          (P/E / S)*((Y-R*(O+X)-(F+N)*(1-T)))           =  $69,000,000      [Core earings]
                           -----------------------------------
                                    1 - (P/E / S) * R

           V    =                 P/B * (B - X - E - M)                  =  $69,000,000      [Book value]
                                  ---------------------
                                         1 - P/B

           V    =                 P/TB * (B - X - E - M)                 =  $69,000,000      [Tangible book]
                                  ----------------------
                                         1 - P/TB

           V    =                 P/A * (B - X - E - M)                  =  $69,000,000      [Total assets]
                                  ---------------------
                                         1 - P/A

  Pro Forma Valuation Range
  -------------------------
  Minimum =            $60,000,000      x    0.85   =    $51,000,000
  Midpoint =           $60,000,000      x    1.00   =    $60,000,000
  Maximum =            $60,000,000      x    1.15   =    $69,000,000
  Adj. Max.            $69,000,000      x    1.15   =    $79,350,000

================================================================================================================

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                  Exhibit IV-4
                    Comparative Valuation Ratio Differential
                      Pro Forma Fully Converted Valuation
              Computed from Market Price Data as of March 13, 2007

                                                             Comparative                All Public
                                                                Group                     Thrifts
     Valuation                             Gateway       -----------------------    -----------------------
       Ratio                 Symbol       Community       Average      Median        Average      Median
       -----                 ------       ---------       -------      ------        -------      ------
                                         -----------     -----------------------    -----------------------
Price / LTM EPS                P/E                           34.1         28.2          21.0         16.4
                                         -----------     -----------------------    -----------------------
Minimum                        (X)          58.8             72.7%       108.7%        179.9%       258.7%
Midpoint                                    62.5             83.5%       121.7%        197.4%       281.1%
Maximum                                     66.7             95.7%       136.5%        217.2%       306.5%
Adj. Maximum                                66.7             95.7%       136.5%        217.2%       306.5%
                                         -----------

                                                         -----------------------    -----------------------
Price / Core EPS               P/E                           36.2         29.2          23.3         17.1
                                         -----------     -----------------------    -----------------------
Minimum                        (X)          55.6             53.5%        90.0%        138.6%       224.9%
Midpoint                                    62.5             72.7%       113.7%        168.4%       265.5%
Maximum                                     62.5             72.7%       113.7%        168.4%       265.5%
Adj. Maximum                                62.5             72.7%       113.7%        168.4%       265.5%
                                         -----------

                                                         -----------------------    -----------------------
Price / Book Value             P/B                           91.4         95.4         125.2        120.3
                                         -----------     -----------------------    -----------------------
Minimum                        (%)          70.1            -23.2%       -26.5%        -44.0%       -41.7%
Midpoint                                    74.5            -18.5%       -21.9%        -40.5%       -38.1%
Maximum                                     78.1            -14.5%       -18.1%        -37.7%       -35.1%
Adj. Maximum                                81.5            -10.8%       -14.5%        -34.9%       -32.3%
                                         -----------

                                                         -----------------------    -----------------------
Price / Tangible Book         P/TB                           93.4         95.4         141.8        130.5
                                         -----------     -----------------------    -----------------------
Minimum                        (%)          70.1            -24.9%       -26.5%        -50.5%       -46.3%
Midpoint                                    74.5            -20.2%       -21.9%        -47.5%       -42.9%
Maximum                                     78.1            -16.4%       -18.1%        -44.9%       -40.2%
Adj. Maximum                                81.5            -12.7%       -14.5%        -42.5%       -37.5%
                                         -----------

                                                         -----------------------    -----------------------
Price / Total Assets           P/A                          16.47        17.50         12.91        11.58
                                         -----------     -----------------------    -----------------------
Minimum                        (%)         12.89            -21.7%       -26.4%         -0.1%        11.3%
Midpoint                                   14.87             -9.7%       -15.0%         15.2%        28.4%
Maximum                                    16.77              1.8%        -4.2%         30.0%        44.9%
Adj. Maximum                               18.88             14.6%         7.9%         46.3%        63.0%
                                         -----------

===========================================================================================================

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                   Exhibit V-1
                  Pro Forma Assumptions for MHC Stock Offering

1. The aggregate common stock sold in the stock offering will amount to 45% of total shares outstanding. Gateway Community Financial, MHC, will own the remaining 55% of common stock.

2. The total amount of the net offering proceeds was fully invested at the beginning of the applicable period.

3. The net offering proceeds are invested to yield a return of 5.00%, which represented the yield on one-year U.S. Treasury securities at December 31, 2005. The effective income tax rate was assumed to be 40.0%, resulting in a net after-tax yield of 3.00%.

4. It is assumed that 8.0% of the shares offered for sale and shares held by the foundation at the initial offering price will be acquired by the Company's employee stock ownership plan ("ESOP"). Pro forma adjustments have been made to earnings and equity to reflect the impact of the ESOP. The annual expense is estimated based on a ten-year loan period. No reinvestment is assumed on proceeds used to fund the ESOP.

5. It is assumed that 1.96% of total shares outstanding (or 4.36% of the shares offered for sale) will be acquired by the Company's restricted stock plan ("RSP"). Pro forma adjustments have been made to earnings and equity to reflect the impact of the RSP. The annual expense is estimated based on a five-year vesting period. No reinvestment is assumed on proceeds used to fund the RSP.

6. It is assumed that an additional 4.90% of the total shares outstanding will be reserved for issuance by the Company's stock option plan. The pro forma net income has been adjusted to reflect the expense associated with the granting of options at an assumed options value of $4.31 per share. It is further assumed that options for all shares reserved under the plan were granted to plan participants at the beginning of the period, 30% of the options granted were non-qualified options for income tax purposes, the options would vest at a rate of 20% per year, and compensation expense will be recognized on a straight-line basis over the five-year vesting period.

7.   Fixed offering expenses are estimated at $534,000.

8. Marketing fees for the stock offering are estimated at 1.11% of the amount of stock sold in the offering, excluding sales to directors, officers, employees, and stock-benefit plans.

9. No effect has been given to withdrawals from deposit accounts for the purpose of purchasing common stock in the offering.

10. No effect has been given in the pro forma equity calculation for the assumed earnings on the net proceeds.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                  Exhibit V-2
                       Pro Forma MHC Stock Offering Range
                               Gateway Community
               Historical Financial Data as of December 31, 2006
                 (Dollars in Thousands, Except Per Share Data)

                                                         Minimum       Midpoint         Maximum      Adj. Max.
===============================================================================================================
  Shares offered                                       5,100,000      6,000,000       6,900,000      7,935,000
  Shares sold         45%                              2,295,000      2,700,000       3,105,000      3,570,750
  Offering price                                          $10.00         $10.00          $10.00         $10.00
---------------------------------------------------------------------------------------------------------------
  Gross proceeds                                         $22,950        $27,000         $31,050        $35,708
  Less:  estimated expenses                                 (768)          (810)           (851)          (899)
                                                         -------        -------         -------        -------
      Net offering proceeds                               22,182         26,190          30,199         34,809
  Less:  ESOP purchase                                    (1,836)        (2,160)         (2,484)        (2,857)
  Less:  RSP purchase                                     (1,000)        (1,176)         (1,352)        (1,555)
                                                         -------        -------         -------        -------
      Net investable proceeds                            $19,346        $22,854         $26,363        $30,397
===============================================================================================================
  Net Income: (LTM period)
       LTM ended 12/31/05                                   $379           $379            $379           $379
       Pro forma income on net proceeds                      580            686             791            912
       Pro forma ESOP adjustment                            (110)          (130)           (149)          (171)
       Pro forma RSP adjustment                             (120)          (141)           (162)          (187)
       Pro forma option adjustment                          (190)          (223)           (257)          (295)
                                                            ----           ----            ----           ----
           Pro forma net income                             $539           $571            $602           $638
                                                            ----           ----            ----           ----
           Pro forma earnings per share                    $0.11          $0.10           $0.09          $0.08
---------------------------------------------------------------------------------------------------------------
  Core Earnings: (LTM period)
       LTM ended 12/31/05                                   $398           $398            $398           $398
       Pro forma income on net proceeds                      580            686             791            912
       Pro forma ESOP adjustment                            (110)          (130)           (149)          (171)
       Pro forma RSP adjustment                             (120)          (141)           (162)          (187)
       Pro forma option adjustment                          (190)          (223)           (257)          (295)
                                                            ----           ----            ----           ----
           Pro forma core earnings                          $558           $590            $621           $657
                                                            ----           ----            ----           ----
           Pro forma core earnings per share               $0.11          $0.10           $0.09          $0.09
===============================================================================================================
 Total Equity                                            $28,903        $28,903         $28,903        $28,903
       Net offering proceeds                              22,182         26,190          30,199         34,809
       Less:  ESOP purchase                               (1,836)        (2,160)         (2,484)        (2,857)
       Less:  RSP purchase                                (1,000)        (1,176)         (1,352)        (1,555)
                                                         -------        -------         -------        -------
           Pro forma total equity                        $48,249        $51,757         $55,266        $59,300
                                                         -------        -------         -------        -------
           Pro forma book value                            $9.46          $8.63           $8.01          $7.47
---------------------------------------------------------------------------------------------------------------
 Tangible Equity                                         $28,903        $28,903         $28,903        $28,903
       Net offering proceeds                              22,182         26,190          30,199         34,809
       Less:  ESOP purchase                               (1,836)        (2,160)         (2,484)        (2,857)
       Less:  RSP purchase                                (1,000)        (1,176)         (1,352)        (1,555)
                                                         -------        -------         -------        -------
           Pro forma tangible equity                     $48,249        $51,757         $55,266        $59,300
                                                         -------        -------         -------        -------
           Pro forma tangible book value                   $9.46          $8.63           $8.01          $7.47
===============================================================================================================
 Total Assets                                           $351,864       $351,864        $351,864       $351,864
       Net offering proceeds                              22,182         26,190          30,199         34,809
       Less:  ESOP purchase                               (1,836)        (2,160)         (2,484)        (2,857)
       Less:  RSP purchase                                (1,000)        (1,176)         (1,352)        (1,555)
                                                         -------        -------         -------        -------
           Pro forma total assets                       $371,210       $374,718        $378,227       $382,261
===============================================================================================================

                                      V-2